Exhibit 99.1

2016 ANNUAL REPORT

Stock Code : 1928

Sands China Ltd.

From Luxury Duty Free Shopping, Exciting Entertainment and Fabulous Dining to World-Class Hotel Suites and MICE,

Come and Discover Everything at Sands China.

SANDS CHINA LTD.

CONTENTS

1. OVERVIEW 4

1.1 Financial Highlights 4 1.2 Highlights of 2016 5 1.3 Directors and Senior Management 12

2. BUSINESS REVIEW 19

2.1 Chairman’s Statement 19 2.2 Business Overview and Outlook 21 2.3 Our Properties 27 2.4 Management Discussion and Analysis 34 2.5 Priority Risk Factors 46 2.6 Stakeholder Information 54 2.6.1 Our Shareholders 54 2.6.2 Our Lenders 55 2.6.3 Our Customers 56 2.6.4 Our Commitment to Sustainability 56

3. CORPORATE GOVERNANCE

60 REPORT

3.1 Chairman’s Introduction 60 3.2 Good Governance 61 3.3 The Board 63 3.4 Key Roles 67 3.5 Activity 69 3.6 The Committees 71 3.7 Risk Management and Internal Control 75 3.8 Shareholders 81 3.9 Compliance Disclosures and Other Matters 83 3.10 Directors’ Report 85

4. FINANCIAL STATEMENTS 105

4.1 Independent Auditor’s Report 105 4.2 Financial Statements 110 4.3 Notes to the Consolidated Financial Statements 116 4.4 Financial Summary 194

5. CORPORATE INFORMATION 195

6. CONTACT US 196

7. GLOSSARY 197

In case of any inconsistency between the English version and the Chinese version of this Annual Report, the English version shall prevail.

our

Luxurious Hotel Rooms and Suites await you.

INTRODUCTION

Sands China operates the largest collection of integrated resorts in Macao. As at December 31, 2016, we had 12,751 hotel rooms and suites, 140 restaurants, 1.9 million square feet of retail, 1.7 million square feet of meeting space, 3 permanent theaters, a 15,000-seat arena and some of the world’s largest casinos.

SANDS CHINA LTD.

1.1 FINANCIAL HIGHLIGHTS

Net revenues were US$6.65 billion (HK$51.60 billion) for the year ended December 31, 2016, a decrease of 2.4%, compared to US$6.82 billion (HK$52.86 billion) for the year ended December 31, 2015.

Operating expenses were US$5.30 billion (HK$41.11 billion) for the year ended December 31, 2016, remaining relatively constant as compared to the year ended December 31, 2015.

Adjusted EBITDA for the year ended December 31, 2016 increased 0.9% to US$2.24 billion (HK$17.40 billion), compared to US$2.22 billion (HK$17.23 billion) for the year ended December 31, 2015.

Profit for the year ended December 31, 2016 was US$1.22 billion (HK$9.49 billion), a decrease of 16.1%, compared to US$1.46 billion (HK$11.31 billion) for the year ended December 31, 2015.

Note: The translation of US$ amounts into HK$ amounts or vice versa has been made at the exchange rate on December 31, 2016 of US$1.00 to HK$7.7555 (2015: US$1.00 to HK$7.7508) for the purposes of illustration only.

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2016

Business

We successfully opened The Parisian Macao on September 13, 2016, truly a landmark that has quickly established itself as another must-see destination for visitors to Macao.

Our combined Sands China web traffic increased 49.5% in 2016 compared to 2015.

For The Parisian Macao opening, all online channels (social media, display, paid search, etc.) delivered 2.34 billion impressions in 2016 and social media alone contributed 1.60 billion.

On Qunar, China’s leading online travel platform, The Venetian Macao is the number one most booked hotel across the entire Qunar platform. In December 2016, The Parisian Macao’s booking volume exceeded The Venetian Macao.

Sands China won recognition awards from four highly acclaimed online platforms in China for outstanding achievements in brand awareness and influence:

Weibo Award: Weibo is one of China’s most influential social platforms. We received “2016 Influential Marketing Campaign Award”

International Advertising Award (China): We received the “Integrated Marketing Award” for social media success leading up to The Parisian Macao grand opening

Qunar Award: We received “The Most Anticipated New Hotel Award”

Toutiao Award: Toutiao is one of China’s largest news and information mobile platforms. We received their “People’s Choice Award”

We participated in 15 trade shows in Ningxia, New Delhi, Mumbai, Sydney, Melbourne, Shanghai, Korea, Frankfurt, Taipei, Jiangmen, Kunming, Xiamen, Beijing and Las Vegas; organized 17 roadshows in Beijing, Shanghai, Osaka, Tokyo, Seoul, Hangzhou, Xiamen, Taipei, Guangzhou, Mumbai, New Delhi, Tianjin, Shenyang, Nanjing, Ningbo, Wuhan and Chengdu; and also launched four VIP dinners in Hong Kong, Singapore, Melbourne and Sydney to educate the travel trade and meetings sectors about the Grand Opening of The Parisian Macao and Sands Resorts Cotai Strip Macao. These events introduced the brand positioning of our new hotel — The Parisian Macao, The Venetian Macao, our other hotels and Sands Resorts Cotai Strip Macao as a destination. These events also reinforced our integrated product offerings, highlighting the accommodations, retail, dining, entertainment and MICE offerings at our resorts. In 2017, our promotions will continue to emphasize luxury retail shopping, live entertainment and the extensive meeting space available at Sands Resorts Cotai Strip Macao. Wholesale room night production from provinces with targeted tier 2 cities in China increased 14% year-on-year while targeted Southeast Asian countries increased by 19% over 2015.

Destination events continued to drive increased visitation with more than 800,000 visitors experiencing the diversified events across our integrated resorts. These events included the 20th China Music Awards, The Venetian Macao Open 2016, The 10th Asian Film Awards, The 3rd Asia Rainbow TV Awards, Seasons of Prosperity 2016, The Parisian Macao Grand Opening and Eiffel Tower Grand Illumination Show, The Venetian Macao’s 3D Light and Sound Spectacular, and the Wonderful Winter Festival 2016.

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2016

• Sands China continued to leverage the DreamWorks Experience, including Po’s Kung Fu Feast Character Breakfast with the DreamWorks All-Stars, All Stars Daily Parade, Kung Fu Panda Academy 2 and DreamWorks Experience Winter Celebrations. We also hosted the ?lm premiere of Kung Fu Panda 3.

• Sands Resorts Cotai Strip Macao hosted 467 travel industry and meeting planner familiarization events in order to showcase our integrated resorts under a common destination umbrella. Such familiarization events were held with buyers from Asia, emphasizing China, Taiwan, Hong Kong, Japan, Korea and Thailand, highlighting the increased demand for Macao as an ideal meetings and leisure tourism destination. These efforts resulted in a 26% growth in group room nights in 2016 compared to the prior year.

• Cooperative marketing agreements with over 50 travel agents across seven Asian countries generated promotional packages in excess of 285,898 room nights.

• Sales managed 2,076 group enquiries in 2016 converting 35%, or 720 bookings resulting in a 4% conversion increase compared to 2015.

• Sands China hosted 950 events including exhibitions, trade shows, conferences and social and government events, as well as incentive groups, attracting 950,000 visitors.

• The Company hosted 60 live international entertainment events attracting more than 228,000 visitors. Major entertainment events held during the year included concerts by top stars such as Big Bang, Kelly Chen, Jolin Tsai, Rain, Hacken Lee, Joey Yung, Alan Tam and Twins, as well as the largest and most-watched New Year’s Eve television broadcast in China — the Jiangsu Satellite New Year’s Eve Countdown Concert. The theaters hosted a variety of shows such as Blue Man Group, Thriller Live, Shrek the Musical and Swan Lake by the St Petersburg Ballet.

• CotaiJet ferry services carried 7.8 million passengers in 2016 (an average of 21,000 per day), providing an average of 47 daily round trip sailings in 2016.

Attendance

Sands China’s properties are among the most visited destinations in Macao, attracting families, business visitors and entertainment seekers from around the world. In 2016, all ?ve of our properties, The Venetian Macao, Sands Cotai Central, The Parisian Macao (which opened in September 2016), The Plaza Macao and Sands Macao, attracted a combined total of 73.7 million (2015: 68.1 million) visitors or approximately 201,300 (2015: 186,500) visitors per day.

Entertainment

Entertainment is at the heart of our business. Since opening in 2007, our 15,000-seat Cotai Arena has established itself as one of the top live-entertainment venues in Southern China, hosting some of the biggest names in the industry. The theaters at The Venetian Macao, Sands Cotai Central and The Parisian Macao offer a variety of ticketed events — everything from Broadway-style musicals to magic shows to classical ballet. The live entertainment program at our properties is a key traffic driver and has established the Company as the leader in the ?eld of tourism and leisure activities.

Cotai Arena, The Venetian Theatre, The Parisian Theatre, Sands Theatre and The Venetian Macao and Sands Cotai Central ballrooms and Cotai Expo hosted a total of 60 different live entertainment events over 144 event days in 2016. Taken together, these events attracted more than 228,000 visitors.

The diversity of entertainment offered by the Company sets it apart from other gaming destinations. Our entertainment offerings include lounge acts, dancers, singers, gondoliers and street performers, all of whom contribute to the overall customer experience at our properties.

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2016

Meetings, Incentives, Conventions and Exhibitions

As at December 31, 2016, Sands China’s properties boasted approximately 1.7 million square feet of MICE space specifically designed to meet the needs of meeting planners and corporate events and trade show organizers from around the world. The CotaiExpo at The Venetian Macao is one of the largest exhibition centers in Asia and has hosted some of the region’s biggest exhibitions. In 2012, we opened Sands Cotai Central, adding to our meeting and convention offering. Our experience and expertise in this industry continues to drive business and leisure tourism to Macao.

With the opening of The Parisian Macao in 2016, our meeting and convention capabilities continued to expand and we are proud to provide the same guaranteed expertise and service in our new facility that has made us the region’s MICE leader. With hotel brands Conrad, Holiday Inn, Sheraton and St. Regis, MICE organizers now have an expanded selection of accommodation choices to satisfy a wider demographic of event attendees. With the implementation of our “Green Meetings” initiative through the global ECO360° program, we will be pursuing our goal of having one of the most sustainable and environmentally-friendly conference centers in Asia.

Sands China attracted 950,000 visitors to Macao for MICE events throughout the year, with 719,000 visitors attending our 34 exhibitions and trade shows and 231,000 conference and corporate visitors attending 916 meeting, incentive and social events.

Highlights and New Shows during the year include:

The CotaiExpo has both ISO 9001 Quality Management System certiflcation and ISO 20121 Event Sustainability System certiflcation.

The 2016 Guangdong & Macao Branded Products Fair attracted 83,000 visitors.

The National Science and Technology Innovative Achievement Exhibition attracted 17,000 visitors.

Groups that came back to CotaiExpo in 2016 include:

China Macau International Automobile Expo 2016, which attracted 100,000 visitors.

2016 (Autumn) Hong Kong Trendy Buying Expo, which attracted more than 95,000 visitors.

21st Macao International Trade & Investment Fair (MIF), which attracted 56,000 visitors.

Global Gaming Expo Asia (G2E Asia) 2016, which attracted 11,000 visitors.

The Macao International Environmental Co-operation Forum & Exhibition (MIECF), organized annually by the Macao Government, the Macao Trade and Investment Promotion Institute (IPIM) and the Environment Council, which once again attracted approximately 12,000 delegates from around the world to The Venetian Macao.

Play Hub Expo 3, which attracted 60,000 visitors.

Other notable events held throughout 2016 include:

Macau Joy 2016, which attracted 40,000 visitors.

The May and August sections of Asia Food Expo, which attracted more than 36,000 visitors.

20th PSSM International Exhibition of Photography Macao: 15,000 visitors.

MGS Entertainment Show 2016: 15,000 visitors.

ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.2 HIGHLIGHTS OF 2016

## Awards

Sands China's properties, and in particular The Venetian Macao, continue to set the standard in customer service, MICE, business and leisure travel. Since the opening of The Venetian Macao in 2007, we have received numerous prestigious awards for being Asia's leading integrated resort for business and leisure tourism as well as for our commitment to environmental practices. Awards given to our properties and operations in 2016 include:

### Sands China Ltd.

- Asian Gaming Awards 2016
  Best Casino Operator
- Newsweek Green Rankings 2016
  World's Top Green Companies — No. 62 out of 500 globally and No. 2 in worldwide hospitality industry
- Human Resources magazine's HR Innovation
  Excellence In Employee Development
  Excellence In Employee Engagement
  Excellence In Team Training

### Sands Resort Cotai Strip Macao

- TTG China Travel Awards
  Best Resort in China (Non-Beach) 2016
- Red Carol Awards 2016
  Most Popular Resorts
- Meetings & Conventions magazine USA
  2016 Gold Key Award — Best Gaming International Category

### The Venetian Macao

- Forbes Travel Guide
  Four-Star Rating
- Jet Master Magazine
  Best City Landmark Hotel
- World Travel Awards
  Macau's Leading Casino Resort 2016
  Macau's Leading Hotel Suite 2016 — Royale Suite
  World's Leading Hotel Dining & Entertainment Experience 2016
- Travel + Leisure 2016 China Travel Award
  China's Top 100 Hotels
- Smilin by Ctrip
  Smilin Excellence — Golden Peacock
  Smilin Excellence — Canton
- 2016 Target Magazine 'Taste Awards'
  Recommended Ethnic Restaurant — Golden Peacock
- TripAdvisor Travelers' Choice Awards 2016
  Certificate of Excellence
- Talk Magazine (Shanghai) Hotel Awards
  Talk's Top Leisure Hotel 2015–2016
- DestinAsian Magazine Readers Choice Awards
  Best Hotel In Macao
- Smart Travel Asia
  Top 25 Conference Hotels
- Wine Spectator Restaurant Award 2016
  Best of Award of Excellence — 2 Glasses — Portofino
  Best of Award of Excellence — 2 Glasses — North
  Best of Award of Excellence — 2 Glasses — Canton
- Michelin Guide
  One-Star Rating 2016 — Golden Peacock
- Macao Government Tourist Office Star Merchant Awards
  First Class Restaurant — Imperial House
  First Class Restaurant — Portofino
  First Class Restaurant — Red Dragon
  First Class Restaurant — Golden Peacock
  Deluxe Restaurant — North

8

ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.2 HIGHLIGHTS OF 2016

- Hong Kong Tatler
  Best Restaurant 2016 — Golden Peacock
  Best Restaurant 2016 — North
  Best Restaurant 2016 — Portofino
  Best Restaurant 2016 — Canton

- Haute Grandeur
  Destination Hotel

- 2016 China's Wine List
  Two Wine Glasses — Portofino
  Two Wine Glasses — North
  One Wine Glass — Canton

## Sands Cotai Central

- Macao Government Tourist Office Star Merchant Awards
  First Class Restaurant — North
  First Class Restaurant — Rice Empire
  First Class Restaurant — Yum Cha

## Conrad Macao, Cotai Central

- Forbes Travel Guide
  Five-Star Rating — Conrad Macao
  Four-Star Rating — Bodhi Spa

- Business Traveller Asia Pacific 2016 Award
  Best Business Hotel in Macau

- TripAdvisor Travelers' Choice Awards 2016
  Top 25 Hotels for Service in China
  Top 25 Luxury Hotels in China
  Certificate of Excellence
  Certificate of Excellence — Dynasty 8
  Certificate of Excellence — Grand Orbit

- Golden Pillow Award
  China's Top 10 Most Popular Resort Hotels

- World Spa Awards 2016
  Macau's Best Resort Spa — Bodhi Spa

- 2016 World Luxury Restaurant Award
  Winner in the Category of Chinese Cuisine — Dynasty 8

- 2016 China's Wine List Award
  Two Wine Glasses — Dynasty 8

- DestinAsian Magazine Readers Choice Awards
  Top Five Best Hotels in Macau

- Talk Magazine (Shanghai) Hotel Awards
  Talk's Top Luxury Hotel 2015–2016

- Luxury Travel Guide (UK)
  Luxury Hotel of the Year — Asia Region — Macao

- Travel + Leisure 2016 China Travel Award
  China's Top 100 Hotels

- SCMP
  The 100 Top Tables 2016 — Dynasty 8

- 2016 Target Magazine 'Taste Awards'
  Recommended Chinese Restaurant — Dynasty 8

- Wine Spectator Restaurant Award 2016
  Best Award of Excellence — 2 Glasses — Dynasty 8

- Macao Government Tourist Office Star Merchant Awards
  First Class Restaurant — Dynasty 8
  First Class Restaurant — Grand Orbit

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ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.2 HIGHLIGHTS OF 2016

### Holiday Inn Macao, Cotai Central

- Forbes Travel Guide
  Four-Star Rating
- TripAdvisor Traveler's Choice Awards 2016
  Certificate of Excellence

### Sheraton Grand Macao Hotel, Cotai Central

- DestinAsian Magazine Readers Choice Awards
  Top Five Best Hotels in Macau
- 27th Annual TTG Travel Awards
  Best City Hotel — Macau
- Haute Grandeur
  MICE Hotel
- Smilin by Ctrip
  Smilin Excellence — Bene
- Travel Weekly China
  Best Leisure Hotel of the Year in Hong Kong and Macao
- Voyage Best Hotel & Resort Value Awards
  Best Family Hotel
- Hurun Hot Hotel Awards 2016
  Best Executive Lounge in Macao
- 2016 China's Wine List Award
  Two Wine Glasses — Bene

### St. Regis Macao, Cotai Central

- TTG China Travel Awards 2016
  Best New Hotel in Macau
- Travel + Leisure 2016 China Travel Award
  Best Newly Opened Hotel
- Business Awards of Macau
  Most Valuable Brand (Excellence Award)
- World Spa Awards 2016
  Macau's Best Hotel Spa — Iridium Spa
- Haute Grandeur
  Best Suite Hotel
- Luxury Travel Guide (UK)
  Luxury Hotel and Spa of the Year
- DestinAsian
  The Luxe List 2016
- Hurun Hot Hotel Awards 2016
  Best Executive Suite in Macao
  Best New Arrival Hotel In Macao
- World Traveller Awards 2016
  Best Luxury Hotel

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ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.2 HIGHLIGHTS OF 2016

## The Parisian Macao

- MIPIM Asia Awards 2016
  Best Hotel and Tourism Development — Bronze Distinction
  Shoppes at Parisian — Best Retail Development — Silver Distinction
- China Property Awards 2016
  Best Hotel Development
- National Geographic Traveler — Gold List Award of China Tourism
  Best Resort Hotel
- DestinAsian
  The Luxe List 2016
- Voyage Best Hotel & Resort Value Awards
  Best Newly Opened Hotel
- Canton Business Magazine Awards
  Theme Integrated Resort Award

## The Plaza Macao

- Forbes Travel Guide
  Five-Star Rating — Four Seasons Macao
  Four-Star Rating — The Spa at Four Seasons
- Condé Nast Traveler China
  2016 Gold List the World's Best Hotels — Four Seasons Macao
- Wine Spectator Restaurant Award 2016
  Best of Award of Excellence — 2 Glasses — Zi Yat Heen
- DestinAsian Magazine Readers Choice Awards
  Top Five Best Hotels in Macau
- Travel + Leisure 2016 China Travel Award
  China's Top 100 Hotels — Four Seasons Macao
- Smilin by Ctrip
  Smilin One-Star — Zi Yat Heen
- Michelin Guide
  Two-Star Rating 2016 — Zi Yat Heen

## Sands Macao

- Environmental Protection Bureau of the Macao SAR
  Macao Green Hotel Award — Gold
- Macao Government Tourist Office Star Merchant Awards
  First Class Restaurant — Moonlight Food Market
  Deluxe Restaurant — 888 Gourmet Place
  Deluxe Restaurant — Golden Court
  Deluxe Restaurant — Copa Steakhouse
- 2016 China's Wine List Award
  Two Wine Glasses — Copa Steakhouse
  Two Wine Glasses — Golden Court
- Wine Spectator Restaurant Award 2016
  Best of Award of Excellence — 2 Glasses — Golden Court
  Award of Excellence — 1 Glass — Copa Steakhouse

## CotaiTravel

- Macao Government Tourism Office Accreditation Scheme
  Service Star Award — Inbound Service

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ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.3 DIRECTORS AND SENIOR MANAGEMENT

## DIRECTORS

As at the Latest Practicable Date, our Board of Directors consists of eight Directors, four of whom are Independent Non-Executive Directors. The following table sets forth certain information concerning our Directors:

| Name | Age | Title |
|---|---|---|
| Sheldon Gary Adelson | 83 | Chairman of the Board, Chief Executive Officer and Executive Director |
| Wong Ying Wai | 64 | President and Chief Operating Officer and Executive Director |
| Robert Glen Goldstein | 61 | Non-Executive Director |
| Charles Daniel Forman | 70 | Non-Executive Director |
| Chiang Yun | 49 | Independent Non-Executive Director |
| Victor Patrick Hoog Antink | 63 | Independent Non-Executive Director |
| Steven Zygmunt Strasser | 68 | Independent Non-Executive Director |
| Kenneth Patrick Chung | 59 | Independent Non-Executive Director |

*Chairman and Executive Director*

### Sheldon Gary Adelson

aged 83, is the Chairman of our Board, Chief Executive Officer, an Executive Director and the Chairman of the Nomination Committee. He is also the chief executive officer of one of our U.S. subsidiaries. Mr. Adelson served as a Non-Executive Director from August 2009 until March 2015. Mr. Adelson has been the Chairman of the board, Chief Executive Officer and a director of LVS since August 2004. Mr. Adelson has been the Chairman of the board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor) since April 1988, when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson also created and developed the Sands Expo and Convention Center, the first privately owned convention center in the United States, which was transferred to LVS in July 2004. Mr. Adelson's business career spans more than seven decades and has included creating and developing to maturity more than 50 different companies. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. He created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world's largest computer show in the 1990s. He has been the President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and a manager of LVS' affiliate Interface-Group Massachusetts, LLC and was President of its predecessors since 1990. Mr. Adelson has earned multiple honorary degrees and has been a guest lecturer at various colleges and universities, including the University of New Haven, Harvard Business School, Columbia Business School, Tel Aviv University and Babson College. Among his numerous awards for his business and philanthropic work are the Armed Forces Foundation's Patriot Award, the Hotel Investment Conference's Innovation Award, the Woodrow Wilson Award for Corporate Citizenship and induction into the American Gaming Association's Hall of Fame. Mr. Adelson was re-designated as an Executive Director with effect from March 6, 2015.

12

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Executive Director

Wong Ying Wai

aged 64, is our President and Chief Operating Officer, an Executive Director, a member of the Remuneration Committee and the Capex Committee (since January 22, 2016). He is also a director of various subsidiaries of the Company. Dr. Wong joined the Administrative Officer grade of the Hong Kong Government in 1975 and served in a number of key positions including Deputy Secretary for the Civil Service and Deputy Director — General of Industry. Dr. Wong joined the private sector in 1992 and has held top management positions in a number of Hong Kong listed companies in the property development and construction business sectors including Hsin Chong Construction Group Limited (now known as “Hsin Chong Group Holdings Limited”), K. Wah International Holdings Limited, Henderson China Holdings Limited and the Shui On Group.

Dr. Wong started his political career at the national level when he was appointed as a member of The Basic Law Consultative Committee (1985–1990) by the Central People’s Government of the People’s Republic of China. He was subsequently appointed by The National People’s Congress of the People’s Republic of China (the “NPC”) as a member of the Preliminary Working Committee for the HKSAR Preparatory Committee in 1993 and a member of the HKSAR Preparatory Committee in 1995, both bodies were responsible for the transitional policies and arrangements relating to the establishment of the HKSAR

Government in 1997. Dr. Wong was a Deputy to the NPC during the period from 1997 to 2013.

Dr. Wong’s public service continues through his participation in a number of councils and committees in Hong Kong and Macao. He is currently the Chairman of Hong Kong Arts Development Council, the Standing Commission on Civil Service Salaries and Conditions of Service and the Hong Kong Baptist University Foundation, the Chairman and director of The Hong Kong International Film Festival Society Limited, Asian Film Awards Academy Limited and the Hong Kong Institute for Public Administration, a director of Pacific Basin Economic Council Limited and a member of the Committee of Cultural Industries of the Government of the Macao Special Administrative Region. He was appointed as the Vice Chairman of Hong Kong Film Development Council in April 2013. He was the Chairman of Paciflc Basin Economic Council Limited until November 27, 2016.

He was the Chairman of the Court and Council of the Hong Kong Baptist University during the period from 2007 to 2012.

For his long and distinguished public and community service, Dr. Wong was awarded the Silver Bauhinia Star and the Gold Bauhinia Star by the Government of the HKSAR in 2007 and 2015 respectively. Dr. Wong was conferred the degree of Doctor of Humanities honoris causa from Hong Kong Baptist University in November 2013, recognizing his outstanding professional achievements as well as his remarkable contributions to society. He was educated at Harvard University (MPA), University of Oxford, The University of Hong Kong (BSocSc) and The Chinese University of Hong Kong.

Dr. Wong is currently an Independent Non-Executive Director of Xinyi Glass Holdings Limited, a company listed on the Stock Exchange (Stock code: 868). Dr. Wong was the Executive Director, Executive Chairman and Chief Executive Offlcer of Hsin Chong Group Holdings Limited, a company listed on the Stock Exchange (Stock code: 404), until November 1, 2015 and serves as the senior adviser to the board of Hsin Chong Group Holdings Limited subsequent to his resignation from other positions mentioned above. He was also a Non-Executive Director and Chairman of Synergis Holdings Limited, a company listed on the Stock Exchange (Stock code: 2340), until December 11, 2015. Dr. Wong was appointed as an Executive Director on January 22, 2016.

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Non-Executive Directors

Robert Glen Goldstein

aged 61, is a Non-Executive Director and the chairman of the Capex Committee since March 11, 2016. He is also a director of one of our Macao subsidiaries and the senior vice president of one of our U.S. subsidiaries. Mr. Goldstein has been the President and Chief Operating offlcer and a director of LVS and Las Vegas Sands, LLC since January 2015 and was appointed as secretary of LVS since August 21, 2016. Mr. Goldstein served as a Non-Executive Director since May 2014 until he was subsequently redesignated as an Executive Director in March 2015, and he was further re-designated as a Non-Executive Director in November 2015. Mr. Goldstein was our Interim President from March 2015 to November 2015 and has been a member of the Capex Committee since March 2015. Prior to 2015, he was LVS’ Executive Vice President since July 2009 and President of Global Gaming Operations since January 2011. He has held other senior executive positions at LVS and its subsidiaries since 1995. From 1992 until joining LVS in 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City, as well as an Executive Vice President of the parent Pratt Hotel Corporation. Mr. Goldstein holds a Bachelor of Arts, History and Political Science, Magna Cum Laude, from the University of Pittsburgh and a Juris Doctorate from the Temple University School of Law. In 1980, he became a member of the Pennsylvania Bar Association. Mr. Goldstein has also been a director of Remark Media, Inc., a company listed on The National Association of Securities Dealers Automated Quotations (NASDAQ), since May 2013. Mr. Goldstein was re-designated as a Non-Executive Director on November 1, 2015.

Charles Daniel Forman

aged 70, is a Non-Executive Director. Mr. Forman is currently a director of LVS and Las Vegas Sands, LLC since August 2004 and March 2004 respectively. Mr. Forman served as Chairman and Chief Executive Offlcer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Offlcer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Offlcer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute. Mr. Forman holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctorate from the Boston University School of Law. Mr. Forman was appointed as a Non-Executive Director on May 30, 2014.

ANNUAL REPORT 2016

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Independent Non-Executive Directors

Chiang Yun

aged 49, is an Independent Non-Executive Director, a member of the Audit Committee and a member of the Nomination Committee (since December 30, 2016). With over 20 years of private equity investment experience, Ms. Chiang is one of the founding managing partners of Paciflc Alliance Equity Partners, the private equity division of Paciflc Alliance Group. Ms. Chiang had been a Non-Executive Director of Goodbaby International Holdings Limited, listed on the Stock Exchange, since July 2000 until she was re-designated as an Independent Non-Executive Director in May 2014. Ms. Chiang is currently an Independent Non-Executive Director of Paciflc Century Premium Developments Limited, listed on the Stock Exchange, and an Independent Non-Executive Director and a member of the Audit Committee and the Health, Safety and Security Committee of Merlin Entertainments Plc., listed on the Main Market of the London Stock Exchange. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and her Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University. Ms. Chiang was appointed as an Independent Non-Executive Director on October 14, 2009.

Victor Patrick Hoog Antink

aged 63, is an Independent Non-Executive Director, the Chairman of the Audit Committee, a member of the Remuneration Committee and the Capex Committee and a member of the Nomination Committee (since December 30, 2016). Mr. Hoog Antink is a member of the Bond University Council and the Chairman of the Bond Business School Board of Advisors in Australia. He is also the former Chairman of South Bank Corporation, and was a Director of Property Industry Foundation until June 30, 2016. Mr. Hoog Antink retired as a Chief Executive Offlcer of DEXUS Property Group in March 2012, a company listed on the Australian Stock Exchange (ASX: DXS). Prior to joining DEXUS Property Group in 2003, Mr. Hoog Antink was the Director of Funds Management of Westfleld Holdings Limited in Sydney. Mr. Hoog Antink has also held positions with Greenprint Foundation as a Director, Property Council of Australia as National President, Shopping Centre Council of Australia as Director, McIntosh Securities Limited, Sydney as a Director in Corporate and Property, Allco Finance Group Limited, Sydney as a Director in Property Finance, Chase Corporation Limited, Sydney as a Property Director, and Hill Samuel Limited (now Macquarie Bank), Sydney as an Associate Director. Mr. Hoog Antink holds a Bachelor of Commerce from the University of Queensland and a Master of Business Administration from Harvard Business School. He is a Fellow of the Australian Institute of Company Directors, a Fellow of the Institute of Chartered Accountants, Australia, a Fellow of the Australian Property Institute and a Fellow of the Royal Institute of Chartered Surveyors. In 2016, Mr. Hoog Antink was awarded National Life Membership of the Property Council of Australia. Mr. Hoog Antink possesses the accounting and related flnancial management expertise required under Rule 3.10(2) of the Listing Rules. Mr. Hoog Antink was appointed as an Independent Non-Executive Director on December 7, 2012.

ANNUAL REPORT 2016

SANDS CHINA LTD.

# 1.3 DIRECTORS AND SENIOR MANAGEMENT

## Steven Zygmunt Strasser

aged 68, is an Independent Non-Executive Director, a member of the Audit Committee and the Chairman of the Remuneration Committee (since April 15, 2016). Mr. Strasser has spent 28 years heading energy companies in the United States of America and in Asia. Mr. Strasser was, until June 2012, (i) the chairman, director and chief executive officer of Power Efficiency Corporation, a start up clean-tech company in the United States and (ii) the chairman, director and chief executive officer of Power Efficiency Asia Ltd. In 2001, Mr. Strasser also founded and became the chief executive officer of Summit Energy Ventures LLC, a "clean-tech" venture capital fund. Mr. Strasser holds a Bachelor of Arts in Political Science and Economics and a Bachelor of Civil Law from McGill University and a Juris Doctor degree from the University of Washington. He also pursued post-graduate studies in international law at the University of Aix-en-Provence. Mr. Strasser was appointed as an Independent Non-Executive Director on May 31, 2013.

## Kenneth Patrick Chung

aged 59, is an Independent Non-Executive Director (since July 15, 2016) and a member of the Audit Committee (since October 14, 2016). Mr. Chung joined Deloitte Haskins and Sells London Office in 1980. Mr. Chung became a partner of PricewaterhouseCoopers in 1992, and was a financial service specialist of PricewaterhouseCoopers (Hong Kong and China) since 1996. He was the human resources partner of PricewaterhouseCoopers (Hong Kong), the responsible partner of the audit department of PricewaterhouseCoopers (Hong Kong and China), and the global lead partner of the audit engagement team for Bank of China Limited. Mr. Chung retired from PricewaterhouseCoopers in 2009. Mr. Chung was the honorary treasurer of Community Chest of Hong Kong and was a member of the Ethics Committee, Limitation of Professional Liability Committee, Communications Committee, and the Investigation Panel of the Hong Kong Society of Accountants (now known as "Hong Kong Institute of Certified Public Accountants"). Mr. Chung has also served as the audit partner for the restructurings and initial public offerings of Bank of China Limited, Bank of China (Hong Kong) Limited and Bank of Communications Co., Ltd, and the Chairman of the Audit Committee of the Harvest Real Estate Investments (Cayman) Limited. Currently, Mr. Chung serves as the Vice Chairman of International Social Service Hong Kong Branch and a trustee of Fu Tak Iam foundation. Mr. Chung is currently an Independent Non-Executive Director of Industrial and Commercial Bank of China Limited, a company listed on the Stock Exchange. Mr. Chung received his bachelor degree in economics from the University of Durham. He is a member of the Institute of Chartered Accountants in England and Wales, a member of the Hong Kong Institute of Certified Public Accountants and a member of the Macau Society of Certified Practicing Accountants. Mr. Chung possesses the accounting and related financial management expertise required under Rule 3.10(2) of the Listing Rules. Mr. Chung was appointed as an Independent Non-Executive Director on July 15, 2016.

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1.3 DIRECTORS AND

SENIOR MANAGEMENT

SENIOR MANAGEMENT

As at the Latest Practicable date, details of our senior management are as follows:

Sheldon Gary Adelson

aged 83, is the Chairman of our Board, Chief Executive Offlcer, Executive Director and the Chairman of the Nomination Committee.

Wong Ying Wai

aged 64, is our President and Chief Operating Offlcer, Executive Director and a member of the Remuneration Committee and the Capex Committee.

Chum Kwan Lock, Grant

aged 41, is our Chief of Staff and is also a director of a number of our subsidiaries. Mr. Chum joined LVS and our Group as Senior Vice President, Global Gaming Strategy in July 2013. Prior to joining the Group, Mr. Chum spent 14 years at UBS Investment Bank (“UBS”) in a variety of roles, including serving as Head of Hong Kong Equity Research from 2010 to 2013, and Head of China Equity Research from 2007 to 2010. Mr. Chum was also responsible for Asia gaming equity research from 2006 to 2013 for UBS and was named Asia’s stock-picker of the year by the Financial Times in 2011. Mr. Chum graduated in Philosophy, Politics, and Economics with First Class Honors from Oxford University.

ANNUAL REPORT 2016

Something Sumptuous To Suit Every Taste.

SANDS CHINA LTD.

2.1 CHAIRMAN’S STATEMENT

Dear Shareholders,

On behalf of the Board of Directors of Sands China Ltd., I am pleased to report that we continued to successfully execute our strategic objectives this year. Market conditions in Macao improved meaningfully during the year, and we again delivered a strong set of financial results. We also successfully opened The Parisian Macao, our latest integrated resort on Cotai and another “must-see” destination on Cotai. The Parisian Macao meaningfully enhances our critical mass on Cotai, further extends our industry-leading contributions to Macao’s diversification and supports the realization of Macao’s long-term development objectives as the leading business and leisure tourism destination in Asia.

We once again generated industry-leading adjusted EBITDA and proflt, while also returning excess capital to Shareholders. The strong balance sheet and cash flow generation of the Company allowed the Board of Directors to declare dividends per share of HK$1.99 in 2016 for a total of over HK$16.0 billion in cash returned to Shareholders for the year.

The Company generated market-leading adjusted EBITDA of US$2.24 billion with a margin of 33.7%. Net revenues were US$6.65 billion. We were encouraged that our mass gaming revenue saw positive year-on-year growth during the year, and that this growth accelerated through the year to reach 16% growth in the fourth quarter.

Our mass gaming revenue strength was supported by our ability to drive increased patronage with hotel accommodation, retail shopping experiences and entertainment events. Overall, our gross non-gaming revenue increased in 2016 compared to 2015 with our high-margin retail mall revenue increasing by 6%. In the hotel segment, our occupied suite nights increased 12% benefiting from the addition of 3,000 new suites at The Parisian Macao. We remain far-and-away the industry-leader in Macao’s MICE business, hosting nearly 700 MICE events on Cotai, which attracted over 900,000 event attendees to Macao in 2016.

My original vision for Cotai in Macao was further realized with the opening of The Parisian Macao on September 13, 2016. Sands China has now invested approximately US$13.0 billion to deliver on our promise to help Macao in its economic diversification and its continued evolution into the world’s leading business and leisure tourism destination. Our investment includes nearly 13,000 hotel rooms, 2.0 million square feet (approximately 186,000 square meters) of retail-mall offerings and 2.0 million square feet (approximately 186,000 square meters) of MICE capacity. Our scale, the diversity of cash ?ows and our critical mass of hotel, retail and MICE space allowed us to continue to outperform our competitors during the year and position us well for future growth.

ANNUAL REPORT 2016

SANDS CHINA LTD.

2.1 CHAIRMAN’S STATEMENT

Our investments in the marketing of Macao and Cotai as a business and leisure tourism destination continue to pay dividends as our Parisian Macao social media program has now exceeded two billion impressions. Based on our customer surveys at the various points of entry into Macao since The Parisian Macao’s opening, the most visited casino resort in Macao remains The Venetian Macao, but in second place is The Parisian Macao. Overall, we welcomed nearly 74 million visits to our property portfolio in 2016, an increase of 8% compared to the prior year. We are incredibly proud to help drive increased visitation to Macao and Cotai from across the region and to contribute to Macao’s diversification.

All this allows us to look ahead to the future with confldence. We have a strong organic growth outlook that will continue to beneflt from our industry-leading investments, our unmatched scale, the secular growth in Chinese middle-class wealth creation and increasing demand for travel.

We regard it as a privilege to contribute to Macao’s success in realizing its important objectives of diversifying its economy, supporting the growth of local businesses, providing meaningful career development opportunities for its citizens, including through our Sands China Academy, and reaching its full potential as Asia’s leading business and leisure tourism destination. We could not have achieved our many successes this year without the hard work and dedication of Sands China’s nearly 29,000 team members. I thank them for their efforts and I look forward to their continued contributions in the years ahead.

Our Sands China business strategy remains straightforward: continue the execution of our Cotai Strip development strategy by leveraging our convention-based integrated resort business model and world-class amenities to contribute to Macao’s diversification. This strategy drives Sands China’s market-leading revenue and cash flow generation and allows the Company to return excess capital to Shareholders.

We look forward to sharing the Company’s continued success with you and other stakeholders at the upcoming Sands China Annual General Meeting.

I thank you again for the confldence that you have placed in us.

Sheldon G. Adelson

Chairman of the Board and Chief Executive offlcer

March 17, 2017

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SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

We are the leading developer, owner and operator of integrated resorts and casinos in Macao as measured by adjusted EBITDA. We are the largest operator of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe that our integrated resorts are unique to Macao and differentiate us from our competitors. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao Government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.

We own The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. We also own CotaiExpo, one of the largest convention and exhibition halls in Asia; Macao’s largest entertainment venue, the Cotai Arena; and one of the two major high speed ferry companies operating between Hong Kong and Macao. Our luxury and mid-market retail malls feature over 800 shops with well-known retail brands such as Cartier, Chanel, Dior, Dolce and Gabbana, Giorgio Armani, Gucci, Hermčs, Louis Vuitton, Rolex, Chow Tai Fook, Lukfook Jewellery, Omega, Tiffany & Co., Marks and Spencer, Isabel Marant, Carven, Maje, Sandro, Antonia, Uniqlo, H&M, Valentino, Versace, Victoria’s Secret and Zara. As at December 31, 2016, our properties featured 12,751 suites and hotel rooms, 19 Paiza Mansions, 1,635 table games, 4,493 slot machines, 140 different restaurants and food outlets, as well as other integrated resort amenities.

In May 2004, we opened the Sands Macao to target the mass market segment. The Sands Macao was the ?rst Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, entertainment and dining facilities, and hotel rooms and suites. In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, and in August 2008, we opened The Plaza Macao, a boutique luxury integrated resort featuring a Four Seasons Hotel, the Shoppes at Four Seasons and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao. These mansions are individually designed and are made available by invitation only. In April 2012, we opened the Conrad and Holiday Inn tower at Sands Cotai Central, featuring more than 600 rooms and suites under the Conrad hotel brand and more than 1,200 rooms and suites under the Holiday Inn hotel brand. In September 2012, we opened the ?rst Sheraton tower at Sands Cotai Central, featuring approximately 1,800 rooms and suites. In January 2013, we opened the second Sheraton tower, featuring approximately 2,100 additional rooms and suites. In December 2015, we opened the St. Regis tower, featuring 400 rooms and suites. We have completed the structural work on the remainder of the St. Regis tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, with the intention of monetization of the units within the St. Regis tower, subject to Macao Government approval. All hotel towers at Sands Cotai Central also feature signiflcant gaming, meeting, convention and retail space as well as several distinctive dining offerings. On September 13, 2016, we opened The Parisian Macao, an iconic, “must-see” integrated resort connected to The Venetian Macao via The Plaza Macao, which includes a 253,000-square-foot casino, a hotel with approximately 3,000 rooms and suites, retail, entertainment, dining and meeting facilities.

In December 2012, we opened a fully enclosed climate-controlled footbridge between Sands Cotai Central and The Plaza Macao, with moving walkways to enhance the inter-connectivity and accessibility between our Cotai Strip properties. The completion of the footbridge between The Plaza Macao and The Parisian Macao in November 2016 has further increased the synergies in traf?c and patronage between our properties.

In addition, we will be completing the development of some open areas surrounding our Cotai Strip properties.

Our business strategy continues to be to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our interconnected integrated resorts, which leverage a wide

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2.2 BUSINESS OVERVIEW AND OUTLOOK

range of branded hotel and resort offerings, are designed to attract different segments of the market all year round. With the completion of The Parisian Macao, our Cotai Strip development contains over 12,000 hotel rooms, nearly 1.7 million square feet of MICE space, approximately 1.9 million square feet of retail malls, theaters and other amenities. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

## KEY STRENGTHS

We believe that we have a number of key strengths that differentiate our business from that of our competitors, including:

- Diversified, high quality integrated resort offerings with substantial non-gaming amenities;
- Substantial cash flow from existing operations;
- Established brands with broad regional and international market awareness and appeal;
- An experienced management team with a proven track record;
- Significant benefits from our on-going relationship with LVS; and
- A focus on high-margin mass market gaming.

## BUSINESS STRATEGIES

Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

- **Developing and diversifying our integrated resort offerings on Cotai to include a full complement of products and services to cater to different market segments.** Our development on Cotai includes four integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. In addition to The Venetian Macao and The Parisian Macao hotel rooms, we have Four Seasons, Conrad, Holiday Inn, Sheraton and St. Regis branded hotel rooms. We are able to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a wide range of customers in different market segments to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will continue to increase the appeal of our properties to both the business and leisure customer segments.

- **Leveraging our scale of operations to create and maintain an absolute cost advantage.** Management expects to benefit from lower unit costs due to the economies of scale inherent in our operations. Opportunities for lower unit costs include, but are not limited to, lower utility costs; more efficient staffing of hotel and gaming operations; and centralized laundry, transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain back office functions and, where appropriate, to relocate these functions to Zhuhai, China. The labor rates in Zhuhai are approximately one third of those in Macao.

- **Focusing on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players.** Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe that the mass market

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2.2 BUSINESS OVERVIEW AND OUTLOOK

segment will continue to be a long-term growing segment as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates that our mass market table revenues typically generate a gross margin that is approximately four times higher than that of our typical VIP table revenues. Additionally, because mass market players do not receive extensive complimentary services, including provision of hotel rooms, meals or other products or services, they contribute signiflcantly to our non-gaming revenues.

• Monetizing our non-core assets to reduce net investment through the sale of retail malls or the sale or cooperativization of luxury apart-hotels. Our integrated resorts include retail facilities and apart-hotels. These assets may be sold to increase our flnancial flexibility and improve our returns on invested capital. The sale of these assets would not diminish the ability of the retail facilities and apart-hotels to attract trafflc to our properties.

INDUSTRY

According to Macao Government statistics that are issued publicly on a monthly basis by DICJ, annual gaming revenues were US$28.1 billion in 2016, a 3.4% decrease compared to 2015. Despite a year-over-year decline in annual gaming revenue, the Macao gaming market showed signs of stabilization, as gross gaming revenues experienced year-over-year growth beginning in August 2016, for the first time since May 2014, or for 26 consecutive months. This positive trend continued throughout the remainder of 2016. Macao continues to be the largest gaming market in the world and the only market in China to offer legalized casino gaming.

We expect that Macao will return to meaningful long-term growth and the 31.0 million visitors that Macao welcomed in 2016 will continue to increase over time. We believe this growth will be driven by a variety of factors, including the on-going movement of Chinese citizens to urban centers in China, continued growth of the Chinese outbound tourism market, the increased utilization of existing transportation infrastructure, the introduction of new transportation infrastructure and the continued increase in hotel room inventory in Macao and neighboring Hengqin Island. Based on announced plans in Macao, over US$15 billion of capital is expected to be invested by concessionaires and subconcessionaires in new resort development projects on Cotai with announced opening dates between 2017 and 2018. In total, these new projects will add approximately 10,000 incremental hotel rooms, along with incremental gaming capacity as well as other non-gaming offerings. These new resorts should help increase the critical mass on Cotai and further drive Macao’s transformation into a leading business and leisure tourism hub in Asia.

We believe the development of additional integrated resort products in Macao will also drive increased demand for gaming products. Table games are the dominant form of gaming in Asia with Baccarat being the most popular game. Historically, VIP baccarat has generated the majority of gaming revenue in Macao. In 2016, however, the mass gaming and slot segments represented a record 46.7% of the market revenue due to the increasing diversity of mass gaming and slot products on Cotai. We expect this trend to continue and thereby intend to introduce more modern and popular products catering to this growing customer segment. Furthermore, continued improvement of our high-quality gaming product offerings has enabled us to capture a meaningful share of the overall Macao gaming market across all player segments.

Proximity to Major Asian Cities

More than 1.0 billion people are estimated to live within a three-hour ?ight from Macao and more than 3.0 billion people are estimated to live within a flve-hour flight from Macao.

Visitors from Hong Kong, Southeast China, Taiwan and other locations in Asia can reach Macao in a relatively short time, using a variety of transportation methods, and visitors from more distant locations in Asia can take advantage of short travel times by air to Zhuhai, Shenzhen, Guangzhou or Hong Kong (followed by a road, ferry or helicopter trip to Macao). In addition, numerous air carriers ?y directly into Macau International Airport from many major cities in Asia.

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2.2 BUSINESS OVERVIEW AND OUTLOOK

Macao draws a signiflcant number of customers who are visitors or residents of Hong Kong. One of the major methods of transportation to Macao from Hong Kong is the jetfoil ferry service, including our ferry service, CotaiJet. Macao is also accessible from Hong Kong by helicopter. In addition, the bridge linking Hong Kong, Macao and Zhuhai, which is currently being constructed, is expected to reduce the travel time between Hong Kong and Macao.

Competition in Macao

Gaming in Macao is administered by the government through concessions awarded to three different concessionaires and three subconcessionaires, of which we are one. No additional concessions have been granted by the Macao Government since 2002; however, if the Macao Government were to allow additional gaming operators in Macao through the grant of additional concessions or subconcessions, we would face additional competition.

SJM holds one of the three concessions (which expires in March 2020) and currently operates 17 facilities throughout Macao. Historically, SJM was the only gaming operator in Macao. Many of its gaming facilities are relatively small locations that are offered as amenities in hotels; however, some are large operations, including the Hotel Lisboa and The Grand Lisboa. SJM is currently developing the Grand Lisboa Palace, a 2,000-room resort on Cotai, which is scheduled to open in 2018.

Wynn Resorts Macau, a subsidiary of Wynn Resorts Limited, holds a concession (which expires in June 2022) and owns and operates the Wynn Macau and Encore at Wynn Macau, which opened in September 2006 and April 2010, respectively. In May 2012, the Macao Government granted a land concession to Wynn Resorts Macau, allowing the casino operator to construct a full scale integrated resort on Cotai. Wynn Palace, the 1,700-room integrated resort located behind the City of Dreams, opened in August 2016.

In 2006, an affiliate of Publishing and Broadcasting Limited (“PBL”) purchased Wynn Resorts Macau’s subconcession right under its gaming concession (which subconcession expires in June 2022), which permitted the PBL afflliate to receive a gaming subconcession from the Macao Government. In May 2007, the PBL afflliate, Melco Crown, opened the Crown Macao, later renamed Altira. In June 2009, Melco Crown opened the City of Dreams, an integrated casino resort located adjacent to our Sands Cotai Central, which includes Crown Towers, Hard Rock and Grand Hyatt hotels. In October 2015, Melco Crown and its joint venture partners opened its second casino resort on Cotai, Studio City; which includes 1,600 hotel rooms, restaurants, retail, convention and exhibition facilities and other resort attractions. Melco Crown is currently constructing its flfth tower at City of Dreams, the 780-room Morpheus Tower, which is expected to open in 2018.

Galaxy holds the third concession (which expires in June 2022) and has the ability to operate casino properties independent of our subconcession agreement with Galaxy and the Macao Government. Galaxy currently operates six casinos in Macao, including StarWorld Hotel, which opened in October 2006; Galaxy Macau, which is located near The Venetian Macao and opened in May 2011; and Broadway Macau, which opened in May 2015. Additionally, in May 2015, Galaxy opened the second phase of its Galaxy Macau property on Cotai. The expansion includes the JW Marriott and Ritz Carlton, comprised of approximately 1,250 hotel rooms, as well as additional restaurants, retail and convention and exhibition facilities. In February 2017, Galaxy announced it continues to move forward with plans for phases 3 and 4 of its Galaxy Macau property and could potentially commence construction on the new phases in late flrst quarter or early second quarter of 2017. Project details have not yet been disclosed.

MGM Grand Paradise, a joint venture between MGM Resorts International and Pansy Ho Chiu-King, obtained a subconcession from SJM in April 2005 (which subconcession expires in March 2020), allowing the joint venture to conduct gaming operations in Macao. The MGM Grand Macau opened in December 2007 and is located on the Macao Peninsula adjacent to the Wynn Macau. In October 2012, MGM Grand Paradise received a land concession from the Macao Government to develop a casino resort on Cotai. MGM Cotai will be located behind Sands Cotai Central and currently is expected to open in the second half of 2017. The casino resort is expected to include approximately 1,500 hotel rooms and other non-gaming amenities.

Our operations also face competition from other gaming and resort destinations, both in Asia and globally.

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2.2 BUSINESS OVERVIEW AND OUTLOOK

OTHER OPERATIONS

As part of our goal of driving visitation to Cotai and improving the customer experience in Macao, we have made targeted investments to help develop Macao’s transportation infrastructure. Our transportation operations consist of our high-speed CotaiJet ferry service between Hong Kong and Macao, CotaiLimo service, CotaiShuttle bus service, an airplane service for VIP and premium players, and travel agencies.

CotaiJet Ferry Service

In November 2007, we launched our high-speed CotaiJet ferry service between the Hong Kong Macau Ferry Terminal and the TTFT near our Cotai Strip development. With our 14 ferries, we have the ability to run ferries on 15-minute intervals as needed to meet demand. We transferred approximately 21,000 passengers per day for the year ended December 31, 2016, which was in line with our passenger volumes in 2015. We provided an average of approximately 47 daily round trip sailings between Macao and Hong Kong. Our CotaiJet ferry service offered the following routes during 2016:

From Hong Kong To Macao

Hong Kong Macau Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport Taipa Temporary Ferry Terminal Hong Kong Macau Ferry Terminal Macau Maritime Ferry Terminal Hong Kong China Ferry Terminal Macau Maritime Ferry Terminal

From Macao To Hong Kong

Taipa Temporary Ferry Terminal Hong Kong Macau Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal

Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport

The CotaiJet service is fully managed and operated on our behalf by Chu Kong High-Speed Ferry Co., Ltd. of Hong Kong, using catamarans owned by our wholly owned indirect subsidiaries. Each custom-built catamaran has the capacity to carry more than 400 passengers and operate at top speeds of approximately 42 knots.

We operate our passenger ferry service pursuant to a 10-year license granted to us by the Macao Government on January 14, 2010.

CotaiLimo

Our CotaiLimo service fleet consists of over 90 limousines. It operates 24 hours per day and includes flve signature vehicles (flve Rolls-Royce Phantom EWB), which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch offlce for all pre-booked services, while additional vehicles are stationed at various locations to provide “on demand” services.

CotaiShuttle Bus Service

We operate a fleet of 162 (78 owned, 84 rented) complimentary shuttle buses that transport passengers between our properties and from the Macau Maritime Ferry Terminal, the TTFT and the Macau International Airport to our properties every flve to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches available

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2.2 BUSINESS OVERVIEW AND OUTLOOK

on request to serve increased demand. The CotaiShuttle also runs to and from two border checkpoints with mainland China, the Gongbei Border Gate and the Lotus Flower Bridge, transporting visitors directly to and between our properties every flve to eight minutes during peak periods. The services between the TTFT and our properties provide a connecting service for all CotaiJet ferry arrivals and help direct visitors to our properties. Based on our operational data, 14.6 million passengers arrived at The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao on our complimentary shuttle bus service in 2016, which is a decline of 9.9% compared to 2015. In addition, a complimentary shuttle bus service operates between our Cotai properties, Wynn Palace, Studio City, City of Dreams, Galaxy Macau and Broadway Macau to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although exact operating hours are dependent on the speciflc route. Most routes operate for a minimum of 16 hours every day.

Airplane

Through a Shared Services Agreement with LVS, we have access to a fleet of 18 corporate conflgured airplanes, three of which are currently stationed permanently in Asia. All airplanes are owned by LVS or by various entities controlled by our Controlling Shareholder and are operated by Sands Aviation, LLC, an afflliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties in Macao.

CotaiTicketing

CotaiTicketing was established in 2007 to provide ticketing services for events at all our properties. CotaiTicketing currently sells tickets for events at Cotai Arena, The Venetian Theatre, The Parisian Theatre, Sands Theatre, The Venetian Macao and Sands Cotai Central ballrooms, and CotaiJet ferry tickets. CotaiTicketing operates nine box offlce locations across all properties and a call center based in Macao with three language options and direct phone numbers for Asian and North American countries. We also sell tickets online 24 hours per day at our website www.CotaiTicketing.com. This site is available in two languages — English and Simplified Chinese.

Travel Agencies

We have our own travel agencies, CotaiTravel in Macao and Sands Resorts Travel Limited in Hong Kong. We have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies assist with reservations and booking for travel to Macao and for various shows and other activities and entertainment amenities at our properties.

LEGAL PROCEEDINGS

The Company is involved in other litigation in addition to those described below, arising in the normal course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material effect on the Company’s financial condition, results of operations and cash flows.

On January 19, 2012, Asian American Entertainment Corporation, Limited (“AAEC”) filed a claim with the Macao Judicial Court (Tribunal Judicial de Base) against VML, LVS (Nevada) International Holdings, Inc., Las Vegas Sands, LLC and Venetian Casino Resort, LLC (collectively, the “Defendants”). The claim is for 3.0 billion patacas (approximately US$376 million) as compensation for damages resulting from the alleged breach of agreements entered into between AAEC and the Defendants for their joint presentation of a bid in response to the public tender held by the Macao Government for the award of gaming concessions at the end of 2001. On April 24, 2014, the Macao Judicial Court issued a decision holding that AAEC’s claim against VML is unfounded and that VML be removed as a party to the proceedings, and that the claim should proceed exclusively against the three U.S. Defendants. On May 8, 2014, AAEC lodged an appeal against that decision. This action is in a preliminary stage and management has determined that based on proceedings to date, it is currently unable to determine the probability of the outcome of this matter or the range of reasonably possible loss, if any. The Company intends to defend this matter vigorously.

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# 2.3 OUR PROPERTIES

Our operations consist of The Venetian Macao, Sands Cotai Central, The Parisian Macao and The Plaza Macao on Cotai and the Sands Macao on the Macao Peninsula, along with other services that support these properties, including our high-speed CotaiJet ferries operating between Hong Kong and Macao.


Hong Kong
Macao Peninsula
A Sands Macao
Cotai
B The Venetian Macao
C The Plaza Macao
D The Parisian Macao
E Sands Cotai Central
Tropical Garden
Macao Light Rapid Transit (under construction)
CHINA (Zhuhai)
Inner Harbor
Immigration
HK-Zhuhai-Macao Bridge
MACAO PENINSULA
St. Paul's ruins
Macau Maritime Ferry Terminal
Outer Harbor
A-Ma Temple
Macau Tower
Macao-Taipa Bridge
Friendship Bridge
Sai Van Bridge
Taipa Temporary Ferry Terminal (and the site of the future permanent Taipa Ferry Terminal)
TAIPA
Macau International Airport
Macao Jockey Club
COTAI
Lotus Flower Bridge
Immigration
CHINA
(Hengqin Island)
COLOANE
Hac Sa Bay

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2.3 OUR PROPERTIES

The following table sets forth data on our existing operations as at December 31, 2016:

| | The Venetian Macao | Sands Cotai Central | The Parisian Macao | The Plaza Macao | Sands Macao | Total |
|---|---|---|---|---|---|---|
| Opening date | August 2007 | April 2012[(i)] | September 2016 | August 2008 | May 2004 | - |
| Hotel rooms | 2,841 | 6,246 | 2,743 | 360 | 238 | 12,428 |
| Paiza suites | 64 | - | 208 | - | 51 | 323 |
| Paiza mansions | - | - | - | 19 | - | 19 |
| MICE (square feet) | 1,200,000 | 369,000 | 63,000 | 28,000 | - | 1,660,000 |
| Theater (seats) | 1,800 | 1,701 | 1,200 | - | 650 | - |
| Arena (seats) | 15,000 | - | - | - | - | - |
| Total retail (square feet) | 918,000 | 407,000 | 300,000 | 259,000 | 16,000 | 1,900,000 |
| Number of shops | 347 | 137 | 162 | 146 | 13 | 805 |
| Number of restaurants and food outlets | 53 | 51 | 18 | 8 | 10 | 140 |
| Total gaming facility (square feet) | 374,000 | 367,000 | 253,000 | 105,000 | 213,000 | 1,312,000 |
| Gaming Units: | | | | | | |
| Tables[(ii)] | 540 | 410 | 382 | 93 | 210 | 1,635 |
| Slots | 1,265 | 1,184 | 1,296 | 114 | 634 | 4,493 |

*Notes:*

(i) Sands Cotai Central consists of the Conrad and Holiday Inn tower, the first Sheraton tower, the second Sheraton tower and the St. Regis tower, which opened in April 2012, September 2012, January 2013 and December 2015, respectively.

(ii) Permanent table count as at December 31, 2016.

## The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, located approximately three kilometers from the TTFT on Macao's Taipa Island. As at December 31, 2016, The Venetian Macao included approximately 374,000 square feet of casino and gaming areas spread across exclusive VIP rooms and an expansive mass market gaming floor.

As at December 31, 2016, The Venetian Macao featured 540 table games and 1,265 slot machines or similar electronic gaming devices. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to that of The Venetian Las Vegas, features replicas of many famous sites in Venice, Italy, including St. Mark's Square, the Campanile Tower and Doge's Palace. During the year ended December 31, 2016, The Venetian Macao had approximately 32.0 million visitors, which increased 2% compared to 2015.

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2.3 OUR PROPERTIES

In addition to gaming facilities, The Venetian Macao features a 39-floor flve-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe that these designs are responsive to the needs of regional leisure and business travelers as well as players, and help attract more multi-night leisure or business visitors to Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include a private massage room, gym, pool and media/karaoke room.

The Venetian Macao also provides a broad selection of entertainment options and amenities that cater to mass market customers, including families, and also targets VIP and premium players with special products and services, such as the Paiza Club. The Venetian Macao has approximately 918,000 square feet of retail and dining areas at the Shoppes at Venetian, consisting of more than 340 stores and over 50 world-class restaurants, including a food court. Visitors and guests can access the Shoppes at Venetian from several different locations, including the main road through Cotai, the Shoppes at Four Seasons, The Venetian Macao hotel and The Venetian Macao gaming floor. Offerings include a wide variety of shops, ranging from well-known international brands such as Calvin Klein, Coach, Diesel, Emporio Armani and Fossil, to mid-level retail offerings such as Massimo Dutti, Nike, Rimowa, Uniqlo, H&M, Versace Jeans and Zara. The mall has an extensive selection of high-end jewelry and watch retailers such as Chopard, Chow Tai Fook, Franck Muller, Glashutte, Blancpain, Longines, Lukfook Jewellery, Montblanc, Omega, Rolex, Piaget and Tiffany & Co.

The restaurants and stores are set along streetscapes reminiscent of historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to the Grand Canal Shoppes in Las Vegas.

In addition, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet. These MICE facilities provide a flexible and expansive space that can be conflgured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays, thereby drawing trafflc during the portion of the week when hotels and casinos in Macao normally experience lower demand relative to weekends and holidays, when occupancy and room rates are typically at their peak due to leisure travel. In 2016, we welcomed more than 810,000 MICE visitors, hosted 34 trade shows and exhibitions attracting more than 700,000 visitors and 148 corporate groups with approximately 118,000 delegates. The Venetian Macao also has a 15,000-seat arena, the Cotai Arena, which has hosted a wide range of entertainment and sporting events, and a 1,800-seat theater.

The Venetian Macao hotel tower is currently being refurbished. This includes all 2,841 standard hotel suites, 64 Paiza suites and associated corridors and lift lobbies. This project commenced this year and will be completed by December 2017. The renovation includes a complete refresh of the suites with all new furniture and flxtures and in a more contemporary style. Guest technology requirements were also addressed as part of the refurbishment. This will help position the property appropriately within the competitive environment.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central opened in phases, beginning in April 2012. The property features four hotel towers: the flrst hotel tower, consisting of 654 flve-star rooms and suites under the Conrad brand and 1,224 four-star rooms and suites under the Holiday Inn brand; the second hotel tower, consisting of 1,842 rooms and suites under the Sheraton brand; the third hotel tower, consisting of 2,126 rooms and suites under the Sheraton brand; and the fourth tower, consisting of 400 rooms and suites under the St. Regis brand. Sands Cotai Central currently operates approximately 367,000 square feet of gaming space, with 410 table games and 1,184 slot machines or similar electronic gaming devices, and includes exclusive VIP rooms

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2.3 OUR PROPERTIES

designed for VIP and premium players. Sands Cotai Central also has approximately 369,000 square feet of meeting space and approximately 407,000 square feet of retail space, as well as entertainment and dining facilities. We have completed the structural work on the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, with the intention of monetization of the units within the St. Regis tower, subject to Macao Government approval. Upon completion of the remainder of the project, the integrated resort will feature approximately 800,000 square feet of retail, dining and entertainment space, over 550,000 square feet of meeting facilities and a multipurpose theater. During the year ended December 31, 2016, Sands Cotai Central welcomed 485 corporate groups with more than 90,000 delegates, and had a total of approximately 17.7 million visitors.

The Parisian Macao

On September 13, 2016, the Company opened The Parisian Macao, our newest integrated resort on Cotai, which is connected to The Venetian Macao and The Plaza Macao, and includes approximately 253,000 square feet of gaming space with 382 table games and 1,296 slot machines. The Parisian Macao also features approximately 3,000 elegantly appointed rooms and suites and the Shoppes at Parisian, approximately 300,000 square feet of unique retail shopping with more than 160 stores featuring many international brands and home to 18 restaurants and food outlets featuring an international assortment of cuisines. Other non-gaming amenities at The Parisian Macao include a meeting room complex of approximately 63,000 square feet and a 1,200-seat theater. Directly in front of The Parisian Macao, and connected via a covered walk-way to the main building, is a half-scale authentic re-creation of the Eiffel Tower containing a viewing platform and restaurant. As at December 31, 2016, The Parisian Macao welcomed approximately 4.4 million visitors in 110 days of operations in 2016.

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2.3 OUR PROPERTIES

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao. The Plaza Macao includes the Four Seasons Hotel (360 rooms and suites managed by Four Seasons Hotels Inc.) and the Plaza Casino, which we own and operate and which features approximately 105,000 square feet of gaming space with 93 table games and 114 slot machines or similar electronic gaming devices; 19 Paiza Mansions; several food and beverage offerings; conference and banquet facilities; and the Shoppes at Four Seasons, which comprise retail space of approximately 259,000 square feet and is connected to the Shoppes at Venetian and the Shoppes at Cotai Central. The ultra-exclusive Paiza Mansions at The Plaza Macao were completed and introduced to the VIP market in July 2009. During the year ended December 31, 2016, The Plaza Macao had a total of approximately 14.1 million visitors.

Like The Venetian Macao hotel tower, the Four Seasons Hotel is also under refurbishment. This project commenced in October 2016 and is currently on schedule to be completed within 12 months. Like The Venetian Macao, the design of the refurbished rooms and suites is more contemporary. The refurbishment includes all 360 rooms and suites with a complete refresh and replacement of furniture and certain fixtures. The remodeled rooms and suites that have been completed to date, have attracted some very positive guest feedback.

The Plaza Macao will also feature an apart-hotel tower consisting of approximately 1.0 million square feet of luxury apart-hotel units and common areas, and is expected to be branded and serviced by Four Seasons. We have completed the structural work of the tower and are advancing our plan to monetize units within the apart-hotel tower, subject to Macao Government approval.

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the flrst Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. The Sands Macao is situated on the Macao Peninsula near the Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides the Sands Macao access to a large customer base, particularly the approximately 10.8 million visitors who arrived in Macao in 2016 by sea at the TTFT or the Macau Maritime Ferry Terminal. During the year ended December 31, 2016, the Sands Macao had a total of approximately 5.5 million visitors.

The Sands Macao features 289 suites, which are furnished with modern and luxurious amenities and decorated with stylish dark wood paneling and high-end furniture. As at December 31, 2016, the Sands Macao also included approximately 213,000 square feet of gaming space and had 210 table games and 634 slot machines or similar electronic gaming devices.

In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, a Japanese restaurant and an upscale western-style steakhouse.

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2.3 OUR PROPERTIES

Our Development Projects

The map below indicates the location of our existing Cotai Strip properties. As noted above, the Company has completed the structural work of the Four Seasons apart-hotel tower and the remainder of the fourth tower of Sands Cotai Central, which will include St. Regis-serviced and -branded luxury apart-hotel units and common areas. The Company is advancing its plans to monetize units within the Four Seasons apart-hotel tower and plans to monetize units within the St. Regis tower, subject to Macao Government approval. We plan to own and operate the related gaming areas under our Macao gaming subconcession. In addition, we will be completing the development of some public areas surrounding our Cotai Strip properties on behalf of the Macao Government.

Macau University Ferry Macau Lake and of Science & Terminal Int’l Nature Technology Airport Preserve

The Venetian Macao (Parcel 1)

Sands Cotai The Plaza Central Macao (Parcels 5&6) (Parcel 2)

The Parisian Tropical Garden Macao (Parcel 3)

Lake and Nature Preserve

Customs Immigration China Border

Company’s Third Party Operating Development Asset

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2.3 OUR PROPERTIES

Our Land Concessions

We have received land concessions from the Macao Government to build the Sands Macao and Parcels 1, 2, 3 and 5 and 6 on Cotai, the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2), The Parisian Macao (Parcel 3) and Sands Cotai Central (Parcels 5 and 6) are located. We do not own these parcels; however, the land concessions, which have an initial term of 25 years and are renewable at our option in accordance with Macao law, grant us exclusive use of the land.

As specifled in each land concession, we are required to pay premiums, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments, as well as annual rent for the term of the land concession, which may be revised every flve years by the Macao Government.

Under the land concessions for Sands Cotai Central and The Parisian Macao, we were required to complete these developments by December 2016 and January 2017 respectively. On December 29, 2016, we completed the remaining material works at Sands Cotai Central and made the necessary submissions to the Macao Government. We have completed works at The Parisian Macao and received an occupation permit from the Macao Government on September 12, 2016.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

KEY OPERATING REVENUE MEASUREMENTS

Operating revenues at The Venetian Macao, Sands Cotai Central, The Parisian Macao and The Plaza Macao are dependent upon the volume of customers who stay at the hotel, which affects the price that can be charged for hotel rooms and our gaming volume. Operating revenues at Sands Macao are principally driven by casino customers who visit the properties on a daily basis.

The following are the key measurements we use to evaluate operating revenues:

Casino revenue measurements: Table games are segregated into two groups, consistent with the Macao market’s convention: Rolling Chip play (all VIP players) and Non-Rolling Chip play (mostly non-VIP players). The volume measurement for Rolling Chip play is non-negotiable gaming chips wagered and lost. The volume measurement for Non-Rolling Chip play is table games drop (“drop”), which is the sum of markers issued (credit instruments), cash deposited in the table drop box and gaming chips purchased at the cage. Rolling Chip and Non-Rolling Chip volume measurements are not comparable as the amounts wagered and lost are substantially higher than the amounts dropped. Slot handle, also a volume measurement, is the gross amount wagered for the period cited.

We view Rolling Chip win as a percentage of Rolling Chip volume, Non-Rolling Chip win as a percentage of drop and slot hold as a percentage of slot handle. Win or hold percentage represents the percentage of Rolling Chip volume, Non-Rolling Chip drop or slot handle that is won by the casino and recorded as casino revenue. Based upon our mix of table games, our Rolling Chip win percentage (calculated before discounts and commissions) is expected to be 2.7% to 3.0%. Generally, slot machine play is conducted on a cash basis. In Macao, 16.4% of our table games play was conducted on a credit basis for the year ended December 31, 2016.

Hotel revenue measurements: Performance indicators used are occupancy rate, which is the average percentage of available hotel rooms occupied during a period, and average daily room rate, which is the average price of occupied rooms per day. The calculations of the hotel occupancy and average daily room rates include the impact of rooms provided on a complimentary basis. Complimentary room rates are determined based on an analysis of retail (or cash) room rates by customer segment and type of room product to ensure the complimentary room rates are consistent with retail rates. Revenue per available room represents a summary of hotel average daily room rates and occupancy. Because not all available rooms are occupied, average daily room rates are normally higher than revenue per available room. Reserved rooms where the guests do not show up for their stay and lose their deposit, or rooms where guests check out early, may be re-sold to walk-in guests. These rooms are considered to be occupied twice for statistical purposes due to obtaining the original deposit and the walk-in guest revenue. In cases where a signiflcant number of rooms are resold, occupancy rates may be in excess of 100% and revenue per available room may be higher than the average daily room rate.

Mall revenue measurements: Occupancy, base rent per square foot and tenant sales per square foot are used as performance indicators. Occupancy represents gross leasable occupied area (“GLOA”) divided by gross leasable area (“GLA”) at the end of the reporting period. GLOA is the sum of: (1) tenant occupied space under lease and (2) tenants no longer occupying space, but paying rent. GLA does not include space that is currently under development or not on the market for lease. Base rent per square foot is the annualized base, or minimum, rent charge in effect at the end of the reporting period, which is calculated on a weighted average basis, for all tenants that would qualify to be included in occupancy. Tenant sales per square foot is the sum of reported comparable sales for the trailing 12 months divided by the comparable square footage for the same period. Only tenants that have been open for a minimum of 12 months are included in the tenant sales per square foot calculation.

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2.4 MANAGEMENT DISCUSSION

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RESULTS OF OPERATIONS

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Net Revenues

Our net revenues consisted of the following:

Year ended December 31,

2016 2015 Percent change (US$ in millions, except percentages)

Casino 5,573 5,736 (2.8)% Mall 420 397 5.8% Rooms 265 300 (11.7)% Food and beverage 160 151 6.0% Convention, ferry, retail and other 235 236 (0.4)%

Total net revenues 6,653 6,820 (2.4)%

Net revenues were US$6.65 billion for the year ended December 31, 2016, a decrease of 2.4%, compared to US$6.82 billion for the year ended December 31, 2015. The decrease in net revenues was due to the overall market slowdown through the third quarter of 2016 in the Macao gaming industry. We successfully opened our newest integrated resort, The Parisian Macao, in September 2016. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming business, while providing luxury amenities and high service levels to our VIP and premium players.

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# 2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Our net casino revenues for the year ended December 31, 2016 were US$5.57 billion, a decrease of 2.8%, compared to US$5.74 billion for the year ended December 31, 2015, primarily driven by a decrease in volume in VIP business. The Parisian Macao delivered US$353 million of net casino revenues since it commenced operation on September 13, 2016.

The following table summarizes the results of our casino activity:

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Change |
| | (US$ in millions, except percentages and points) | | |
| **The Venetian Macao** | | | |
| Total net casino revenues | **2,474** | 2,509 | (1.4)% |
| Non-Rolling Chip drop | **6,856** | 7,030 | (2.5)% |
| Non-Rolling Chip win percentage | **25.2%** | 24.5% | 0.7 pts |
| Rolling Chip volume | **28,851** | 31,025 | (7.0)% |
| Rolling Chip win percentage | **3.23%** | 3.08% | 0.15 pts |
| Slot handle | **3,790** | 4,093 | (7.4)% |
| Slot hold percentage | **4.5%** | 4.8% | (0.3) pts |
| **Sands Cotai Central** | | | |
| Total net casino revenues | **1,647** | 1,853 | (11.1)% |
| Non-Rolling Chip drop | **5,992** | 6,026 | (0.6)% |
| Non-Rolling Chip win percentage | **20.2%** | 21.5% | (1.3) pts |
| Rolling Chip volume | **12,329** | 19,679 | (37.3)% |
| Rolling Chip win percentage | **3.41%** | 3.08% | 0.33 pts |
| Slot handle | **5,794** | 6,128 | (5.5)% |
| Slot hold percentage | **3.6%** | 3.5% | 0.1 pts |
| **The Parisian Macao** (i) | | | |
| Total net casino revenues | **353** | — | — % |
| Non-Rolling Chip drop | **1,085** | — | — % |
| Non-Rolling Chip win percentage | **18.5%** | — | — pts |
| Rolling Chip volume | **4,061** | — | — % |
| Rolling Chip win percentage | **4.24%** | — | — pts |
| Slot handle | **974** | — | — % |
| Slot hold percentage | **4.5%** | — | — pts |
| **The Plaza Macao** | | | |
| Total net casino revenues | **442** | 532 | (16.9)% |
| Non-Rolling Chip drop | **1,114** | 1,058 | 5.3% |
| Non-Rolling Chip win percentage | **21.9%** | 22.6% | (0.7) pts |
| Rolling Chip volume | **9,004** | 13,390 | (32.8)% |
| Rolling Chip win percentage | **3.09%** | 3.23% | (0.14) pts |
| Slot handle | **414** | 476 | (13.0)% |
| Slot hold percentage | **6.2%** | 6.1% | 0.1 pts |
| **Sands Macao** | | | |
| Total net casino revenues | **657** | 842 | (22.0)% |
| Non-Rolling Chip drop | **2,628** | 3,035 | (13.4)% |
| Non-Rolling Chip win percentage | **18.6%** | 18.4% | 0.2 pts |
| Rolling Chip volume | **7,014** | 9,608 | (27.0)% |
| Rolling Chip win percentage | **2.48%** | 3.36% | (0.88) pts |
| Slot handle | **2,583** | 2,737 | (5.6)% |
| Slot hold percentage | **3.4%** | 3.5% | (0.1) pts |

(i) The Parisian Macao opened on September 13, 2016.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Net mall revenues for the year ended December 31, 2016 increased 5.8% to US$420 million, compared to US$397 million for the year ended December 31, 2015. The increase was mainly driven by the opening of The Parisian Macao.

The following table summarizes the results of our mall activity:

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Change |
| | (US$, except leasable area, percentages and points) | | |
| **The Venetian Macao** | | | |
| Total mall revenues (in millions) | **208** | 205 | 1.5% |
| Mall gross leasable area (in square feet) | **777,413** | 780,165 | (0.4)% |
| Occupancy | **97.6%** | 97.8% | (0.2) pts |
| Base rent per square foot | **241** | 223 | 8.1% |
| Tenant sales per square foot [(i)] | **1,326** | 1,469 | (9.7)% |
| **Sands Cotai Central** | | | |
| Total mall revenues (in millions) | **62** | 62 | — % |
| Mall gross leasable area (in square feet) | **407,065** | 331,499 | 22.8% [(iii)] |
| Occupancy | **96.7%** | 97.9% | (1.2) pts |
| Base rent per square foot | **128** | 153 | (16.3)% |
| Tenant sales per square foot [(i)] | **882** | 896 | (1.6)% |
| **The Parisian Macao [(ii)]** | | | |
| Total mall revenues (in millions) | **23** | — | — % |
| Mall gross leasable area (in square feet) | **299,778** | — | — % |
| Occupancy | **92.6%** | — | — pts |
| Base rent per square foot | **222** | — | — % |
| Tenant sales per square foot [(i)] | **N/A** | — | — % |
| **The Plaza Macao** | | | |
| Total mall revenues (in millions) | **127** | 130 | (2.3)% |
| Mall gross leasable area (in square feet) | **259,410** | 259,394 | — % |
| Occupancy | **99.3%** | 99.0% | 0.3 pts |
| Base rent per square foot | **452** | 454 | (0.4)% |
| Tenant sales per square foot [(i)] | **3,004** | 3,423 | (12.2)% |

*Notes:*

(i) Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.

(ii) The Parisian Macao opened on September 13, 2016.

(iii) The increase in mall area is mainly due to the inclusion of an entertainment area where the tenant operates a live-action-role-play theme park that opened in 2016.

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# 2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Net room revenues for the year ended December 31, 2016 were US$265 million, a decrease of 11.7%, compared to US$300 million for the year ended December 31, 2015. The decrease was primarily driven by the slowdown in the overall Macao gaming industry resulting in lower average daily rate and revenue per available room at each of our properties. The Parisian Macao delivered 90.5% occupancy in its first 110 days of operations.

The following table summarizes the results of our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Change |
| | (US$, except percentages and points) | | |
| **The Venetian Macao** | | | |
| Gross room revenues (in millions) | **182** | 214 | (15.0)% |
| Occupancy rate | **86.0%** | 84.0% | 2.0 pts |
| Average daily rate | **214** | 243 | (11.9)% |
| Revenue per available room | **184** | 204 | (9.8)% |
| **Sands Cotai Central** | | | |
| Gross room revenues (in millions) | **274** | 273 | 0.4% |
| Occupancy rate | **82.2%** | 83.1% | (0.9) pts |
| Average daily rate | **148** | 157 | (5.7)% |
| Revenue per available room | **122** | 131 | (6.9)% |
| **The Parisian Macao** (i) | | | |
| Gross room revenues (in millions) | **36** | — | — % |
| Occupancy rate | **90.5%** | — | — pts |
| Average daily rate | **138** | — | — % |
| Revenue per available room | **125** | — | — % |
| **The Plaza Macao** | | | |
| Gross room revenues (in millions) | **37** | 42 | (11.9)% |
| Occupancy rate | **75.3%** | 82.0% | (6.7) pts |
| Average daily rate | **364** | 376 | (3.2)% |
| Revenue per available room | **274** | 308 | (11.0)% |
| **Sands Macao** | | | |
| Gross room revenues (in millions) | **20** | 23 | (13.0)% |
| Occupancy rate | **97.1%** | 99.3% | (2.2) pts |
| Average daily rate | **199** | 220 | (9.5)% |
| Revenue per available room | **193** | 218 | (11.5)% |

(i) The Parisian Macao opened on September 13, 2016.

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2.4 MANAGEMENT DISCUSSION

AND ANALYSIS

Net food and beverage revenues for the year ended December 31, 2016 increased 6.0% to US$160 million, compared to US$151 million for the year ended December 31, 2015. The increase was primarily due to the opening of The Parisian Macao.

Net convention, ferry, retail and other revenues for the year ended December 31, 2016 were US$235 million, a decrease of

0.4%, compared to US$236 million for the year ended December 31, 2015. The decrease was primarily due to decreases in the entertainment and convention business categories. Meanwhile, ferry operations continued to experience positive momentum.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

## Operating Expenses

Our operating expenses consisted of the following:

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Percent change |
| | (US$ in millions, except percentages) | | |
| Casino | 3,436 | 3,618 | (5.0)% |
| Mall | 41 | 36 | 13.9% |
| Rooms | 70 | 70 | —% |
| Food and beverage | 132 | 126 | 4.8% |
| Convention, ferry, retail and other | 171 | 186 | (8.1)% |
| Provision for doubtful accounts, net | 18 | 17 | 5.9% |
| General and administrative | 552 | 559 | (1.3)% |
| Corporate | 131 | 89 | 47.2% |
| Pre-opening | 128 | 46 | 178.3% |
| Depreciation and amortization | 611 | 535 | 14.2% |
| Net foreign exchange gains | (1) | (1) | —% |
| Loss on disposal of property and equipment, investment properties and intangible assets | 12 | 20 | (40.0)% |
| **Total operating expenses** | **5,301** | 5,301 | —% |

Operating expenses were US$5.30 billion for the year ended December 31, 2016, remaining relatively constant as compared to the year ended December 31, 2015, despite the opening of The Parisian Macao on September 13, 2016, due to savings from our cost control measures and a decrease in business volumes across our other properties.

Casino expenses for the year ended December 31, 2016 were US$3.44 billion, a decrease of 5.0%, compared to US$3.62 billion for the year ended December 31, 2015. The decrease was primarily due to decrease in gaming taxes and gaming promoter commissions as a result of decreased gaming revenues.

Mall expenses for the year ended December 31, 2016 were US$41 million, an increase of 13.9%, compared to US$36 million for the year ended December 31, 2015. The increase was mainly due to the opening of The Parisian Macao and higher promotional expenses.

Food and beverage expenses for the year ended December 31, 2016 were US$132 million, an increase of 4.8%, compared to US$126 million for the year ended December 31, 2015. The increase was due to the opening of The Parisian Macao.

Convention, ferry, retail and other expenses for the year ended December 31, 2016 were US$171 million, a decrease of 8.1%, compared to US$186 million for the year ended December 31, 2015. The decrease was primarily due to lower business volume in entertainment.

Provision for doubtful accounts, net for the year ended December 31, 2016 were US$18 million, an increase of 5.9%, compared to US$17 million for the year ended December 31, 2015. The increase was mainly driven by the opening of The Parisian Macao.

General and administrative expenses were US$552 million for the year ended December 31, 2016, a decrease of 1.3%, compared to US$559 million for the year ended December 31, 2015. The decrease was mainly driven by decreases in marketing and utilities expenses, as well as on-going cost control measures.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Corporate expenses were US$131 million for the year ended December 31, 2016, an increase of 47.2%, as compared to US$89 million for the year ended December 31, 2015. The increase was primarily due to nonrecurring legal costs, and royalty fees related to the opening of The Parisian Macao.

Pre-opening expenses were US$128 million for the year ended December 31, 2016, an increase of 178.3%, compared to US$46 million for the year ended December 31, 2015. The increase was mainly attributable to The Parisian Macao, which opened on September 13, 2016.

Depreciation and amortization expenses were US$611 million for the year ended December 31, 2016, an increase of 14.2%, compared to US$535 million for the year ended December 31, 2015. The increase was primarily due to The Parisian Macao and Sands Cotai Central.

Net foreign exchange gains for the year ended December 31, 2016 were US$1 million and were primarily associated with U.S. dollar denominated debt held in Macao. This was consistent with net foreign exchange gains of US$1 million for the year ended December 31, 2015.

Loss on disposal of property and equipment, investment properties and intangible assets was US$12 million for the year ended December 31, 2016. This compared with a loss of US$20 million for the year ended December 31, 2015. The decrease was primarily related to dispositions at our operating properties in 2015.

## Adjusted EBITDA[i]

The following table summarizes information related to our segments:

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Percent change |
| | (US$ in millions, except percentages) | | |
| The Venetian Macao | **1,092** | 1,082 | 0.9% |
| Sands Cotai Central | **615** | 651 | (5.5)% |
| The Parisian Macao | **114** | — | —% |
| The Plaza Macao | **221** | 243 | (9.1)% |
| Sands Macao | **171** | 225 | (24.0)% |
| Ferry and other operations | **31** | 22 | 40.9% |
| **Total adjusted EBITDA** | **2,244** | 2,223 | 0.9% |

Adjusted EBITDA for the year ended December 31, 2016 increased 0.9% to US$2.24 billion, compared to US$2.22 billion for the year ended December 31, 2015. The increase was primarily driven by the opening of The Parisian Macao in September 2016. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading adjusted EBITDA.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

(i) Adjusted EBITDA, which is a non-IFRS financial measure, is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/(loss) on modification or early retirement of debt and income tax benefit/(expense). Management utilizes Adjusted EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported Adjusted EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including the Group, have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense and corporate expense, from their Adjusted EBITDA calculations. Adjusted EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Group has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Not all companies calculate Adjusted EBITDA in the same manner. As a result, Adjusted EBITDA as presented by the Group may not be directly comparable to similarly titled measures presented by other companies.

## Interest Expense

The following table summarizes information related to interest expense:

| | Year ended December 31, | | |
|---|---|---|---|
| | **2016** | 2015 | Percent change |
| | (US$ in millions, except percentages) | | |
| Interest and other finance costs | **120** | 88 | 36.4% |
| Less: capitalized interest | **(34)** | (28) | 21.4% |
| **Interest expense, net** | **86** | 60 | 43.3% |

Interest expense, net of amounts capitalized, was US$86 million for the year ended December 31, 2016, compared to US$60 million for the year ended December 31, 2015. The increase was primarily due to a US$32 million increase in interest and other finance costs, driven by an increase in bank borrowings, partially offset by a US$6 million increase in capitalized interest that resulted primarily from the construction of The Parisian Macao.

## Profit for the Year

Profit for the year ended December 31, 2016 was US$1.22 billion, a decrease of 16.1%, compared to US$1.46 billion for the year ended December 31, 2015.

# LIQUIDITY, FINANCIAL AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

In June 2016, we entered into an agreement to amend our 2011 VML Credit Facility, which became effective in August 2016. This agreement extended the maturity of a portion of the term loans under the facility to May 2022 and provided for additional term loan commitments of US$1.0 billion. Please refer to Note 25 to the Consolidated Financial Statements for details of the agreement. As at December 31, 2016, the Group had US$2.0 billion of available borrowing capacity under the 2016 VML Revolving Facility.

As at December 31, 2016, we held cash and cash equivalents of US$1.28 billion, which was primarily generated from our operations. Such cash and cash equivalents were mainly held in HK$.

Further information on the capital structure, maturity profile of debt and other obligations, type of capital instruments used, currency and interest rate structure of the Group can be found at Notes 3(a)(iii), 3(b), 21, 25, 26 and 28 to the Consolidated Financial Statements.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Summary

Our cash flows consisted of the following:

Year ended December 31, 2016 2015 (US$ in millions)

Net cash generated from operating activities 2,346 1,967 Net cash used in investing activities (1,149) (1,252) Net cash used in financing activities (1,195) (1,968)

Net increase/(decrease) in cash and cash equivalents 2 (1,253)

Cash and cash equivalents at beginning of year 1,283 2,535 Effect of exchange rate on cash and cash equivalents (1) 1

Cash and cash equivalents at end of year 1,284 1,283

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the year ended December 31, 2016 increased 19.3% to US$2.35 billion, compared to US$1.97 billion for the year ended December 31, 2015. The increase in net cash generated from operating activities was primarily attributable to changes in our working capital accounts, partially offset by the decrease in operating income.

Cash Flows — Investing Activities

Net cash used in investing activities for the year ended December 31, 2016 was US$1.15 billion and was primarily attributable to capital expenditures, which included US$1.02 billion for construction activities at The Parisian Macao and Sands Cotai Central, and US$132 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the year ended December 31, 2016, net cash used in financing activities was US$1.20 billion, which was primarily attributable to US$2.07 billion in dividend payments, partially offset by US$1.00 billion in proceeds from borrowings under the New VML Term Loans. During the year ended December 31, 2016, the Group withdrew and fully repaid borrowings in aggregate principal amount of US$1.00 billion under the Extended 2011 VML Revolving Facility.

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL EXPENDITURES

Capital expenditures were used primarily for The Parisian Macao and to renovate, upgrade and maintain existing properties. Our capital expenditures, excluding capitalized interest and construction payables, were as follows:

Year ended December 31, 2016 2015 (US$ in millions)

The Venetian Macao 94 82 Sands Cotai Central 123 397 The Parisian Macao 896 746 The Plaza Macao 16 15 Sands Macao 18 21 Ferry and other operations 4 4

Total capital expenditures 1,151 1,265

In September 2016, we opened The Parisian Macao, an integrated resort connected to The Venetian Macao and The Plaza Macao, which includes a 253,000-square-foot casino. The Parisian Macao also features approximately 3,000 rooms and suites; approximately 300,000 square feet of retail and dining space; approximately 63,000 square feet of meeting room space; and a 1,200-seat theater.

Sands Cotai Central opened in phases beginning in April 2012. In December 2015, we opened the St. Regis Macao Hotel. We have completed the structural work on the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, with the intention of monetization of the units within the St. Regis tower, subject to Macao Government approval.

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

December 31,

2016 2015 (US$ in millions)

Contracted but not provided for 265 869

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2.4 MANAGEMENT DISCUSSION AND ANALYSIS

DIVIDEND

On January 20, 2017, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share, payable to Shareholders whose names appeared on the register of members of the Company on February 8, 2017. The interim dividend, amounting in aggregate to approximately HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 24, 2017.

On March 17, 2017, the Board proposed the payment of a final dividend of HK$1.00 (equivalent to US$0.129) per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 28, 2017, the total amount of the final dividend to be distributed is estimated to be approximately HK$8.07 billion (equivalent to US$1.04 billion).

PLEDGED FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure the loan facilities. As at December 31, 2016, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$6.71 billion (2015: US$7.04 billion).

CONTINGENT LIABILITIES

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

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2.5 PRIORITY RISK FACTORS

The Company has identified the following as priority risks of the Group. You should carefully consider the priority risk factors set forth below as well as the other information contained in this Annual Report in connection with evaluating the Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to maintain the integrity of our customer or company data could have a material adverse effect on our business, financial condition, results of operations and cash flows, and/ or subject us to costs, fines or lawsuits.

We face global cybersecurity threats, which may range from uncoordinated individual attempts to sophisticated and targeted measures directed at us. Cyber-attacks and security breaches may include, but are not limited to, attempts to access information, including customer and company information, computer viruses, denial of service and other electronic security breaches.

Our business requires the collection and retention of large volumes of customer data, including credit card numbers and other personally identifiable information in various information systems that we maintain and in those maintained by third parties with whom we contract to provide data services. We also maintain important internal company data such as personally identifiable information about our employees and information relating to our operations. The integrity and protection of that customer and company data are important to us. Our collection of such customer and company data is subject to extensive regulation by private groups such as the payment card industry as well as domestic and foreign governmental authorities, including gaming authorities. If a sophisticated cyber event occurs, our systems may be unable to satisfy applicable regulations or employee and customer expectations.

In addition, LVS has experienced a sophisticated criminal cybersecurity attack in the past, including a breach of its information technology systems in which customer and company information was compromised and certain company data may have been destroyed, and LVS or we may experience additional cybersecurity attacks in the future, potentially with more frequency or sophistication. Our information systems and records, including those we maintain with our third-party service providers, may be subject to cybersecurity breaches, system failures, viruses, operator error or inadvertent releases of data. Our third-party information system service providers face risks relating to cybersecurity similar to ours, and we do not directly control any of such parties’ information security operations. A significant theft, loss or fraudulent use of customer or company data maintained by us or by a third-party service provider could have an adverse effect on our reputation, cause a material disruption to our operations and management team and result in remediation expenses and regulatory penalties. Such theft, loss or fraudulent use could also result in litigation by shareholders alleging that our protections against cyber-attacks were insufficient or by customers and other parties whose information was subject to such attacks. Any of these events could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business is particularly sensitive to reductions in discretionary consumer and corporate spending as a result of downturns in the economy.

Consumer demand for hotel/casino resorts, trade shows and conventions and for the type of luxury amenities we offer is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or corporate spending on conventions and business travel could be driven by many factors, such as: perceived or actual general economic conditions; any further weaknesses in the job or housing market, additional credit market disruptions; high energy, fuel and food costs; the increased cost of travel; the potential for bank failures; perceived or actual disposable consumer income and wealth; fears of recession and changes in consumer confidence in the economy; or fears of war and future acts of terrorism. These factors could reduce consumer and corporate demand for the luxury amenities and leisure activities we offer, thus imposing additional limits on pricing and harming our operations.

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2.5 PRIORITY RISK FACTORS

The number of visitors to Macao, particularly visitors from mainland China, may decline or travel to Macao may be disrupted.

Our VIP and mass market gaming customers typically come from nearby destinations in Asia, including mainland China, Hong Kong, South Korea and Japan. Increasingly, a significant number of gaming customers come to our casinos from mainland China. Any slowdown in economic growth or changes of China’s current restrictions on travel and currency movements could further disrupt the number of visitors from mainland China to our casinos in Macao as well as the amounts they are willing and able to spend while at our properties.

Policies and measures adopted from time to time by the Chinese government include restrictions imposed on exit visas granted to residents of mainland China for travel to Macao and Hong Kong. These measures have, and any future policy developments that may be implemented may have, the effect of reducing the number of visitors to Macao from mainland China, which could adversely impact tourism and the gaming industry in Macao.

Our operations face intense competition, which could have a material adverse effect on our financial condition, results of operations and cash flows.

The hotel, resort and casino businesses are highly competitive. Our operations currently compete with numerous other casinos located in Macao. Our competitors have announced additional Macao facilities with planned opening dates in 2017 and 2018. Increasing capacity of hotel rooms in Macao could add to the competitive dynamic of the market.

Our operations will also compete to some extent with casinos located elsewhere in Asia, including Singapore, Malaysia, Philippines, Australia, Cambodia and elsewhere in the world, including Las Vegas, as well as online gaming and cruise ships that offer gaming. Our operations also face increased competition from new developments in Malaysia, Australia and South Korea. In addition, certain countries have legalized, and others may in the future legalize, casino gaming, including Japan, Taiwan, Thailand and Vietnam.

The proliferation of gaming venues, especially in Southeast Asia, could have a significant and adverse effect on our financial condition, results of operations and cash flows.

The Macao Government could grant additional rights to conduct gaming in the future, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We hold a subconcession under one of only three gaming concessions authorized by the Macao Government to operate casinos in Macao. No additional concessions or subconcessions have been granted since 2002; however, if the Macao Government were to allow additional gaming operators in Macao through the grant of additional concessions or subconcessions, we would face additional competition, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We are dependent upon gaming promoters for a portion of our gaming revenues in Macao.

Gaming promoters, which promote gaming and draw high-roller customers to casinos, are responsible for a portion of our gaming revenues in Macao. With the increased number of gaming facilities in Macao, the competition for relationships with gaming promoters has increased. Our gaming revenue associated with gaming promoters is in decline and may continue to decline in the future. There can be no assurance that we will be able to maintain, or grow, our relationships with gaming promoters. If we are unable to maintain or grow our relationships with gaming promoters, or if the gaming promoters experience financial difficulties or are unable to develop or maintain relationships with our high-roller customers, our ability to grow our gaming revenues will be hampered.

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2.5 PRIORITY RISK FACTORS

If gaming promoters attempt to negotiate changes to our operational agreements, including higher commissions, it could result in higher costs for us, loss of business to a competitor or loss of relationships with gaming promoters. Given present market conditions in Macao and certain economic and other factors occurring in the region, gaming promoters may encounter difficulties in attracting patrons to come to Macao, and such gaming promoters may experience decreased liquidity, limiting their ability to grant credit to their patrons, resulting in decreased gaming volume at our properties. Credit already extended by gaming promoters to their patrons may become increasingly difficult for them to collect. This inability to attract sufficient patrons, grant credit and collect amounts due in a timely manner could negatively affect gaming promoters’ activities, cause gaming promoters to wind up or liquidate their operations or result in gaming promoters leaving Macao. The above factors affecting gaming promoters could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, the quality of gaming promoters with whom we have relationships is important to our reputation and our ability to continue to operate in compliance with our gaming licenses. While we strive for excellence in our associations with gaming promoters, we cannot assure you that the gaming promoters with whom we are associated will meet the high standards we insist upon. If a gaming promoter falls below our standards, we may suffer reputational harm, as well as worsening relationships with, and possible sanctions from, gaming regulators with authority over our operations. In the event a gaming promoter does not meet its financial obligations, there can be no assurance that we may not incur financial exposure.

Our business could be adversely affected by the limitations of pataca exchange markets and restrictions on the export of Renminbi.

Our revenues in Macao are denominated in patacas, the legal currency of Macao, and HK dollars. The pataca is pegged to the HK dollar and, in many cases, is used interchangeably with HK dollars in Macao. Although currently permitted, we cannot assure you that patacas will continue to be freely exchangeable into U.S. dollars. Also, our ability to convert large amounts of patacas into U.S. dollars over a relatively short period may be limited.

We are currently prohibited from accepting wagers in Renminbi, the legal currency of China. There are also restrictions on the remittance of Renminbi from mainland China and the amount of Renminbi that can be converted into foreign currencies, including pataca and HK dollar. Restrictions on the remittance of Renminbi from mainland China may impede the flow of gaming customers from mainland China to Macao, inhibit the growth of gaming in Macao and negatively impact our gaming operations. There is no assurance that mainland Chinese regulations will not be promulgated in the future that have the effect of restricting or eliminating the remittance of Renminbi from mainland China. Further, if any new mainland Chinese regulations are promulgated in the future that have the effect of permitting or restricting (as the case may be) the remittance of Renminbi from mainland China, then such remittances will need to be made subject to the specific requirements or restrictions set out in such rules.

On July 21, 2005, the People’s Bank of China announced that Renminbi will no longer be pegged to the U.S. dollar, but will be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies. We cannot assure you that the HK dollar will continue to be pegged to the U.S. dollar and the pataca will continue to be pegged to the HK dollar or that the current peg rate for these currencies will remain at the same level. The floating of Renminbi and possible changes to the pegs of pataca and/or HK dollar may result in severe fluctuations in the exchange rate for these currencies. Any change in such exchange rates could have a material adverse effect on our operations and on our ability to make payments on certain of our debt instruments. We do not currently hedge for foreign currency risk related to Renminbi or pataca; however, we maintain a significant amount of our operating funds in the same currencies in which we have obligations, thereby reducing our exposure to currency fluctuations.

ANNUAL REPORT 2016

The transportation infrastructure in Macao may not be adequate to accommodate increased future demand of visitors to Macao.

Macao is in the process of expanding its transportation infrastructure to service the increased number of visitors to Macao. If the planned expansions of transportation facilities to and from Macao are delayed or not completed, and Macao’s transportation infrastructure is insufficient to meet the demands of an increased volume of visitors to Macao, the desirability of Macao as a business and leisure tourism destination, as well as the results of operations of our properties, could be negatively impacted.

Conducting business in Macao has certain political and economic risks, which may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operations in Macao include The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. Accordingly, our business development plans, financial condition, results of operations and cash flows may be materially and adversely affected by significant political, social and economic developments in Macao, and by changes in policies of the government or changes in laws and regulations or their interpretations. Our operations in Macao are also exposed to the risk of changes in laws and policies that govern operations of companies based in those countries. Jurisdictional tax laws and regulations may also be subject to amendment or different interpretation and implementation, thereby having an adverse effect on our profitability after tax. These changes may have a material adverse effect on our financial condition, results of operations and cash flows.

As we expect a significant number of consumers to continue to come to our properties from mainland China, general economic conditions and policies in China could have a significant impact on our financial prospects. Any slowdown in economic growth, decline in economic conditions or changes to China’s current restrictions on travel and currency movements could disrupt the number of visitors from mainland China to our casinos in Macao as well as the amounts they are willing to spend in our casinos. See “The number of visitors to Macao, particularly visitors from mainland China, may decline or travel to Macao may be disrupted.”

Current Macao laws and regulations concerning gaming and gaming concessions and licenses are, for the most part, fairly recent and there is little precedent on the interpretation of these laws and regulations. We believe that our organizational structure and operations are in compliance in all material respects with all applicable laws and regulations of Macao. These laws and regulations are complex and a court or an administrative or regulatory body may in the future render an interpretation of these laws and regulations, or issue regulations, which differs from our interpretation and could have a material adverse effect on our financial condition, results of operations and cash flows.

In addition, our activities in Macao are subject to administrative review and approval by various government agencies. We cannot assure you that we will be able to obtain all necessary approvals, which may have a material adverse effect on our long-term business strategy and operations. Macao laws permit redress to the courts with respect to administrative actions; however, such redress is largely untested in relation to gaming issues.

The Macao Government approved smoking control legislation, which prohibits smoking in casinos starting on October 6, 2014. The legislation, however, permits casinos to maintain designated smoking areas of up to 50% of the areas opened to the public, so long as such areas are within restricted access areas and comply with the conditions set out in the Dispatch of the Chief Executive, dated November 1, 2012, as amended by the Dispatch of the Chief Executive, dated June 3, 2014. Such legislation may deter potential gaming customers who are smokers from frequenting casinos in jurisdictions with smoking bans such as Macao. Such laws and regulations could change or could be interpreted differently in the future. We cannot predict the

ANNUAL REPORT 2016

future likelihood or outcome of similar legislation or referendums in other areas or the magnitude of any decrease in revenues as a result of such regulations, though any smoking ban could have an adverse effect on our business, financial condition, results of operations and cash flows.

We are currently not required to pay corporate income taxes on our casino gaming operations in Macao. Additionally, we currently have an agreement with the Macao Government that provides for a fixed annual payment that is a substitution for a 12% tax otherwise due from VML’s shareholders on dividends distributed from our Macao gaming operations. These tax arrangements expire at the end of 2018.

We have had the benefit of a corporate tax exemption in Macao, which exempts us from paying the 12% corporate income tax on profits generated by the operation of casino games. This exemption does not apply to our non-gaming activities. We will continue to benefit from this tax exemption through the end of 2018. Additionally, we entered into an agreement with the Macao Government in May 2014, effective through the end of 2018 that provides for an annual payment that is a substitution for a 12% tax otherwise due from VML’s shareholders on dividend distributions paid from VML gaming profits. We intend to request five-year extensions of these tax arrangements; however, we cannot assure you that either of these tax arrangements will be extended beyond their expiration dates.

We are subject to extensive regulation and the cost of compliance or failure to comply with such regulations that govern our operations in any jurisdiction where we operate may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are required to obtain and maintain licenses from various jurisdictions in order to operate certain aspects of our business, and we are subject to extensive background investigations and suitability standards in our gaming business. We also will become subject to regulation in any other jurisdiction where we choose to operate in the future. There can be no assurance that we will be able to obtain new licenses or renew any of our existing licenses, or that if such licenses are obtained, that such licenses will not be conditioned, suspended or revoked; and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are a subsidiary of LVS and are therefore subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. On February 9, 2011, LVS received a subpoena from the U.S. Securities and Exchange Commission (the “SEC”) requesting that LVS produce documents relating to its compliance with the FCPA. LVS was also advised that the Department of Justice (the “DOJ”) was conducting a similar investigation. LVS entered into a comprehensive civil administrative settlement with the SEC on April 7, 2016, and a non-prosecution agreement with the DOJ on January 19, 2017, which resolve all inquiries related to these government investigations. Any violation of the FCPA could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-corruption and anti-money laundering regulations. Recently, various governmental authorities have evidenced an increased focus on the gaming industry and compliance with anti-money laundering laws and regulations. For instance, we are subject to regulation, which, among other things, requires us to report to various governmental authorities certain currency transactions in excess of applicable thresholds and certain suspicious activities where we know, suspect or have reason to suspect such transactions involve funds from illegal activity or are intended to violate certain laws or regulations or are designed to evade reporting requirements or have no business or lawful purpose. In addition, we are subject to various other rules and regulations involving

ANNUAL REPORT 2016

reporting, recordkeeping and retention. Our compliance with these requirements is subject to periodic audits, and we may be subject to substantial civil and criminal penalties, including fines, if we fail to comply with applicable regulations. We are also subject to regulations set forth by the gaming authorities in the areas in which we operate. Any such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Any violation of anti-money laundering laws or regulations, or any accusations of money laundering or regulatory investigations into possible money laundering activities, by any of our properties, employees or customers could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We will stop generating any revenues from our Macao gaming operations if we cannot secure an extension of our subconcession in 2022 or if the Macao Government exercises its redemption right.

Our subconcession agreement expires on June 26, 2022. Unless our subconcession is extended, all of VML’s casino premises and gaming-related equipment will be transferred automatically to the Macao Government on that date without compensation to us and we will cease to generate revenues from these gaming operations. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing us at least one year prior notice. In the event the Macao Government exercises this redemption right, we are entitled to fair compensation or indemnity. The amount of this compensation or indemnity will be determined based on the amount of gaming and non-gaming revenue generated by The Venetian Macao during the tax year prior to the redemption multiplied by the number of remaining years before expiration of the subconcession. We cannot assure you that we will be able to renew or extend our subconcession agreement on terms favorable to us or at all. We also cannot assure you that if our subconcession is redeemed, the compensation paid will be adequate to compensate us for the loss of future revenues.

Our Macao subconcession can be terminated under certain circumstances without compensation to us, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Macao Government has the right, after consultation with Galaxy, to unilaterally terminate our subconcession in the event of VML’s serious non-compliance with its basic obligations under the subconcession and applicable Macao laws. Upon termination of our subconcession, our casinos and gaming-related equipment would automatically be transferred to the Macao Government without compensation to us and we would cease to generate any revenues from these operations. The loss of our subconcession would prohibit us from conducting gaming operations in Macao, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We depend on the continued services of key managers and employees. If we do not retain our key personnel or attract and retain other highly skilled employees, our business will suffer.

Our ability to maintain our competitive position is dependent to a large degree on the services of our senior management team, including Sheldon G. Adelson and our other executive officers. The loss of Mr. Adelson’s services or the services of our other senior managers, or the inability to attract and retain additional senior management personnel could have a material adverse effect on our business. Mr. Adelson’s employment agreement with our parent company automatically renewed for a one-year term in December 2016.

ANNUAL REPORT 2016

We compete for limited management and labor resources in Macao, and policies of government may also affect our ability to employ imported managers or labor.

Our success depends in large part upon our ability to attract, retain, train, manage and motivate skilled managers and employees at our properties. The Macao Government requires that we only hire Macao residents in our casinos for certain employee roles, including as dealers. In addition, we are required in Macao to obtain visas and work permits for managers and employees we seek to employ from other countries. There is significant competition in Macao for managers and employees with the skills required to perform the services we offer and competition for these individuals in Macao is likely to increase as other competitors expand their operations.

We may have to seek managers and employees from other countries to adequately staff and manage our properties and certain Macao Government policies affect our ability to use outside managers and employees in certain job classifications. Despite our coordination with the Macao labor and immigration authorities to assure that our management and labor needs are satisfied, we may not be able to recruit and retain a sufficient number of qualified managers or employees for our operations or the Macao labor and immigration authorities may not grant us the necessary visas or work permits.

If we are unable to obtain, attract, retain and train skilled managers and employees, and obtain any required visas or work permits for our skilled managers and employees, our ability to adequately manage and staff our existing properties and planned development projects could be impaired, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

VML may have financial and other obligations to foreign workers managed by its contractors under government labor quotas.

The Macao Government has granted VML a quota to permit it to hire foreign workers. VML has effectively assigned the management of this quota to its contractors for the construction of our Cotai Strip projects. VML, however, remains ultimately liable for all employer obligations relating to these employees, including for payment of wages and taxes and compliance with labor and workers’ compensation laws. VML requires each contractor to whom it has assigned the management of part of its labor quota to indemnify VML for any costs or liabilities VML incurs as a result of such contractor’s failure to fulfill employer obligations. VML’s agreements with its contractors also contain provisions that permit it to retain some payments for up to one year after the contractors’ complete work on the projects. We cannot assure you that VML’s contractors will fulfill their obligations to employees hired under the labor quotas or to VML under the indemnification agreements, or that the amount of any indemnification payments received will be sufficient to pay for any obligations VML may owe to employees managed by contractors under VML’s quotas. Until we make final payments to our contractors, we have offset rights to collect amounts they may owe us, including amounts owed under the indemnities relating to employer obligations. After we have made the final payments, it may be more difficult for us to enforce any unpaid indemnity obligations.

ANNUAL REPORT 2016

Natural or man-made disasters, an outbreak of highly infectious disease, terrorist activity or war could adversely affect the number of visitors to our facilities and disrupt our operations, resulting in a material adverse effect on our business, financial condition, results of operations and cash flows.

So called “Acts of God,” such as typhoons, particularly in Macao, and other natural disasters, man-made disasters, outbreaks of highly infectious diseases, terrorist activity or war may result in decreases in travel to and from, and economic activity in areas in which we operate, and may adversely affect the number of visitors to our properties. Any of these events also may disrupt our ability to staff our business adequately, could generally disrupt our operations and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Although we have insurance coverage with respect to some of these events, we cannot assure you that any such coverage will be sufficient to indemnify us fully against all direct and indirect costs, including any loss of business that could result from substantial damage to, or partial or complete destruction of, any of our properties.

We extend credit to a large portion of our customers and we may not be able to collect gaming receivables from our credit players.

We conduct our gaming activities on a credit and cash basis. Any such credit we extend is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than players who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter.

During the year ended December 31, 2016, approximately 16.4% of our table games drop at our properties, was from credit-based wagering. We extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. These large receivables could have a significant impact on our results of operations if deemed uncollectible.

In particular, we expect that our operations will be able to enforce gaming debts only in a limited number of jurisdictions, including Macao. To the extent our Macao gaming customers and gaming promoters are from other jurisdictions, our operations may not have access to a forum in which it will be possible to collect all gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and our operations may encounter forums that will refuse to enforce such debts. Moreover, under applicable law, our operations remain obligated to pay taxes on uncollectible winnings from customers.

Even where gaming debts are enforceable, they may not be collectible. Our inability to collect gaming debts could have a significant adverse effect on our cash flows.

We face the risk of fraud and cheating.

Our gaming customers may attempt or commit fraud or cheat in order to increase winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and cash flows.

ANNUAL REPORT 2016

2.6.1 OUR SHAREHOLDERS

Shareholding Analysis and our Shareholders

Share Capital (as at December 31, 2016)

Authorized Share Capital    16,000,000,000 ordinary shares of US$0.01 each

Issued Share Capital    8,071,130,245 ordinary shares of US$0.01 each

Shareholding Distribution

As at December 31, 2016

Number of    % of Number of % of the Issued

Size of Shareholding    Shareholders Shareholders Shares held Share Capital

1–1,000    483 65.01%221,1950.00274%

1,001–5,000    177 23.82%382,7800.00474%

5,001–10,000    36 4.85%297,2000.00368%

10,001–100,000    42 5.65%1,346,2000.01668%

100,001–1,000,000    3 0.40%479,0000.00594%

Over 1,000,000    2 0.27%8,068,403,87099.96622%

Total    743 100.00%8,071,130,245100.00000%

Note: 47.13 % of all our issued Shares were held through the Central Clearing and Settlement System (“CCASS”) as at December 31, 2016

The actual number of investors holding Shares is likely to be much greater, due to ownership of Shares being held through nominees, investment funds and the CCASS.

Shareholding by Category Venetian Venture Development Intermediate II 70.10% Institutional and Retail Investors 29.90% Total 100.00%

From publicly available information and as far as our Directors are aware, Sands China has maintained a sufficient public float of it share capital in the Hong Kong stock market since its listing on November 30, 2009.

ANNUAL REPORT 2016

CREATION OF SHAREHOLDER VALUE

In 2016, the Company benefited from a number of key strengths that helped differentiate our business from that of our competitors, including the following:

Providing the highest quality integrated resort offerings;

The diversification of amenities, which provided us with a substantially higher adjusted EBITDA to sales percentage;

Generating substantial cash flow and earnings from our existing operations;

Maintaining an industry-leading development pipeline;

Utilizing established brands;

Operating very efficiently;

Maintaining an experienced management team; and

Deriving significant benefits from our on-going relationship with LVS.

Sands China’s profit attributable to Shareholders for the year ended December 31, 2016 was US$1.22 billion versus US$1.46 billion in 2015, a decrease of 16.1%. Basic earnings per share for the year ended December 31, 2016 was US15.17 cents (HK$1.18) versus US18.09 cents (HK$1.40) in 2015, a decrease of 16.1%.

Our business strategy continues to be to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our business strategies and development plans allow us to achieve strong growth and financial performance in the future.

We are grateful to all Shareholders who provide us with feedback and views. If any Shareholder has comments or questions on what we are doing on his or her behalf, please contact us. Our contact information can be found on page 196 of this Annual Report. We will provide an answer to your questions. We will take your comments into account and act upon them if we believe this will improve our performance and create Shareholder value.

2.6.2 OUR LENDERS

We have incurred significant capital expenditures associated with the new integrated resorts in our Cotai Strip development, as part of our strategy of building critical mass at our Cotai Strip development. We will continue to incur capital expenditures to renovate, upgrade and maintain our existing properties. Through December 31, 2016, we have funded our development projects through a combination of borrowings from our credit facilities, operating cash flows and proceeds from our equity offering.

In June 2016, we entered into an agreement to amend our 2011 VML Credit Facility, which became effective in August 2016. This agreement extended the maturity of a portion of the term loans under the facility to May 2022 and provided for additional term loan commitments of US$1.0 billion. Please refer to Note 25 to the Consolidated Financial Statements for a summary of the material terms and conditions of these loans. As at December 31, 2016, the Group had US$2.0 billion of available borrowing capacity under the 2016 VML Revolving Facility.

ANNUAL REPORT 2016

2.6.3 OUR CUSTOMERS

Introduction

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our development on Cotai includes four interconnected resorts that leverage a wide range of branded hotel and resort offerings to attract different segments of the market.

We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

Our Customers

Our properties are designed to cater to a broad range of customers who include the following:

Leisure customers who visit resort destinations for quality accommodation, retail, dining, entertainment, spas and sightseeing, and those who may opt to game as part of that experience;

Conference and exhibition organizers who seek an environment that attracts more buyers and exhibitors to trade shows and exhibitions because of the size, flexibility, quality and ambiance of the venue, business-friendly accommodation, dining and other resort facilities;

Corporate meeting and incentive group organizers who value the extensive meeting facilities enabling even the largest of meetings to be held under one roof with a wide array of entertainment, dining and retail facilities;

Mass market players who represent the highest profit margin gaming segment, and are characterized by Non-Rolling chip and slot machine play; and

VIP and premium players, who enjoy our private Paiza Club gaming floors, luxury accommodation and amenities, and are characterized by Rolling Chip play.

Our customers come predominantly from within Asia, with our major markets being mainland China, Hong Kong, Taiwan, India, Japan, Korea, Thailand, Malaysia, Indonesia and Singapore. Through the implementation of targeted marketing campaigns, we expect to continue to grow many of these markets in the coming years.

We have strong relationships with travel agents and corporate and exhibition organizers throughout the region for distribution of our leisure products and promotion of our MICE offerings. In addition, we participate in trade shows in source markets to build brand awareness and promote our services and facilities.

2.6.4 OUR COMMITMENT TO SUSTAINABILITY

Sustainability Report

Sands China is committed to promoting the sustainable development of our business and of the community. In order to provide our stakeholders with more information about the Group’s sustainability initiatives and performance, the Company will publish a separate and comprehensive sustainability report, covering the requirements set out in Appendix 27 of the Listing Rules in due course.

ANNUAL REPORT 2016

Environmental Polices and Performance

Our responsibility to the planet is as important to us as our commitment to the comfort and well-being of our guests and team members. The Sands ECO360o Global Sustainability strategy is designed to help minimize our environmental impact, and it reflects our vision to lead the way in sustainable building development and resort operations.

Compliance with Laws and Regulations

Details regarding the Group’s compliance with the relevant laws and regulations which have a significant impact on the Group are provided in the Business Review section (on pages 19 to 58 of this Annual Report) and the Corporate Governance Report (on pages 60 to 104 of this Annual Report).

The Company has a formal Anti-Money Laundering Policy in place, which takes into account regulatory requirements and expectations, as well as industry demands, to ensure that regulatory compliance is maintained at the highest monitoring standards.

Relationships with Key Stakeholders

We utilize various strategies to attract the best talent available. As at December 31, 2016, the number of full-time team members of the Group was 28,765 (including 2,246 working for hotel partners). To support the success of our team members and to foster a culture of ongoing improvement, we launched various business process improvement tools in 2016, including 5s, lean management, Scrum and Frequent Work Process (FWP). Sands China believes in providing all team members with continuous training and development opportunities. The training programs continue to focus on talent development across all levels of the Company. We aggressively train and develop our gaming team members so that they are equipped to work in non-gaming operations. We are committed to providing all team members with horizontal and vertical career opportunities through on-the-job and soft skills training.

Remuneration awards for team members were determined by reference to the performance of the individual and the Company and were in line with market practice and conditions, the Company’s goals and strategies, and designed to attract, retain and motivate high performing individuals. The Company has also adopted an Equity Award Plan for the purpose of attracting talented persons to enter and remain in the employment of our Group.

Regarding our suppliers, we engage in fair and transparent operating practices that aim to drive healthy competition based on mutual trust. We have robust procurement policies and procedures and the highest ethical standards are employed when engaging suppliers or service providers. This safeguards the relentless attention to the quality of products, services and experiences that our customers expect.

An analysis of our relationship with our customers is provided in section 2.6.3 (on page 56 of this Annual Report).

Further details relating to the Group’s relationships with its key stakeholders can be found in the Company’s 2016 sustainability report to be published in due course.

ANNUAL REPORT 2016

# THE ENVIRONMENTALLY RESPONSIBLE choice for green meetings worldwide

## 31 MILLION

kWh of energy was saved in 2016 by installing LED and other energy efficient lights, and through optimization of cooling and heating systems

## 120 MILLION

gallons of water were saved in 2016 through water flow controllers, low-flow shower heads and an automatic irrigation system

## EARTHCHECK

The Venetian Macao received a Bronze Benchmarked certification in 2014

## EARTH HOUR

- Earth Hour Every Month implemented at Sands China properties
- 15 hotels in Macao have taken our 'I Will If You Will' challenge to join Earth Hour Every Month
- Sands China engaged team members to recycle light bulbs and replace with LEDs at home to save energy



## CERTIFICATION

- The Venetian Macao received Macao Green Hotel Gold Award in 2015
- Sands Cotai Central received Macao Green Hotel Gold Award in 2014
- Sands Macao received Macao Green Hotel Gold Award in 2016
- Sands China received IMEX-GMIC Green Supplier Award and Green China Enterprise Award in 2014
- The Venetian Macao, Sands Macao and Sands Cotai Central received CEM Award for Energy Savings
- ISO20121 Event Sustainability Management System
- China Hotelier Award for Corporate Social Responsibility
- Sands China ranked #62 on Top 500 Global Companies on Green Ranking by Newsweek in 2016

## 92%

portion of our suite lighting and other operational areas that use the latest LED and other energy saving technologies

## CONTRIBUTION TO COMMUNITY

- Sands China partnered with Clean the World Asia to build 35,000 hygiene kits in 2016 and donated to developing countries
- Collaborated with Oxfam to raise fund to support communities through "Clean Plate Challenge" activity by engaging team members to reduce food waste
- 38 Community activities including 11 green action activities in 2016
- Sands China supports the Fuhong Society of Macau's "Happy Market", a social enterprise which aims at raising awareness of recycling, resource sharing and providing employment opportunities for people with disabilities

## EURO V & EURO IV

- Emission standards were followed for the shuttle buses in order to reduce air pollution
- The Parisian Macao's entire fleet of guest shuttle buses run on low-emission compressed natural gas (CNG) technology
- 25 shuttle buses were re-engineering with battery operated air-conditioning to reduce fuel consumption during idle time

## 100

- Number of recycling points at the Sands China facilities are used for collection and separation of recyclable materials
- Shredded playing cards, glass recycling, food waste digester and wood chipping machine facilitates improved waste diversion
- 6,100 tons of waste diverted through recycling in 2016

Sands ECO 360° GLOBAL SUSTAINABILITY

金沙中國 Sands China Ltd.

Entertainment That Is Simply Out Of This World.

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

3.1 CHAIRMAN’S INTRODUCTION

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care. I have used this year’s Corporate Governance Report to again demonstrate how we have done this at Sands China.

We are committed to the continuous improvement of our corporate governance practices to support the performance of our business and enable effective oversight. Business needs, best practices we see elsewhere and regulatory changes all help drive this improvement. I am pleased to report that, the Company recently adopted a revised set of Terms of Reference of the Remuneration Committee on January 20, 2017, under which the Remuneration Committee was delegated responsibility to determine the remuneration packages of individual Executive Directors and the senior management of the Group (as defined in the revised Terms of Reference of the Remuneration Committee).

Ensuring high standards of governance is a key part of my role as Chairman and I believe our practices are fit-for-purpose and effectively support our business. As with last year’s report, this report explains how we apply the key principles and follow best practice, and what the Board has actually done in support of the business and to meet stakeholder expectations.

Sheldon G. Adelson

Chairman of the Board and Chief Executive Officer

March 17, 2017

ANNUAL REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

The 2016 Corporate Governance Report

We have set out this report in the following way:

Sections    What we cover

1.    Good governance Why good governance is important to us

2.    The Board The Board’s role and its composition, and the supporting governance framework

3.    Key roles What the Chairman, Chief Executive Officer, Executive and Non-Executive

Directors and the Company Secretary do to support good governance

4.    Activity What we did by way of governance in 2016 and the latest developments in

2017

5.    The Committees How the Committees have supported the work of the Board

6.    Risk management and internal control The key aspects of our approach to risk management and internal control

7.    Shareholders What we have done in relation to Shareholder engagement

8.    Compliance disclosures and other matters Compliance is important, and this section confirms any remaining requirements not covered in the earlier sections

3.2 GOOD GOVERNANCE

The Board views good governance as a priority for the Company: enabling effective monitoring and oversight of strategy and performance whilst, when clearly and transparently communicated, giving our investors a better understanding of how the Company is led and how oversight across the business is provided. We expect our governance framework and practices will develop over time in response to business and oversight needs, and plan to use this report to explain to our investors how our governance has developed and improved.

The Board is of the view that throughout the year ended December 31, 2016 and up to the Latest Practicable Date, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

Under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual. Mr. Sheldon Gary Adelson, the Chairman of the Board, was appointed as the Chief Executive Officer with effect from March 6, 2015. For an explanation regarding Mr. Adelson’s roles as both the Chief Executive Officer and the Chairman, please refer to page 67 of this Annual Report.

ANNUAL REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

Code Provision A.4.2

Under code provision A.4.2 of the Code, all directors appointed to fill a casual vacancy should be subject to election by shareholders at the first general meeting after appointment.

Dr. Wong Ying Wai was appointed as an Executive Director by the Board with effect from January 22, 2016 and was re-elected at the next annual general meeting of the Company immediately following his appointment, which was held on May 27, 2016 (the “Re-election”). The Re-election did not occur at the extraordinary general meeting that was held on February 19, 2016 for the purpose of amending the terms of the Company’s Equity Award Plan. The Re-election was in accordance with article 101(3) of the Company’s articles of association, which complies with paragraph 4(2) of the Appendix 3 of the Listing Rules. Article 101(3) provides that any director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

Code Provision A.5.1

Under code provision A.5.1 of the Code, the Nomination Committee should comprise a majority of Independent Non-Executive Directors. Owing to the resignations of Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce on March 7, 2016 and March 11, 2016 respectively, the Nomination Committee did not comprise a majority of Independent Non-Executive Directors and therefore did not comply with code provision A.5.1 of the Code for the period from March 7, 2016 to December 29, 2016.

Following the appointment of Ms. Chiang Yun and Mr. Victor Patrick Hoog Antink, the Company’s Independent Non-Executive Directors, as members of the Nomination Committee on December 30, 2016, the Company has since complied with code provision A.5.1 of the Code.

Code Provision E.1.2

Under code provision E.1.2 of the Code, the Chairman of the Board should attend the annual general meeting of the Company. The Chairman of the Board was absent from the Company’s annual general meeting held on May 27, 2016 due to other business commitments.

ANNUAL REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

3.3 THE BOARD

The Board’s main responsibility and purpose is to deliver the long-term success of the Company and to create long-term value for its Shareholders. It does this by providing strategic and entrepreneurial leadership, and by exercising prudent oversight and control over the Company. As the business continues to grow through the development of its Cotai Strip developments, the Board needs to ensure that the Company has the resources — both funding and talent — to deliver success. The Board also recognizes the need for effective engagement by the Company with its key stakeholders, including all its investors.

To achieve these goals and discharge its responsibilities, the Board has defined the business and governance issues for which it needs to be responsible, and these matters reserved for the Board have been separately defined. The matters reserved for the Board are periodically reviewed to ensure they are up to date. The principal matters the Board is responsible for include:

approval of strategy

evaluation and determination of risk appetite

overseeing the risk management and internal control systems and ensuring their effectiveness setting ethical standards monitoring operational and financial performance engaging with Shareholders review and approval of annual operating and capital budgets review and approval of interim dividends review and recommendation of final dividends for Shareholders’ approval review and approval of initial construction budgets for projects, as well as significant modifications review and approval of announcements made via the Stock Exchange website review and approval of issuance and sale of the Company’s securities review and approval of raising of debt by the Company, and any early repayment review and approval of significant acquisitions and disposals performing the corporate governance functions set out in code provision D.3.1 of the Code

The Board also recognizes that it sets the ethical standards for the Company, and has therefore designed a framework to ensure that the highest standards of integrity and ethical behavior are maintained by all Directors and employees. The Company maintains a Code of Business Conduct and Ethics and an Anti-Corruption Policy. These are supported by a bilingual Compliance Policy Handbook that is distributed to all Directors and staff upon joining the Company.

There are certain matters for which the Board is responsible that are delegated to its Committees. These are matters where particular time and attention need to be devoted to specific topics (so that regular Board meetings may not be the most effective place to consider them), have the need for specialist input, or require the demonstration of independent oversight. Accordingly, the Board has four Committees to help it discharge its responsibilities: the Audit, Remuneration, Nomination and Capex Committees. Whilst two of the Committees have been in place since the Company’s listing, the Capex Committee was established on March 1, 2011 and the Nomination Committee was established on March 2, 2012.

ANNUAL REPORT 2016

The Committees each have formal terms of reference that are subject to annual review to confirm the adequacy. All Committees have reporting responsibilities back to the Board and make recommendations to the Board on key decisions relating to their remit. At each Board meeting, the relevant Committee chairman reports back to the Board highlighting any matter that requires the Board’s attention or decision.

The work of the Board during 2016 is explained on page 70 and the work of the Committees is set out on pages 71 to 75 of this Annual Report.

The work of the Board is central to the success of the Company, so we need to ensure it has the right membership. In looking at its composition, the Board looks to ensure it has the right set of skills and experience, relevant knowledge and appropriate members. For us, this means having a deep understanding of the hospitality, gaming and MICE industries, knowledge of the local business and economic environment in Macao and, more broadly, in China and other relevant markets. It also means having the right balance of Executive and Non-Executive Directors, including those who are independent and bring a broad and objective perspective with a questioning mindset.

As at the date of this Annual Report, the Board comprises eight members who, together, bring the skills and experience the Company needs to meet our long-term objectives: two Executive Directors and six Non-Executive Directors, four of whom are considered to be independent in accordance with the independence guidelines as set out in the Listing Rules. The members of the Board and their biographies are set out under “Directors and Senior Management” on pages 12 to 17 of this Annual Report. The needs of the Company changes over time and, therefore, so does the membership of the Board. The Board considers the qualifications and experience of the candidates and the benefits such candidates bring to the Company. On this basis, Dr. Wong Ying Wai was appointed as Executive Director with effect from January 22, 2016 and Mr. Kenneth Patrick Chung was appointed as Independent Non-Executive Director with effect from July 15, 2016.

In order to make sure the Company takes the best advantage of a director’s skills and experience, new directors undergo an induction program that involves the opportunity to meet senior managers and learn about the parts of the business for which they are responsible, as well as visits to the Company’s operations and construction projects. They are also briefed by the Company Secretary and external advisers about their responsibilities as Directors under statute and common law, the Listing Rules, legal and other regulatory requirements and the Company’s business and governance policies.

To contribute as effectively as possible on an on-going basis, Board members receive periodic updates that are relevant to their duties and to the business of the Company.

The Board is responsible for performing the corporate governance functions set out in the code provision D.3.1 of the Code and adopted the terms of reference of the Board on corporate governance functions on March 2, 2012.

ANNUAL REPORT 2016

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practices. It sets out the primary corporate governance-related duties of the Board, which are to:

develop and review the Company’s policies and practices on corporate governance review and monitor the training and continuous professional development of the Directors and senior management review and monitor the Company’s policies and practices on compliance with legal and regulatory requirements develop, review and monitor the code of conduct and compliance manual applicable to employees and Directors review the Company’s compliance with the Code and relevant disclosures in the annual Corporate Governance Report

The Board has reviewed the Company’s corporate governance policies and practices, training and continuous professional development of Directors and senior management, the Company’s policies and practices on compliance with legal and regulatory requirements, the compliance of the Model Code and written employee guidelines, and the Company’s compliance with the Code and disclosures in this Corporate Governance Report.

Appointment terms

Each Non-Executive Director, whether independent or not, is appointed for a term of three years and is subject to retirement by rotation at least once every three years. A Director appointed to fill a casual vacancy or as an addition to the Board will be subject to re-election by the Shareholders at the first annual general meeting after their initial appointment.

Continuous Professional Development of Directors

Directors keep abreast of responsibilities as a director of the Company and of the conduct, business activities and development of the Company.

Directors should participate in appropriate continuous professional development to develop and refresh their knowledge and skills to ensure that their contribution to the Board remains informed and relevant. Internally-facilitated briefings for Directors will be arranged and reading materials on relevant topics will be issued to Directors where appropriate. All Directors are encouraged to attend relevant training courses at the Company’s expense.

During the year ended December 31, 2016, the Company arranged briefings on environmental, social and governance reporting, enterprise risk management, directors’ duties, cyber security and quarterly updates on the market, business, industry, litigation and construction status. In addition, relevant reading materials including directors’ manual and legal and regulatory updates were provided to the Directors for their reference.

ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

To summarize, the Directors received trainings on the following areas to develop and refresh their skills and knowledge during the year:

| Directors | Training areas<br>Corporate Governance | <br>Legal and Regulatory | <br>Business |
|---|---|---|---|
| **Executive Directors** | | | |
| Sheldon Gary Adelson | √ | √ | √ |
| Wong Ying Wai[1] | √ | √ | √ |
| Toh Hup Hock[2] | √ | √ | √ |
| **Non-Executive Directors** | | | |
| Robert Glen Goldstein | √ | √ | √ |
| Michael Alan Leven[3] | √ | √ | √ |
| Charles Daniel Forman | √ | √ | √ |
| **Independent Non-Executive Directors** | | | |
| Iain Ferguson Bruce[4] | √ | √ | √ |
| Chiang Yun | √ | √ | √ |
| David Muir Turnbull[5] | √ | √ | √ |
| Victor Patrick Hoog Antink | √ | √ | √ |
| Steven Zygmunt Strasser | √ | √ | √ |
| Kenneth Patrick Chung[6] | √ | √ | √ |

*Notes:*

(1) appointed on January 22, 2016
(2) resigned on April 15, 2016
(3) retired on April 12, 2016
(4) resigned on March 11, 2016
(5) resigned on March 7, 2016
(6) appointed on July 15, 2016

## Performance Evaluation

The Board and each of the Committees carry out performance self-evaluations on an annual basis to ensure they remain effective and to ensure there is a focus on continuous improvement in the way that the Board and the Committees function.

## Directors' Responsibility for Financial Reporting in respect of Financial Statements

The Directors acknowledge their responsibility for preparing the financial statements of the Company for the year ended December 31, 2016.

66
ANNUAL REPORT 2016

3.4 KEY ROLES

A number of roles are key to a well-run board, particularly those of the Chairman, Chief Executive Officer and the Company Secretary. Additionally, although they are members of a unitary board, the Non-Executive Directors bring different perspectives to the Board’s discussions from the Executive Directors who are involved day-to-day.

Chairman

The primary role of Chairman is to provide leadership. He is responsible for the proper functioning of the Board and for ensuring the application of good corporate governance practices. The Chairman is responsible for setting the Board’s agenda and ensuring that adequate time is available for discussion of all agenda items, in particular strategic issues. He also promotes a culture of openness and debate by facilitating the effective contribution of Non-Executive Directors in particular and ensuring constructive relations between Executive and Non-Executive Directors. The Chairman is responsible for ensuring that the Directors receive accurate, timely and clear information and also ensures effective communication with Shareholders.

Chief Executive Officer

The primary role of the Chief Executive Officer is to focus on developing the business strategy and support plans for approval by the Board and implement the objectives and policies agreed by the Board. The executive team and senior management should support the Chief Executive Officer in doing this. The Chief Executive Officer has primary responsibility for setting an example to the Company’s employees and communicating to them the expectations of the Board in relation to the Company’s culture, values and behavior. He is responsible for supporting the Chairman to make certain that appropriate standards of governance permeate through all levels of the organization and he makes certain that the Board is made aware of the Executive Directors’ and senior management’s views on business issues in order to ensure discussions in the boardroom remain well-informed.

The roles of Chairman and Chief Executive Officer have been performed by Mr. Sheldon Gary Adelson since March 6, 2015. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

Non-Executive Directors

The Non-Executive Directors bring a rich mix of business experience from a broad base of business experience. Some Non-Executive Directors are not independent by virtue of their connection with our parent company, LVS. These Directors bring understanding and experience of the industries within which we operate, and therefore add considerable value to the Board’s decision making. This experience, when combined with the outside perspective of the Independent Non-Executive Directors provides a powerful combination of skills and experience.

All Non-Executive Directors, whether independent or not, bring essential challenge and valuable experience to the Board’s deliberations. It is important that all Directors, but in particular Non-Executive Directors are able to devote sufficient time to the Company’s business. The Board has considered the time commitment of each Director to ensure that they are spending sufficient time on the Company’s affairs.

ANNUAL REPORT 2016

3. CORPORATE GOVERNANCE REPORT

Independent Non-Executive Directors

Actual and perceived independence is a key quality we require of a significant portion of our Board. We have complied with the Listing Rules requirement that at least one-third of the Board be comprised of Independent Non-Executive Directors. All Independent Non-Executive Directors have confirmed, in writing, their independence in accordance with the independence guidelines as set out in the Listing Rules.

In the Company’s case, with the substantial shareholding held by LVS, the Independent Non-Executive Directors have a particular responsibility to safeguard the interests of the minority Shareholders notwithstanding that the Board and the majority Shareholder both understand that decisions should always be made in the best interests of the Company. The Independent Non-Executive Directors conducted an annual review on the continuing connected transactions between the Company and its parent and are of the opinion that the transactions were entered into in the usual and ordinary course of business of the Company on normal commercial terms and are fair and reasonable and in the interest of the Shareholders as a whole.

Company Secretary

The Company Secretary also plays a vital role. Working with the Chairman, he ensures there is a good and timely fiow of information to Directors, both in their roles as Board members and as members of individual Board Committees. He also facilitates induction activities for new Directors and assists with the continuing professional development of Board members. The Company Secretary is responsible for taking and keeping minutes of all Board and Committee meetings.

The Company Secretary also plays an important role in advising the Chairman on all corporate governance-related matters. He is also available to provide advice to the Board. Mr. Dylan James Williams, the Company Secretary, has confirmed that he has undertaken no less than 15 hours of relevant professional training during the year ended December 31, 2016.

ANNUAL REPORT 2016

3.5 ACTIVITY

The Board meets four times during a year as a minimum and it met seven times during the year ended December 31, 2016. The attendance of each Director at Board and Committee meetings and general meetings is detailed in the table below.

Attendance/No. of Meeting(s)

Extra-

Annualordinary

AuditRemunerationNominationCapexGeneralGeneral

Name of Director    Board CommitteeCommitteeCommitteeCommitteeMeetingMeeting

Sheldon Gary Adelson    6/7 —/——/—1/1—/—0/10/1

Wong Ying Wai(1)    7/7 —/—1/1—/—6/61/11/1

Toh Hup Hock(2)    3/3 —/——/——/——/——/—1/1

Robert Glen Goldstein    6/7 —/——/——/—6/70/10/1

Michael Alan Leven(3)    0/3 —/——/——/—0/3—/—0/1

Charles Daniel Forman    7/7 —/——/——/——/—1/10/1

Iain Ferguson Bruce(4)    3/3 3/31/11/1—/——/—0/1

Chiang Yun(5)    7/7 8/9—/—0/0—/—1/10/1

David Muir Turnbull(6)    2/2 —/—1/11/1—/——/—0/1

Victor Patrick Hoog Antink(5)    7/7 9/92/20/07/71/10/1

Steven Zygmunt Strasser    7/7 9/92/2—/——/—1/11/1

Kenneth Patrick Chung(7)    3/3 1/1—/——/——/——/——/—

Notes:

(1) appointed as director and a member of the Remuneration Committee and the Capex Committee on January 22, 2016, seven Board meetings were held on or after January 22, 2016, one Remuneration Committee meeting and six Capex Committee meetings were held after January 22, 2016 (2) resigned as director on April 15, 2016, three Board meetings were held before April 15, 2016 (3) retired as director on April 12, 2016, three Board meetings and three Capex Committee meetings were held before April 12, 2016 (4) resigned as director on March 11, 2016, three Board meetings, three Audit Committee meetings, one Remuneration Committee meeting and one Nomination Committee meeting were held on or before March 11, 2016 (5) appointed as a member of the Nomination Committee on December 30, 2016, no Nomination Committee meeting was held on or after December 30, 2016 (6) resigned as director on March 7, 2016, two Board meetings, one Remuneration Committee meeting and one Nomination Committee meeting were held before March 7, 2016 (7) appointed as director on July 15, 2016, three Board meetings were held on or after July 15, 2016; appointed as a member of the Audit Committee on October 14, 2016, one Audit Committee meeting was held after October 14, 2016

Apart from regular Board meetings, the Chairman also held a meeting with the Non-Executive Directors (including Independent Non-Executive Directors) without the presence of Executive Directors during the year 2016.

Agendas for each meeting are prepared by the Company Secretary in consultation with the Chairman, and based on a forward calendar that helps ensure that all relevant matters for the year ahead are considered by the Board in a timely manner. All Directors are encouraged to contribute to the agenda setting process. Information relevant to each Board meeting is sent out in good time to the Directors. In addition to board papers, information relevant to the Company’s financial position and latest developments is made available to Directors to keep them up to date. Structured monthly updates on the Company’s performance, position and prospects are provided to Directors. The Directors also have access to senior management where necessary.

ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

During the year, the Board covered a wide range of matters in relation to strategy, operations, financial performance, regulatory compliance and governance. The principal items included:

| Meeting/Resolutions Date | Matters Considered, Reviewed and Approved/Recommended |
|---|---|
| Regularly | • Reports of the Committees<br>• Updates from the management team including updates from the construction department on the status of its development projects, including any potential delays or labor concerns, and updates from the legal department on the status of any material litigation<br>• Approval of capital expenditure projects<br>• Public announcements<br>• Annual review of self performance<br>• Other reviews as required by the Code and the Board of Directors Corporate Governance Guidelines, including but not limited to Shareholders' Communication Policy, Whistleblowing Policy, Code of Business Conduct and Ethics, Directors' contributions and Directors' training and continuous professional development |
| Quarterly | • Financial results, including the Company's IFRS results as well as its U.S. GAAP financial results for inclusion by LVS in its consolidated results |
| January 22, 2016 | • Interim dividend<br>• Amendment to Equity Award Plan<br>• Appointment of Dr. Wong Ying Wai as Executive Director, Authorized Representative and a member of the Remuneration Committee and the Capex Committee |
| February 19, 2016 | • Preliminary financial results announcement for the year ended December 31, 2015<br>• Proposed the re-appointment of the Company's external auditor, Deloitte Touche Tohmatsu |
| March 11, 2016 | • Final dividend<br>• Publication and dispatch of 2015 annual report to Shareholders<br>• Appointment of Mr. Robert Glen Goldstein to replace Mr. Michael Alan Leven as the Chairman of the Capex Committee |
| April 15, 2016 | • Appointment of Mr. Steven Zygmunt Strasser as the Chairman of the Remuneration Committee<br>• Renewal of the appointment letter of Mr. Steven Zygmunt Strasser as Independent Non-Executive Director |
| May 9, 2016 | • Revised 2016 Budget |
| June 12, 2016 | • Drawdown and Repayment of the VML Revolving Credit Facility |
| July 15, 2016 | • Appointment of Mr. Kenneth Patrick Chung as Independent Non-Executive Director |
| August 12, 2016 | • Interim results for the period ended June 30, 2016<br>• Publication and dispatch of 2016 interim report to Shareholders |
| October 14, 2016 | • Appointment of Mr. Kenneth Patrick Chung as a member of the Audit Committee |
| November 10, 2016 | • Approval of the revision of Directors' fees payable to the Non-Executive Directors and Independent Non-Executive Directors |
| December 30, 2016 | • Appointment of Ms. Chiang Yun and Mr. Victor Patrick Hoog Antink as members of the Nomination Committee |

70
ANNUAL REPORT 2016

Draft minutes are circulated to Directors for comment shortly after a meeting and final minutes are available for review and inspection by Directors.

3.6 THE COMMITTEES

The Board has four Committees that undertake work on its behalf, and report back to the Board: the Audit Committee, the Remuneration Committee, the Nomination Committee and the Capex Committee.

The roles and functions of the Committees are set out in their respective terms of reference. The terms of reference of the Audit Committee, the Remuneration Committee and the Nomination Committee are available on the websites of the Company and of the Stock Exchange. The terms of reference of the Capex Committee is available on the website of the Company.

Audit Committee

The Audit Committee supports the Board by exercising oversight in relation to the Company’s accounting and financial reporting processes, risk management and internal control systems, the financial statements and other financial reports, financial management, the external auditor, internal audit and compliance with legal and regulatory requirements.

The Audit Committee comprises only Independent Non-Executive Directors. As at the date of this Annual Report, the members of the Audit Committee are Mr. Victor Patrick Hoog Antink (Chairman), Ms. Chiang Yun, Mr. Steven Zygmunt Strasser and Mr. Kenneth Patrick Chung. Mr. Victor Patrick Hoog Antink and Mr. Kenneth Patrick Chung have appropriate professional qualifications and experience in financial matters.

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. In 2016, it met nine times. Individual attendance of each Committee member is set out on page 69 of this Annual Report. In addition to the members of the Audit Committee, meetings were attended by the President and Chief Operating Officer, Senior Vice President of Finance, Vice President of Audit Services Group and the external auditor at the invitation of the Audit Committee.

The Audit Committee’s main work during 2016 included reviewing:

the 2015 annual report, including the corporate governance report, directors’ report and the financial statements, as well as the related results announcement the 2016 interim report and interim results announcement the 2016 first and third quarters results announcements drawdown and repayment of the VML Revolving Credit Facility compliance with the Code, the SFO, the Hong Kong Companies Ordinance and the Listing Rules

legal cases brought against the Company or other members of the Group, and the actions taken by management in response

ANNUAL REPORT 2016

in relation to the external auditor, their plans, reports and management letter, fees, involvement in non-audit services, and their terms of engagement the plans (including those for 2017), resources, work and regular reports of the Company’s internal auditor, the Audit Services Group the resources, staff qualification and experience, training programs and budget of the Group’s accounting, internal audit and financial reporting functions the adequacy and effectiveness of the Company’s financial reporting system, the system of internal controls in operation, risk management system and associated procedures within the Group the Whistle-blowing and Ethical Conduct policy, i.e. procedures to facilitate team members to raise, in confidence, concerns about possible improprieties in financial reporting, internal control or other matters

Deloitte has been the Group’s external auditor since 2013. The Audit Committee has reviewed the relationship the Company has with Deloitte. The Audit Committee is satisfied that this relationship is working well and, having also reviewed the effectiveness of the external audit process as well as the independence and objectivity of Deloitte, has recommended their reappointment at the forthcoming annual general meeting. A resolution to this effect has been included in the notice of the annual general meeting.

The Audit Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

Remuneration Committee

The Remuneration Committee reviews and makes recommendations to the Board concerning the Company’s remuneration structure and policy and on the establishment of a formal and transparent procedure for developing remuneration policy. It has the delegated responsibility to determine the remuneration packages of individual Executive Directors and the senior management of the Group (as defined in the revised terms of reference of the Remuneration Committee).

The Remuneration Committee comprises a majority of Independent Non-Executive Directors. As at the date of this Annual Report, the members of the Remuneration Committee are Mr. Steven Zygmunt Strasser (Chairman), Mr. Victor Patrick Hoog Antink and Dr. Wong Ying Wai. Owing to the resignation of Mr. David Muir Turnbull on March 7, 2016, the Remuneration Committee was not chaired by an Independent Non-Executive Director and therefore did not comply with Rule 3.25 of the Listing Rules until the appointment of Mr. Steven Zygmunt Strasser, an Independent Non-Executive Director, as the chairman of the Remuneration Committee on April 15, 2016.

The Remuneration Committee shall meet at least four times per year on a quarterly basis, or more or less frequently as circumstances require. In 2016, it met two times. Individual attendance of each Committee member is set out on page 69 of this Annual Report. In addition to the members of the Remuneration Committee, the Senior Vice President of Human Resources regularly attends the meetings by invitation.

ANNUAL REPORT 2016

The Remuneration Committee’s main work during 2016:

reviewed and recommended to the Board the remuneration policies and structure determined the remuneration packages for members of senior management hired during the year reviewed and recommended to the Board for approval the remuneration of the Executive Director and Independent Non-Executive Director appointed during the year reviewed and recommended to the Board for approval the revision of Directors’ fees of Independent Non-Executive Directors and Non-Executive Directors (except for Mr. Robert Glen Goldstein, who is an executive of LVS)

reviewed and recommended to the Board for approval the management incentive program reviewed and approved the proposed wage adjustment and bonus awards reviewed and approved amendments to options and restricted share units granted to team members under the Equity Award Plan reviewed and recommended to the Board the proposed amendments to the Equity Award Plan reviewed and approved the grant of options to team members under the Equity Award Plan reviewed and approved the guidelines for granting options to team members under the Equity Award Plan delegated the authority to the President to grant awards under the Equity Award Plan

In conducting its work in relation to the remuneration of Directors and senior management, the Remuneration Committee ensured that no individual was involved in determining his or her own remuneration. It also ensured that remuneration awards were determined by reference to the performance of the individual and the Company and were aligned to the market practice and conditions, Company’s goals and strategy, designed to attract, retain and motivate high performing individuals, and reflected the specifics of individual roles (for example, complexity and performance).

In respect of Non-Executive Directors, the Remuneration Committee has reviewed fees payable taking into account the particular nature of their duties, relevant guidance available and the requirements of the Listing Rules.

The Remuneration Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code and revised on January 20, 2017, under which the Remuneration Committee was delegated responsibility to determine the remuneration packages of individual Executive Directors and the senior management of the Group (as defined in the revised terms of reference of the Remuneration Committee).

ANNUAL REPORT 2016

Retirement Scheme

The Company operates a retirement scheme, the VML Provident Fund Scheme. All team members who are employed on a full time basis by the Group are eligible to participate in the scheme after they have completed three months of service. Benefits payable under the scheme are calculated by reference to the Company’s contributions and each team member’s own contributions, together with investment returns on such contributions. Both team members’ and the Company’s contributions are determined based on a fixed percentage of team members’ base salary. The scheme has been established and is maintained in accordance with the laws of Macao.

Dr. Wong Ying Wai, the President and Chief Operating Officer and Executive Director, participates in the VML Provident Fund Scheme.

Specific additional disclosures required in respect of remuneration including the Equity Award Plan are included later in the Directors’ Report and in Note 7 to the Consolidated Financial Statements in this Annual Report.

Nomination Committee

The Nomination Committee is primarily responsible for reviewing the structure, size and composition of the Board, and makes recommendations to the Board in relation to appointments and re-appointments at Board level, including succession planning. It also assesses the independence of Independent Non-Executive Directors.

The Nomination Committee comprises a majority of Independent Non-Executive Directors. As at the date of this Annual Report, the members of the Nomination Committee are Mr. Sheldon Gary Adelson (Chairman), Ms. Chiang Yun and Mr. Victor Patrick Hoog Antink. Owing to the resignation of Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce on March 7, 2016 and March 11, 2016 respectively, the Nomination Committee did not comprise a majority of Independent Non-Executive Directors and therefore did not comply with code provision A.5.1 of the Code until the appointment of Ms. Chiang Yun and Mr. Victor Patrick Hoog Antink, the Independent Non-Executive Directors, as members of the Nomination Committee on December 30, 2016.

The Nomination Committee shall meet at least annually or more or less frequently as circumstances require. In 2016, it met once. Individual attendance of each Committee member is set out on page 69 of this Annual Report.

On selection of candidates for directorship of the Company, the Nomination Committee makes reference to the Company’s board diversity policy. The Nomination Committee is primarily responsible for identifying suitably qualified individuals to become members of the Board. A number of factors will be considered, including but not limited to gender, age, cultural and educational background, professional and industry experience, skills, knowledge and time commitments of such individuals. All appointments will be made based on merits and contribution that the selected individuals will bring to the Board. The Company’s own business model and specific needs and other relevant statutory requirements and regulations will also be taken into consideration. External recruitment professionals might be engaged to carry out selection process when necessary.

During 2016, the Nomination Committee completed the review of the structure, size and composition of the Board, assessed the independence of Independent Non-Executive Directors pursuant to code provision A.5.2 of the Code and recommended to the Board the appointment of Dr. Wong Ying Wai as Executive Director. The board diversity policy was taken into account by the Committee and the Board in this appointment.

The Nomination Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

ANNUAL REPORT 2016

Sands China Capital Expenditure Committee

The Sands China Capital Expenditure Committee monitors and, where appropriate, approves non-budgeted capital expenditure with project values between US$1 million and US$10 million. Expenditure in excess of this limit requires Board approval.

As at the date of this Annual Report, the members of the Capex Committee are Mr. Robert Glen Goldstein (Chairman), Mr. Victor Patrick Hoog Antink and Dr. Wong Ying Wai.

The Capex Committee shall meet as required. In 2016, the Capex Committee met seven times. Individual attendance of each Committee member is set out on page 69 of this Annual Report. Its work covered the review of various capital expenditure projects such as The Parisian Macao and improvements to the gaming areas at The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao.

3.7 RISK MANAGEMENT AND INTERNAL CONTROL

In executing its strategy and operating its business, the Company faces several risks and uncertainties. Effective risk management is a central element of Sands China’s governance practices, designed to mitigate and manage these risks. Ultimately, the accurate and timely identification, assessment and management of Sands China’s priority risks are critical to the operational and financial success of the business.

What We Did in 2016

In view of the implementation of the Consultation Conclusions on Risk Management and Internal Control, relating to code provision C.2.1 of the Code, issued by the Stock Exchange in December 2014, the Company has reviewed its risk management framework and processes and has implemented relevant measures resulting from this exercise that aim to enhance the framework and processes. The terms of reference of the Company’s Audit Committee were revised and approved by the Board effective on October 16, 2015, to include oversight of the Company’s risk management system.

During 2016, Sands China set up an Enterprise Risk Management (“ERM”) Committee (the “ERM Committee”) and developed a Charter (the “ERM Charter”) to strengthen its risk management framework in three ways. Firstly, the ERM Charter clearly sets out the roles and responsibilities of different committees, functions and individuals for risk management activity. This helps to ensure that risk management is embedded across the organization with clear accountability for its implementation and oversight. Secondly, the ERM Charter describes the methodology and approach to risk identification and assessment. This helps to ensure a consistent approach to risk management both across the Group and over time. Thirdly, the ERM Charter establishes protocols for both internal and external communication to appropriate individuals where risk events arise or existing risk events change. This helps Sands China to respond effectively to mitigate or address risk events.

The ERM Charter is aligned with LVS’ ERM program, thereby enabling Sands China to benefit from the breadth of risk management experience across the LVS group. The operation of the ERM Committee will be under the review of the Audit Committee on behalf of the Board with a view to the continuous improvement of risk management and internal control systems.

ANNUAL REPORT 2016

What We Have Planned For 2017

To be effective, risk management must be an on-going process that takes into account the constantly changing business environment. Sands China is committed to the continuous improvement of its risk management and internal control systems and will continue to conduct regular reviews to ensure that they are effective and appropriate. At the management level, this includes regular meetings of the ERM Executive Sponsors, the ERM Committee, the ERM Project Management team and the Risk Mitigation Owners. At the Board level, this includes the on-going oversight of management’s design, implementation and monitoring of the risk management and internal control systems through meetings between management and the Audit Committee of the Board.

Governance and Implementation Structure for Risk Management

Sands China’s governance structure for its risk management system is set out below:

Board of Directors

Capital

Audit Remuneration Nomination Expenditure Committee Committee Committee Committee

Audit Services Executive Group Committee

Suspicious

Credit Compliance Junket Oversight

Transactions Report ERM Committee Committee Committee Committee Committee

The Board of Directors and the Audit Committee

The Board of Directors has overall responsibility for risk management and internal control systems and for reviewing their effectiveness at least annually through the Audit Committee. The Board recognizes that these systems are designed to manage rather than eliminate the risk of failure to achieve business objectives, and therefore can only provide reasonable but not absolute assurance against material misstatement or loss.

The Board meets its responsibility in respect of risk management and internal control systems in a number of ways. It sets and communicates Sands China’s strategies and objectives. It, through the Audit Committee, oversees the Company’s risk management and internal control systems on an on-going basis. It monitors risk appetite by evaluating and determining the nature and extent of the priority risks that the Group will accept in order to achieve its strategic objectives.

ANNUAL REPORT 2016

Throughout the year, the Audit Committee and the Board receive analysis of risk-related key matters for consideration in advance of each meeting, covering financial and operational matters. The regular provision of risk information allows the early identification of potential issues and an assessment of the adequacy of any mitigating actions to address them.

During the year, the ERM Committee held its first meeting to kick off the 2016 ERM review process. Subsequent to this, the ERM Committee met with the Risk Mitigation Owners to identify risks. After the risk identification process was completed, risk assessment meetings were held to consider and discuss risks, including priorities. Risk Mitigation Owners for each risk were identified. Mitigation planning meetings were held subsequently to evaluate mitigation measures already existing or determine mitigation measures to be put in place to address the risks identified. In October 2016, the Audit Committee received an update on the ERM process, evaluated and determined the nature and the extent of the risks identified and considered the risk management and internal control systems in place to mitigate them. The ERM disclosures were then drafted and reviewed for inclusion in the Company’s Annual Report. The Audit Committee performed an annual review of risk management and internal control systems in its January 2017 meeting.

On behalf of the Board, the Audit Committee conducts an on-going review of the effectiveness of Sands China’s and its subsidiaries’ risk management and internal control systems. The review covers all material controls, including financial, operational and compliance controls. This looks at how the nature and extent of priority risks has changed since the previous review, the scope and quality of management’s on-going risk monitoring and mitigation efforts, the frequency of communication to the Board and any significant changes in Sands China’s risks in the year and how these were addressed.

For the year ended December 31, 2016, the Audit Committee reviewed the risk management and internal control systems on behalf of the Board, based on the following considerations and concluded that the Company’s risk management and internal control systems are effective and adequate:

results of the 2016 risk assessment

adequacy of resources, qualifications, experience, training and budgets of the Company’s accounting, internal audit (Audit Services Group), financial reporting, information technology, legal and compliance functions changes in the nature and extent of priority risks and management’s responsiveness to changes in the business and external environment scope and quality of management’s on-going monitoring of risks and of the internal control systems • effectiveness and the work of the Audit Services Group and other assurance providers • extent and frequency of communication of results of risk monitoring to the Audit Committee significant control weaknesses and potential deficiencies identified as well as the adequacy of planned actions to mitigate risks, which could pose a material impact on the Company’s financial performance or condition

ANNUAL REPORT 2016

effectiveness of the processes for financial reporting and Listing Rules compliance confirmation from management on the effectiveness of the risk management and internal control systems

ERM Executive Sponsors

The ERM Executive Sponsors comprise the President, the Chief of Staff and the Chief Financial Officer. The ERM Executive Sponsors are responsible for detailed executive level oversight of the Company’s risk management processes over the course of the year.

Audit Services Group

The Audit Services Group is the Company’s internal audit function. Its responsibilities include independently reviewing the effectiveness of the Company’s risk management and internal control systems.

The Audit Services Group meets this responsibility through performing independent assessments of the adequacy and effectiveness of the Company’s risk management processes; the scope and frequency of these assessments are determined in consultation with the ERM Executive Sponsors and Risk Mitigation Owners. In addition to its primary reporting line to the Audit Committee, the Audit Services Group reports the results of its assessments of Sands China’s risk management processes to the ERM Executive Sponsors. The Audit Services Group additionally advises on the design, implementation and development of risk management processes. Meanwhile, the outputs of the risk management processes are considered in the development of the Audit Services Group’s audit plans.

Risk Mitigation Owners

Risk Mitigation Owners are department and functional heads across Sands China who have overall responsibility for implementing, leading and supporting risk management activities. They are required to operate in a manner consistent with the Company’s risk management objectives and are responsible for fostering a risk culture within their departments or functions.

Risk Management Methodology

Sands China has adopted a risk management methodology which consists of four key processes. This has been applied in 2016 and will be applied on an on-going basis:

Risk Risk Monitoring Risk Assessment Risk Response Identification and Reporting

The methodology is based on that set out by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) — 2013. It is also consistent with LVS’ ERM program, which means the Company is able to leverage and benefit from the experience and learnings of the LVS group in relation to the effective management of risk.

ANNUAL REPORT 2016

Risk Identification

Risk Mitigation Owners identify risks in the operations they are responsible for as well as risks they believe are relevant to the Company as a whole. ERM Executive Sponsors identify emerging risks or strategic risks, which might have a material impact on the Company in the long run. Newly identified and updated risk information provided is consolidated to prepare an updated risk inventory that forms the basis of Sands China’s risk assessment. The risk inventory is also used by the Audit Services Group to help in developing its audit plan.

Risk Assessment

The risk inventory is scored and assessed as to its relative exposure. A risk ranking is produced based on the average scores provided by each risk assessment participant, to facilitate the identification of priority risks.

The impact of a risk event is assessed in terms of the severity of its consequences, taking into account both financial and non-financial factors. Likelihood is assessed in terms of the probability that a risk event could materialize.

The risk assessment methodology is determined and executed in concert with the risk assessment programme adopted by LVS, in order to ensure that the Company has a consistent and robust global approach.

Risk Response

The prioritised risk ranking is reviewed by the stakeholders, including the ERM Committee, Executive Management and the Audit Committee. Risk Mitigation Owners with appropriate skills and experience are assigned with responsibility for managing each risk.

Risk Mitigation Owners should confirm or formulate risk mitigation plans for the priority risks identified and that relate to their areas of responsibility. The plans for Priority Risks (see below) are reviewed and approved by the ERM Committee, Executive Management and the Audit Committee. The plans for the remaining risks identified are reviewed and approved by the ERM Committee and Executive Management, with escalation to the Audit Committee as deemed necessary.

Risk Monitoring and Reporting

Risk monitoring and reporting is a key component of the Company’s risk management system, allowing those responsible for the governance of risk processes to determine whether the system is functioning effectively.

Risk Mitigation Owners monitor known and emerging risks as well as the implementation and effectiveness of the risk mitigation plans for which they are responsible. They provide periodic updates to the ERM Committee on the implementation and performance of the risk mitigation plans. The effectiveness of monitoring activities is reviewed by the ERM Committee with on-going updates to the Audit Committee as deemed necessary.

Communications of Risk Events

An integral part of risk management processes includes the communication of risk events, both internally and externally, when major risk events arise. Complete, accurate and timely communication of relevant information to the right individuals and functions is key to enabling Sands China to make the appropriate decisions and responses when a risk event arises.

The necessary level of information, appropriate parties and suitable timeframe required for a response will vary significantly according to the nature and severity of the risk event that has occurred.

ANNUAL REPORT 2016

Inside Information

Sands China has written procedures in place for the handling of inside information in accordance with the Listing Rules. Officers of the Company and its subsidiaries (i.e. members of the board of directors of the Company and its subsidiaries, Department Heads, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) carry out the following periodically:

Monitor business developments and events so that any potential Inside Information, as defined in the Guidelines on Disclosure of Inside Information issued by the Securities and Futures Commission in June 2012, is promptly identified

If potential Inside Information is identified, report it to the General Counsel and Company Secretary (or, in his absence, the Assistant General Counsel) who will then report it to the President and Chief Financial Officer followed by the Executive Committee of Venetian Macau Limited (the “Executive Committee”), if considered appropriate. The Executive Committee will meet to consider the matter and make a decision as to whether or not it should be treated as Inside Information and whether an announcement is required or, where necessary, the matter will be referred to the Board for its decision. A record of any meetings and discussions concerning the assessment of whether or not information constitutes Inside Information will be maintained

The Executive Committee is required to review regularly and maintain a sensitivity list, which identifies factors or developments that are likely to give rise to Inside Information

Keep confidential any Inside Information or potential Inside Information and remind team members of the need to preserve confidentiality. Ensure appropriate confidentiality agreements are put in place when the Company enters into significant negotiations

Inside Information must first be disclosed by a Stock Exchange announcement before it is released via other channels.

Priority Risks

The priority risks facing the Company, as identified by the Board of Directors in their annual review of the risk management process, are set out in the Priority Risk Factors section on pages 46 to 53 of this Annual Report.

ANNUAL REPORT 2016

3.8 SHAREHOLDERS

The Company considers that effective communication with Shareholders is essential for good investor relations and investor understanding of the Group’s business performance and strategies. The Company also recognizes the importance of transparency and timely disclosure of corporate information.

To facilitate maintaining an on-going dialogue with Shareholders and to encourage Shareholder engagement and participation, the Company has developed and maintains a Shareholder Communication Policy. Under this policy, the Company commits to give Shareholders balanced and understandable information about the Company’s performance, position and prospects. Information is made available to Shareholders through a number of means, including formal announcements of information required under the Listing Rules and through the constructive use of general meetings. Updated information (for example, including in relation to the Company’s financial information and its corporate governance practices) as well as standing information about the Company is also made available through the Company’s website (www.sandschina.com).

The general meetings of the Company provide a forum for communication between the Board and Shareholders. The Chairman of the Board, as well as the chairmen and/or other members of the Board’s four Committees will, in the absence of unforeseen circumstances, attend to answer questions raised at these meetings. The external auditor will be asked to attend the annual general meeting to answer questions about relevant matters including the conduct of the audit, the auditor’s report and auditor independence.

The Company maintains procedures for Shareholders to propose a person for election as a director of the Company. The details of these procedures are available on the Company’s website.

To safeguard Shareholder interests and rights, separate resolutions will be proposed for each substantial separate issue at general meetings, including the election of directors. All resolutions put forward at general meetings will be voted on by poll pursuant to the Company’s articles of association and the Listing Rules, and poll results will be posted on the Company’s website and that of the Stock Exchange after each general meeting.

ANNUAL REPORT 2016

Procedures for Shareholders to Convene an Extraordinary General Meeting

Article 68 of the Company’s articles of association provides that general meetings shall be convened on the written requisition of the following members of the Company deposited at the principal place of business of the Company in Hong Kong at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of Company Secretary, specifying the objects of the meeting and signed by the requisitionist(s), provided that such requisitionists held, as at the date of deposit of the requisition, not less than one-tenth of the paid up capital of the Company, which carries the right of voting at general meetings of the Company:

Any two or more members; or

Any one member which is a recognized clearing house (or its nominee(s)).

If the Directors of the Company do not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors of the Company provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonably expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Note: Any such written requisition from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

Procedures for Shareholders to Put Forward Proposals at General Meeting

Within 10 days of the date on which a notice (the “Notice”) is deemed to be received by Shareholders in respect of any general meeting of the Company (the “Relevant General Meeting”), two or more Shareholders holding at least one-tenth of the paid up capital of the Company, which carries the right of voting at general meetings of the Company may together, by written notice to the Company at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of Company Secretary, propose a resolution to be proposed and considered at the Relevant General Meeting in addition to the resolutions set out in the Notice. Such written notice shall be accompanied by a statement in no more than 1,000 words explaining the matters referred to, and the reasons for, any such proposed resolution. Following the receipt of such written notice and accompanying statement by the Company, the Company may, in the Company’s absolute discretion (taking into account, without limitation, legal, regulatory and practical considerations relating to the issue of any supplemental notice to all Shareholders in relation to the Relevant General Meeting), include the proposed resolution in the business of (i) the Relevant General Meeting or (ii) in a general meeting of the Company that is subsequent to the Relevant General Meeting.

The Company will circulate a revised Notice including any proposed resolution and the accompanying statement to all Shareholders in accordance with the articles of association of the Company provided that if, in the Company’s sole opinion (without have to give reasons therefor), the above process is being abused in any way whatsoever, the Company has absolute discretion to not include such proposed resolution in the business of the Relevant General Meeting or a subsequent general meeting of the Company.

Note: Any such written notice from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

ANNUAL REPORT 2016

Procedures for Shareholders to Put Forward Enquiries to the Board

Shareholders are, at any time, welcome to raise questions and request information (to the extent it is publicly available and appropriate to provide) from the Board and management by writing to:

General Counsel & Company Secretary

The Venetian Macao-Resort-Hotel, Executive Offices — L2 Estrada da Baia de N. Senhora da Esperanca, s/n, Taipa, Macao

Note: Any such letter from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

The Shareholders’ Communication Policy is available on the website of the Company.

Investor Relations

During the year 2016, the Company has not made any amendment to its memorandum and articles of association. The Company’s memorandum and articles of association is available on the Company’s website and the Stock Exchange’s website.

3.9 COMPLIANCE DISCLOSURES AND OTHER MATTERS

The Listing Rules requires certain corporate governance disclosures to be made. This section of the report details certain disclosures that have not been covered above.

Disclosure of Directors’ Information pursuant to the Listing Rule 13.51B(1)

Directors’ Positions Held

On October 14, 2016, Mr. Kenneth Patrick Chung was appointed as a member of the Audit Committee.

On December 30, 2016, Ms. Chiang Yun and Mr. Victor Patrick Hoog Antink were appointed as members of the Nomination Committee.

Other Major Positions Held

On July 1, 2016, Mr. Victor Patrick Hoog Antink resigned as a director of the Property Industry Foundation.

On August 12, 2016, Dr. Wong Ying Wai was appointed as a member of the Committee of Cultural Industries of the Government of the Macao Special Administrative Region for a term of 2 years.

On August 21, 2016, Mr. Robert Glen Goldstein was appointed as the Secretary of LVS.

On November 27, 2016, Dr. Wong Ying Wai resigned as the Chairman of Pacific Basin Economic Council Limited.

Directors’ Fees

On November 10, 2016, the Board approved (as recommended by the Remuneration Committee) an increase in the Directors’ fees of the Independent Non-Executive Directors and Non-Executive Directors (except for Mr. Robert Glen Goldstein, who is an executive of LVS) from US$100,000 per annum to US$150,000 per annum with retrospective effect from October 1, 2016.

ANNUAL REPORT 2016

Model Code for Securities transactions

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the year 2016 and to the date of this Annual Report.

Quarterly Reporting

The Company publishes quarterly financial results within 45 days from the end of the relevant quarter. LVS, as a United States Securities Exchange Act 1934 reporting company, is required to file quarterly financial reports with the U.S. Securities and Exchange Commission. When LVS releases its press release relating to quarterly financial information (which will contain information about the Group) in the U.S., the Company will simultaneously make an announcement pursuant to Rule

13.09(2)(a) of the Listing Rules extracting key highlights of the press release pertaining to the Group. The financial information relating to the Group contained in such press release is presented in accordance with U.S. GAAP and there is no reconciliation of such information with IFRS. When LVS files its quarterly financial report (which contains financial information about the Group) on Form 10-Q, approximately two weeks after the release of its quarterly information, the Company makes an announcement pursuant to Rule 13.09(2)(a) of the Listing Rules providing a hyper-link to such Form 10-Q, which contains financial information relating to the Group presented in accordance with U.S. GAAP.

Remuneration of Senior Management

The remuneration of the members of the senior management by band for the year ended December 31, 2016 is set out below:

Number of

members of

senior

management

HK$2,000,001 (approximately US$258,000) – HK$8,000,000 (approximately US$1,032,000)    2

HK$14,000,001 (approximately US$1,806,000) – HK$20,000,000 (approximately US$2,581,000)    1

HK$30,000,001 (approximately US$3,871,000) – HK$36,000,000 (approximately US$4,645,000)    1

Total    4

ANNUAL REPORT 2016

External Auditor and Auditor’s Remuneration

The statement of the external auditor of the Company about their reporting responsibilities for the financial statements is set out in the “Independent Auditor’s Report” on pages 105 to 109 of this Annual Report. During the year ended December 31, 2016, the remuneration paid to the Company’s external auditor is set out below:

Amount of Fees

Payable/Paid

Type of Services    (US$’000)

Audit Services    1,944

Non-audit Services    109

Total    2,053

3.10 DIRECTORS’ REPORT

The Directors are pleased to present their report together with the audited Consolidated Financial Statements of the Group for the year ended December 31, 2016.

Principal Activities

The principal activity of the Company is investment holding and the principal activities of our subsidiaries are the development and operation of integrated resorts in Macao, which contain not only gaming areas, but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues.

Consolidated Financial Statements

The Consolidated Financial Statements of the Group for the year ended December 31, 2016 are set out on pages 110 to 193 of this Annual Report.

Business Review

The business review of the Group for the year ended 31 December 2016 is set out on pages 19 to 58 of this Annual Report.

Dividends

On January 20, 2017, the Board declared an interim dividend of HK$0.99 per share, which was paid to Shareholders on February 24, 2017. On March 17, 2017, the Board proposed the payment of a final dividend of HK$1.00 per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting on May 26, 2017. If the final dividend is approved by Shareholders on May 26, 2017, the total dividend paid to Shareholders for the year ended December 31, 2016 will be HK$1.99 per share.

Share Capital

Details of movements in the share capital of the Company during the year are set out in Note 22 to the Consolidated Financial Statements.

ANNUAL REPORT 2016

Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the year ended December 31, 2016.

Distributable reserves of the Company

The Company’s reserves available for distribution to Shareholders as at December 31, 2016 amounted to approximately US$2.05 billion (2015: US$1.54 billion).

Bank Loans and Other Borrowings

The total borrowings of the Group as at December 31, 2016 amounted to US$4.37 billion (2015: US$3.39 billion). Particulars of borrowings are set out in Note 25 to the Consolidated Financial Statements.

Finance Costs Capitalized

Finance costs amounting to US$34 million (2015: US$28 million) were capitalized by the Group during the year as set out in Note 9 to the Consolidated Financial Statements.

Donations and Contributions

Donations and contributions by the Group for charitable and other purposes amounted to US$2 million (2015: US$2 million).

Financial Summary

A summary of the results for the year and of the assets and liabilities of the Group as at December 31, 2016 and for the previous four financial years are set out on page 194 of this Annual Report.

ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

## Directors

The Directors of the Company during the year and as at the date of this Annual Report are:

| Executive Directors | Title | Note |
|---|---|---|
| Sheldon Gary Adelson | Chairman of the Board and Chief Executive Officer | Re-designated March 6, 2015 |
| Wong Ying Wai[(1)] | President and Chief Operating Officer | Appointed January 22, 2016 |
| Toh Hup Hock[(2)] | Chief Financial Officer and Executive Vice President | Resigned April 15, 2016 |

| Non-Executive Directors | | Note |
|---|---|---|
| Robert Glen Goldstein | | Re-designated November 1, 2015 |
| Charles Daniel Forman | | Elected May 30, 2014 |
| Michael Alan Leven [(3)] | | Retired April 12, 2016 |

| Independent Non-Executive Directors | | Note |
|---|---|---|
| Iain Ferguson Bruce[(4)] | | Resigned March 11, 2016 |
| Chiang Yun | | Appointed October 14, 2009 |
| David Muir Turnbull[(5)] | | Resigned March 7, 2016 |
| Victor Patrick Hoog Antink | | Appointed December 7, 2012 |
| Steven Zygmunt Strasser | | Elected May 31, 2013 |
| Kenneth Patrick Chung[(6)] | | Appointed July 15, 2016 |

*Notes:*

(1) Dr. Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director and a member of the Remuneration Committee and the Capex Committee with effect from January 22, 2016. Please refer to the announcement of the Company dated January 22, 2016 for details.

(2) Mr. Toh Hup Hock resigned as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016 to pursue other business interests. Please refer to the announcement of the Company dated October 18, 2015 for details.

(3) Mr. Michael Alan Leven retired as a Non-Executive Director and a member of the Capex Committee, in each case, with effect from April 12, 2016. Please refer to the announcement of the Company dated April 12, 2016 for details.

(4) Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee, in each case, with effect from March 11, 2016 due to other business commitments that require his full time attention. Please refer to the announcement of the Company dated March 11, 2016 for details.

(5) Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee, in each case, with effect from March 7, 2016 due to other business commitments that require his full time attention. Please refer to the announcement of the Company dated March 7, 2016 for details.

(6) Mr. Kenneth Patrick Chung was appointed as an Independent Non-Executive Director and a member of the Audit Committee with effect from July 15, 2016 and October 14, 2016, respectively. Please refer to the announcements of the Company dated July 15, 2016 and October 14, 2016 for details.

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ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Capex Committee. The table below details the membership and composition of each of the four committees as at the date of this Annual Report.

| Director | Audit Committee | Remuneration Committee | Nomination Committee | Capex Committee |
|---|---|---|---|---|
| Sheldon Gary Adelson | — | — | Chairman | — |
| Wong Ying Wai | — | Member[(1)] | — | Member[(1)] |
| Robert Glen Goldstein | — | — | — | Chairman[(2)] |
| Charles Daniel Forman | — | — | — | — |
| Chiang Yun | Member | — | Member[(5)] | — |
| Victor Patrick Hoog Antink | Chairman | Member | Member[(5)] | Member |
| Steven Zygmunt Strasser | Member | Chairman[(3)] | — | — |
| Kenneth Patrick Chung | Member[(4)] | — | — | — |

(1) Appointed by a resolution of the Board on January 22, 2016
(2) Appointed as the chairman by a resolution of the Board on March 11, 2016
(3) Appointed as the chairman by a resolution of the Board on April 15, 2016
(4) Appointed by a resolution of the Board on October 14, 2016
(5) Appointed by a resolution of the Board on December 30, 2016

## Director Independence

The Company has received written annual confirmation from each Independent Non-Executive Director of his/her independence pursuant to the requirements of the Listing Rules. The Company considers all Independent Non-Executive Directors to be independent in accordance with the independence guidelines as set out in the Listing Rules. Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board at Board meetings and withdraw if appropriate.

## Directors' Service Contracts

Each of the Non-Executive and Independent Non-Executive Directors is appointed for a term of three years. The appointment may be terminated by either the Company or the Director on not less than one month's written notice. The Directors shall retire by rotation and be eligible for re-election in accordance with the articles of association of the Company.

None of the Directors offering themselves for re-election at the forthcoming annual general meeting has a service contract with the Company, which is not determinable by the Company within one year without payment of compensation (other than statutory compensation).

There are no service contracts with Directors that are exempt under Rule 13.69 of the Listing Rules. No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2015: nil).

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ANNUAL REPORT 2016

On April 15, 2016, the Board approved the renewal of appointment letter of Mr. Steven Zygmunt Strasser as Independent Non-Executive Director for a term of three years commencing from May 31, 2016.

On July 15, 2016, the Board approved the appointment letter of Mr. Kenneth Patrick Chung as Independent Non-Executive Director for a term of three years commencing from July 15, 2016.

On November 10, 2016, the Board approved an amendment to the appointment letter of each of Mr. Charles Daniel Forman, Ms. Chiang Yun, Mr. Victor Patrick Hoog Antink, Mr. Steven Zygmunt Strasser and Mr. Kenneth Patrick Chung regarding an increase in the Directors’ fees payable from US$100,000 per annum to US$150,000 per annum with retrospective effect from October 1, 2016.

For the year ended December 31, 2016, details of remuneration of the Directors and Senior Management are set out in Note 7 to the Consolidated Financial Statements.

Directors’ interests

Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board and withdraw from that part of the Board meetings, if appropriate.

With the exception of the continuing connected transactions disclosed herein, no transaction, arrangement or contract in relation to the Group’s business to which the Company or any of its fellow subsidiaries was a party and in which a Director of the Company (or any person who at any time in the financial year ended December 31, 2016 was a Director) had a material interest, whether directly or indirectly, subsisted during or at the end of the financial year ended December 31, 2016.

Management Contracts

No contracts, other than employment contracts, concerning the management and/or administration of the whole or any substantial part of the business of the Company were entered into or existed during the year 2016.

Permitted Indemnity

Pursuant to the Company’s articles of association, every Director shall be indemnified and held harmless out of the assets of the Company, to the fullest extent permitted by applicable law, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred. The Company has arranged for appropriate insurance cover for Directors’ and officers’ liabilities in respect of legal actions against the Directors and officers arising out of corporate activities.

ANNUAL REPORT 2016

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

## Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2016, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

| Name of Director | Company | Nature of interest | Number of Shares | Approximate percentage of shareholding interest |
|---|---|---|---|---|
| Sheldon Gary Adelson | Company | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Wong Ying Wai | Company | Beneficial owner | 4,000,000(L)[(3)] | 0.05% |

| Name of Director | Associated corporation | Nature of interest | Number of securities | Approximate percentage of shareholding interest |
|---|---|---|---|---|
| Sheldon Gary Adelson | LVS | Beneficial owner | 66,557,739(L)[(1)] | 8.37% |
| | | Family Interest | 326,646,577(L)[(2)] | 41.09% |
| Robert Glen Goldstein | LVS | Beneficial owner | 2,447,200(L)[(4)] | 0.31% |
| Charles Daniel Forman | LVS | Beneficial owner | 216,940(L)[(5)] | 0.03% |

The letter "L" denotes the person's long position in such shares/securities.

*Notes:*

(1) This amount includes (a) 65,996,637 shares of LVS' common stock (see note 6), (b) 67,295 unvested shares of LVS' restricted stock, and (c) 493,807 options to purchase 493,807 shares in LVS' common stock, of which 27,585 are vested and exercisable.

(2) This amount includes (a) 93,779,145 shares of LVS' common stock held by Dr. Miriam Adelson, (b) 1,912,515 shares of LVS' common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control and shares dispositive power, (c) 485,889 shares of LVS' common stock held by trusts or custodial accounts for the benefit of Dr. Adelson's family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of LVS' common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, and (e) 12,566,710 shares of LVS' common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson.

(3) This amount includes 4,000,000 options to purchase 4,000,000 shares of the Company, of which 266,666 are vested and exercisable.

(4) This amount includes (a) 127,057 shares of LVS' common stock (see note 6), and (b) 2,320,143 options to purchase 2,320,143 shares in LVS' common stock, of which 670,143 are vested and exercisable.

90

ANNUAL REPORT 2016

(5) This amount includes (a) 206,940 shares of LVS’ common stock (see note 6), and (b) 10,000 options to purchase 10,000 shares in LVS’ common stock, all of which are vested and exercisable.

(6) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’ common stock and LVS’ vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’ common stock includes the number of vested LVS’ restricted stock and LVS’ common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2016.

Save as disclosed above, so far as was known to the Directors, as at December 31, 2016, none of the Directors or the Chief Executives had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be noti?ed to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be noti?ed to the Company and the Stock Exchange.

As at December 31, 2016, save as disclosed above, none of the Directors nor the Chief Executives (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

## Interests of Substantial Shareholders

The interests of substantial Shareholders in the shares and underlying shares of the Company as at December 31, 2016, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders' interests in the shares of the Company as at December 31, 2016:

| Name of substantial Shareholder | Capacity/Nature of interest | Number of Shares | Approximate percentage of issued share capital |
|---|---|---|---|
| Sheldon Gary Adelson | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Las Vegas Sands Corp. | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Las Vegas Sands, LLC | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Venetian Casino Resort, LLC | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| LVS (Nevada) International Holdings, Inc. | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| LVS Dutch Finance C.V. | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| LVS Dutch Holding B.V. | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Sands IP Asset Management B.V. | Interest in a controlled corporation | 5,657,814,885(L) | 70.10% |
| Venetian Venture Development Intermediate II | Beneficial owner | 5,657,814,885(L) | 70.10% |

The letter "L" denotes the person's long position in such shares.

As at December 31, 2016, Venetian Venture Development Intermediate II ("VVDI(II)") was a substantial Shareholder which was interested in 5,657,814,885 Shares (representing 70.10% of the total issued share capital of the Company). VVDI(II) was a wholly-owned subsidiary of Sands IP Asset Management B.V. ("Sands IP"). Sands IP was a wholly-owned subsidiary of LVS Dutch Holding B.V., which was in turn wholly-owned by LVS Dutch Finance C.V.. LVS Dutch Finance C.V. was a wholly-owned subsidiary of LVS (Nevada) International Holdings, Inc., which was in turn wholly-owned by Venetian Casino Resort, LLC. Venetian Casino Resort, LLC was a wholly-owned subsidiary of Las Vegas Sands, LLC, which was in turn wholly-owned by LVS. Mr. Sheldon Gary Adelson, his family members and trusts and other entities established for the benefit of Mr. Adelson and/or his family members beneficially owned approximately 54% of the outstanding common stock of LVS as at December 31, 2016.

As at December 31, 2016, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

## Interests of Any Other Persons

Save as disclosed above, as at December 31, 2016, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

## Senior Management

The biographical details of the senior management as at the date of this report are set out on page 17 of this Annual Report.

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ANNUAL REPORT 2016

Major Customers and Suppliers

For the year ended December 31, 2016, the aggregate amount of turnover attributable to the Group’s five largest customers represented less than 30% of the Group’s total turnover; and the aggregate amount of purchases (not including the purchases of items that are of a capital nature) attributable to the Group’s five largest suppliers represented less than 30% of the Group’s total purchases.

Non-Competition Deed with LVS

We entered into a Non-Competition Deed with LVS on November 8, 2009 so as to maintain a clear delineation of the respective businesses of each party with effect from the Listing Date. Please see our Prospectus for additional information on the Non- Competition Deed. Since the Listing Date, there have been no business opportunities offered by LVS to us and LVS and its associates have not carried out, nor proposed to carry out, any business activity, whether directly or indirectly, which competes or may lead to competition with our casino gaming business. LVS has provided its written declaration in respect of LVS and its subsidiaries’ (other than that which form part of our Group) compliance with the undertakings under the Non-Competition Deed during the year ended December 31, 2016. Our Independent Non-Executive Directors consider that LVS has complied with the terms set out in the Non-Competition Deed during the year ended December 31, 2016.

Continuing Connected Transactions — Shared Services Agreement

The Company and LVS entered into a Shared Services Agreement in respect of the provision of certain products and services by the LVS Group to our Group or by our Group to the LVS Group. Details of the Shared Services Agreement are disclosed in the Prospectus.

2015 Renewal Agreement

On December 12, 2014, the Company and LVS entered into an agreement to renew the terms of the Shared Services Agreement on amended terms for a period of three years commencing on January 1, 2015 and ending on December 31, 2017 (the “2015 Renewal Agreement”).

The following are continuing connected transactions contemplated by the 2015 Renewal Agreement:

I. Continuing Connected Transactions Fully Exempt From Shareholders’ Approval, Annual Review and All Disclosure Requirements Under Listing Rule 14A.76(1)

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Reciprocal design, development and construction consultancy services;

4. Reciprocal administrative and logistics services; and

5. Joint international marketing services provided by our Group to the LVS Group.

ANNUAL REPORT 2016

II. Continuing Connected Transactions Exempt From Shareholders’ Approval Requirement but subject to Reporting, Announcement and Annual Review Requirements Under Listing Rule 14A.76(2)

The following transactions between our Group and the LVS Group are on-going and are exempt from Shareholders’ approval requirements under Rule 14A.76(2) of the Listing Rules but are subject to the reporting, announcement and annual review requirements.

Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group

Under the Shared Services Agreement (as renewed pursuant to the 2015 Renewal Agreement), the LVS Group agreed to provide our Group Joint International Marketing and Retail Leasing, Management and Marketing Services. The amounts payable by our Group under the Shared Services Agreement for these Joint International Marketing and Retail Leasing, Management and Marketing Services are calculated on a cost basis.

Pursuant to the 2015 Renewal Agreement, the annual caps set for the Joint International Marketing and Retail Leasing, Management and Marketing Services to be provided by the LVS Group to the Group for each of the three years ending December 31, 2017 are US$22.7 million, US$25.8 million and US$28.3 million, respectively. The annual caps are determined by reference to the historical ?gures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the Joint International Marketing and Retail Leasing, Management and Marketing Services are more than 0.1% but less than 5%, these transactions are exempt from Shareholders’ approval requirement under Rule 14A.76(2) of the Listing Rules but are subject to the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules.

Under the Shared Services Agreement (as renewed pursuant to the 2015 Renewal Agreement), our Group also agreed to provide to the LVS Group services with respect to joint international marketing services targeting VIP players and premium players who wish to patronize the LVS Group’s properties in addition to those of our Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the LVS Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services). As the relevant percentage ratios in relation to these services are less than 0.1%, they are fully exempt from Shareholders’ approval, annual review and all disclosure requirements under Rule 14A.76(1) of the Listing Rules.

Continuing Connected Transactions — The Second Trademark Sub-License Agreement

Overview

Las Vegas Sands, LLC and SCL IP Holdings, LLC entered into the Second Trademark Sub-License Agreement on November 8, 2009. Las Vegas Sands, LLC is a connected person as it is our Controlling Shareholder. SCL IP Holdings, LLC is our wholly owned subsidiary. The Second Trademark Sub-License Agreement is subject to Shareholders’ approval, annual review and all disclosure requirements. The Stock Exchange has granted to us a waiver from strict compliance with the announcement and Shareholders’ approval requirements in respect of The Second Trademark Sub-License Agreement for a period of slightly over twelve and a half years from the Listing Date, provided that the annual value of the transactions does not exceed the caps for the relevant period.

ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

Pursuant to the Second Trademark Sub-License Agreement, Las Vegas Sands, LLC (as licensor) granted to our Group a license to use certain trademarks and the service marks (a) in mainland China, Macao, Hong Kong and Taiwan (and their respective territorial seas) (the "Restricted Zone") for the development, operation and marketing of casinos, hotels, integrated resorts and associated facilities located in the Restricted Zone and (b) in the rest of the world, for the marketing of our business in the Restricted Zone. Nothing in the Second Trademark Sub-Licence Agreement shall grant to the licensee or any permitted sublicensee the right to use any licensed marks for the purpose of carrying on any Internet gaming business, even when the portal or the primary users targeted are domiciled within the Restricted Zone. The Second Trademark Sub-License Agreement shall remain in effect for an initial term of slightly over twelve and a half years commencing from the Listing Date and ending on December 31, 2022, so that its term is aligned with the initial term of VML's Subconcession, which expires on June 26, 2022. The Second Trademark Sub-License Agreement may be renewed upon the agreement of both parties on such terms as the parties may mutually agree, subject to compliance with the Listing Rules.

The parties are permitted to terminate the Second Trademark Sub-License Agreement prior to the expiration of its initial term by mutual agreement. The licensor is also entitled, upon the compulsion of any law of any of the jurisdictions within the Restricted Zone, to terminate the grant of a license. The Second Trademark Sub-License Agreement shall terminate automatically, without any notice to the licensee, in the event that LVS is no longer a Controlling Shareholder, or in the event of any sale of all or substantially all of the assets of the licensee, to any person or legal entity that is not a subsidiary or affiliate of LVS, our Company or the licensor.

### The Venetian Macao, Sands Macao and The Plaza Macao

Under the Second Trademark Sub-License Agreement: (a) for each of the full fiscal years under the initial term through the full fiscal year ended December 31, 2012, the licensee will pay the licensor an annual royalty at the rate of 1.5% of the total gross revenue of The Venetian Macao, 1.5% of the total gross non-gaming revenue and Paiza-related gaming revenue of the Sands Macao and 1.5% of the total gross gaming revenue of the Plaza Casino at The Plaza Macao (the "Relevant Royalty"), provided that the total royalty payable in respect of those three properties in each such fiscal year will be capped at US$20.0 million per full fiscal year, and (b) for each of the subsequent full fiscal years under the initial term, commencing with the full fiscal year ended December 31, 2013 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Relevant Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

*Royalty Cap for The Venetian Macao, Sands Macao and The Plaza Macao (2016–2022)*

| Year | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|---|---|
| Cap (US$ in millions) | 41.5 | 49.8 | 59.7 | 71.7 | 86.0 | 103.2 | 123.8 |

### Sands Cotai Central

Under the Second Trademark Sub-License Agreement: (a) for each of the first three full fiscal calendar years after commencement of operations beginning in 2012, the licensee will pay the licensor an annual royalty fee of 1.5% of the gross revenues of the operations at Sands Cotai Central that utilizes any of the licensed marks (the "Sands Cotai Central Royalty"), subject to a US$20 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, commencing with the full fiscal year ended December 31, 2016 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Sands Cotai Central Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

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3. CORPORATE GOVERNANCE REPORT

*Royalty Cap for Sands Cotai Central (2016–2022)*

| Year | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|---|---|
| Cap (US$ in millions) | 24.0 | 28.8 | 34.6 | 41.5 | 49.8 | 59.7 | 71.7 |

## The Parisian Macao

Under the Second Trademark Sub-License Agreement: (a) for each of the first three full fiscal calendar years after commencement of operations beginning in 2016, the licensee will pay the licensor an annual royalty fee of 1.5% of the gross revenues of the operations at The Parisian Macao that utilizes any of the licensed marks (the "Parisian Macao Royalty"), subject to a US$20 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, commencing with the full fiscal year ending December 31, 2020 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of The Parisian Macao Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

*Royalty Cap for The Parisian Macao (2016–2022)*

| Year | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|---|---|
| Cap (US$ in millions) | 20.0 | 20.0 | 20.0 | 20.0 | 24.0 | 28.8 | 34.6 |

## Each Subsequent Casino Gaming Property

Each subsequent casino gaming property that we operate that utilizes any of the licensed marks in connection with generating the relevant revenue, will pay (a) for each of the first three full fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the "Subsequent Casino Gaming Property Royalty"), subject to a US$20.0 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, the licensee will pay the licensor an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

*Royalty Cap for Each Subsequent Casino Gaming Property*

| Year | 1 | 2 | 3 | 4 | 5 | 6 | 7 |
|---|---|---|---|---|---|---|---|
| Cap (US$ in millions) | 20.0 | 20.0 | 20.0 | 24.0 | 28.8 | 34.6 | 41.5 |

Note: This assumes, for illustrative purposes, that the Casino Gaming properties open on January 1, 2016 and have the right to use the licensed marks until expiration of the initial term.

Further details of the Second Trademark Sub-License Agreement, the caps and these continuing connected transactions are set out in the Prospectus.

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3. CORPORATE GOVERNANCE REPORT

## Summary of Continuing Connected Transactions

The aggregate amount paid by our Group to the LVS Group and/or by the LVS Group to our Group during the years ended December 31, 2015 and 2016 along with the annual caps for the financial year ended December 31, 2016 are set out below:

| | Aggregate amount paid for the year ended December 31, 2015 (US$ million) | Aggregate amount paid for the year ended December 31, 2016 (US$ million) | Annual Cap for the year ended December 31, 2016 (US$ million) |
|---|---|---|---|
| Reciprocal Global Procurement Consultancy Services[(1)] | NA | NA | NA |
| Reciprocal Transportation and related Logistics Services[(1)] | NA | NA | NA |
| Reciprocal Design, Development and Construction Consultancy Services[(1)] | NA | NA | NA |
| Reciprocal Administrative and Logistics Services[(1)] | NA | NA | NA |
| The First Trademark License Agreement[(2)] | Nil | Nil | NA |
| Joint International Marketing and Retail Leasing, Management and Marketing Services[(3)] | 13.3 | 9.7 | 25.8 |
| The Second Trademark Sub-License Agreement | 54.6 | 72.9 | 85.5 |

(1) Per Rule 14A.76(1) of the Listing Rules, these continuing connected transactions are fully exempt from Shareholders' approval, annual review and all disclosure requirements.

(2) Per page 220 of our Prospectus, the First Trademark License is a fully paid-up, royalty free license.

(3) These amounts represent amounts paid for the services provided by the LVS Group to our Group. The services provided by the Group to the LVS Group are fully exempt from Shareholders' approval, annual review and all disclosure requirements under Rule 14A.76(1) of the Listing Rules.

The annual caps agreed in the 2015 Renewal Agreement for the three years commenced on January 1, 2015 and will end on December 31, 2017 and are set out below:

| | Annual Cap for the year ended December 31, 2015 (US$ million) | Annual Cap for the year ended December 31, 2016 (US$ million) | Annual Cap for the year ending December 31, 2017 (US$ million) |
|---|---|---|---|
| Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group | 22.7 | 25.8 | 28.3 |

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3. CORPORATE GOVERNANCE REPORT

Payments by Our Group That Do Not Constitute Continuing Connected Transactions

The Shared Services Agreement also documents certain historical arrangements in which our Group and the LVS Group have coordinated efforts to obtain insurance coverage and information technology products and services from third-party service providers. These arrangements continue after the Listing Date. Such arrangements permit our Group together with the LVS Group to leverage our combined negotiating power for such services or coverage.

With respect to insurance coverage, LVS has executed various insurance policies that provide global coverage for its subsidiaries (including coverage for certain members of our Group). We bear that portion of the premiums charged for such insurance coverage that is proportionate to our share of the insurance coverage. In the event of losses suffered by any members of our Group, the indemnification from the insurers under such policies for such losses will be paid to us.

With respect to information technology products and services, LVS has entered into various enterprise level agreements in order to meet the combined requirements of its subsidiaries (including the requirements of members of our Group). We bear that portion of the cost for such information technology products and services that is proportionate to our share of the use of such information technology products and services.

The above arrangements are not considered continuing connected transactions between our Group and the LVS Group as the LVS Group is not providing our Group with any services or products and vice versa.

Auditor’s Letter

In accordance with Rule 14A.56 of the Listing Rules, our Board engaged the auditor of our Company to report on the Group’s continuing connected transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 (Revised) “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” and with reference to Practice Note 740 “Auditor’s Letter on Continuing Connected Transactions under the Hong Kong Listing Rules” issued by the Hong Kong Institute of Certified Public Accountants. The auditor has issued an unqualified letter containing their findings and conclusions in respect of the continuing connected transactions disclosed by the Group above in accordance with Rule 14A.56 of the Listing Rules.

Directors’ Review

The Directors, including the Independent Non-Executive Directors, have reviewed the continuing connected transactions for the year ended December 31, 2016 and are of the opinion that they were entered into in the ordinary and usual course of business of the Company on normal commercial terms and according to the agreements governing them on terms that are fair and reasonable and in the interests of the Company’s Shareholders as a whole.

Related Party Transactions in the Normal Course of Business

Details of the signi?cant related party transactions undertaken in the normal course of business are provided under Note 29 to the Consolidated Financial Statements. None constitutes a disclosable connected transaction as de?ned under the Listing Rules. The Company has complied with the disclosure requirements set out in Chapter 14A of the Listing Rules relating to related party transactions.

ANNUAL REPORT 2016

SANDS CHINA LTD. 3. CORPORATE GOVERNANCE REPORT Equity Award Plan The Company adopted an Equity Award Plan on November 8, 2009 (amended on February 19, 2016) for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons. Unless otherwise terminated, the Equity Award Plan will be valid and effective for a period of ten years from November 30, 2009. Persons who are eligible to participate in the Equity Award Plan (the “Eligible Persons”) are limited to those who have entered into an award agreement with us or who have received written notification from the Committee established by our Board to administer the Equity Award Plan (the “Committee”), or from a person designated by the Committee, that they have been selected to participate in the Equity Award Plan. Eligible Persons include: (i) any individual regularly employed by us or any of our subsidiaries, provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto; (ii) a Director of our Company or any of our subsidiaries; or (iii) a consultant or advisor to our Company or any of our subsidiaries. The maximum number of Shares in respect of which options or other share-based awards may be granted (including Shares in respect of which options, whether exercised or still outstanding, have already been granted) under the Equity Award Plan and under any other plans of our Company must not in aggregate exceed 10% of the then issued share capital of our Company as at the Listing Date, excluding for this purpose Shares that would have been issuable pursuant to options or other share-based awards that have been lapsed in accordance with the terms of the Equity Award Plan (or any other plans of our Company). Notwithstanding the foregoing, the Shares that may be issued in respect of options and other share-based awards granted and yet to be exercised under the Equity Award Plan and any other plans of our Company at any time shall not exceed 30% of the Shares in issue from time to time. Based on listing approval granted by the Stock Exchange on November 27, 2009, up to 804,786,508 Shares may be issued by our Company to Eligible Persons under the Equity Award Plan, representing 10% of the issued share capital of the Company as at the Listing Date. As at the date of this Annual Report, the total number of Shares available for issue under the Equity Award Plan was 730,434,376 Shares, which represented approximately 9% of the issued share capital of the Company on that date.

The total number of Shares issued and that may fall to be issued in respect of options or other share-based awards granted under the Equity Award Plan and any other plans of our Company (including both exercised, outstanding options and restricted share units and Shares that were the subject of options or restricted share units, which have been granted and accepted under the Equity Award Plan or any other plan of our Company) to each Eligible Person in any 12-month period up to the date of grant shall not exceed 1% of the Shares in issue as at the date of grant. Share Options No option may vest more than ten years after the date of grant. The minimum period for which an option must be held before it can be exercised will be specified in the relevant option agreement between our Company and the relevant Eligible Person. The exercise price (“Option Price”) per Share for each option shall be set by the Committee at the time of grant but shall not be less than the highest of: (i) the official closing price of the Shares as stated in the daily quotation sheet of the Stock Exchange on the date of grant, which must be a business day; (ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the date of grant; and (iii) the nominal value of a Share, provided that for the purpose of determining the Option Price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the date of grant, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange. The exercise of any option shall be subject to our Shareholders in general meeting approving any necessary increase in the authorized share capital of our Company. As at December 31, 2016, 85,286,191 options to purchase shares in the Company had been granted under the Equity Award Plan of which 23,265,161 options had been exercised and 23,836,009 options had lapsed. SANDS CHINA LTD. 3. CORPORATE GOVERNANCE REPORT 14:43 100 ANNUAL REPORT 2016

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

Details of the grant of share options and a summary of movements of the outstanding share options during the year under the Equity Award Plan were as follows:

## Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

| Director & other eligible persons | Date granted | Options granted | Exercise price per Share HK$ | Closing price of Shares immediately before the date of grant HK$ | Exercise period | Number of options: outstanding as at January 1, 2016 | granted during the year | vested during the year | lapsed during the year | exercised during the year | outstanding as at December 31, 2016 | Weighted average closing price of Shares immediately before the dates on which options were exercised HK$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Wong Ying Wai | November 2, 2015 | 4,000,000 | 28.59 | 28.15 | November 2, 2016–November 1, 2025 | 4,000,000 | — | 266,666 | — | — | 4,000,000 | — |
| Other eligible employees | March 31, 2010 | 16,876,100 | 11.63 | 12.10 | March 31, 2011–March 30, 2020 | 1,055,150 | — | — | — | 264,175 | 790,975 | 29.09 |
| | September 30, 2010 | 2,672,500 | 13.23 | 14.32 | September 30, 2011–September 29, 2020 | 296,950 | — | — | — | 195,000 | 101,950 | 28.00 |
| | January 17, 2011 | 2,746,300 | 18.57 | 19.14 | January 17, 2012–January 16, 2021 | 5,100 | — | — | — | — | 5,100 | — |
| | May 11, 2011 | 2,530,591 | 21.73 | 21.40 | May 11, 2012–May 10, 2021 | 527,271 | — | — | — | 274,000 | 253,271 | 28.36 |
| | August 30, 2011 | 1,584,400 | 22.48 | 22.80 | August 30, 2012–August 29, 2021 | 422,725 | — | — | — | — | 422,725 | — |
| | November 24, 2011 | 2,378,500 | 20.23 | 20.95 | November 24, 2012–November 23, 2021 | 325,750 | — | — | — | 100,425 | 225,325 | 33.18 |
| | March 5, 2012 | 1,434,500 | 28.23 | 29.25 | March 5, 2013–March 4, 2022 | 481,600 | — | 200,175 | — | 106,800 | 374,800 | 34.55 |
| | May 14, 2012 | 1,787,100 | 28.14 | 28.90 | May 14, 2013–May 13, 2022 | 729,900 | — | 206,275 | — | — | 729,900 | — |
| | August 31, 2012 | 1,538,100 | 26.82 | 27.50 | August 31, 2013–August 30, 2022 | 1,366,100 | — | 270,775 | 113,750 | 422,500 | 829,850 | 34.15 |
| | September 17, 2012 | 845,000 | 28.43 | 28.50 | September 17, 2013–September 16, 2022 | 260,000 | — | 130,000 | — | — | 260,000 | — |
| | November 22, 2012 | 195,100 | 31.48 | 31.65 | November 22, 2013–November 21, 2022 | 195,100 | — | 48,775 | — | 195,100 | — | 38.00 |
| | December 24, 2012 | 312,000 | 33.28 | 34.05 | December 24, 2013–December 23, 2022 | 312,000 | — | 78,000 | — | — | 312,000 | — |
| | February 15, 2013 | 1,486,800 | 36.73 | 36.50 | February 15, 2014–February 14, 2023 | 1,340,200 | — | 371,700 | 56,875 | 153,750 | 1,129,575 | 38.00 |
| | May 16, 2013 | 1,241,900 | 40.26 | 40.45 | May 16, 2014–May 15, 2023 | 396,900 | — | 99,225 | — | — | 396,900 | — |
| | September 18, 2013 | 1,058,500 | 46.78 | 47.65 | September 18, 2014–September 17, 2023 | 195,000 | — | — | 195,000 | — | — | — |
| | November 13, 2013 | 749,600 | 53.95 | 54.70 | November 13, 2014–November 12, 2023 | 213,600 | — | — | 213,600 | — | — | — |
| | February 24, 2014 | 2,602,300 | 59.35 | 58.90 | February 24, 2015–February 23, 2024 | 2,214,900 | — | 537,950 | 485,600 | — | 1,729,300 | — |
| | March 18, 2014 | 3,238,800 | 62.94 | 62.25 | March 18, 2015–March 17, 2024 | 2,836,200 | — | 709,050 | 202,800 | — | 2,633,400 | — |
| | May 21, 2014 | 2,723,800 | 57.75 | 57.40 | May 21, 2015–May 20, 2024 | 2,357,900 | — | 476,900 | 450,300 | — | 1,907,600 | — |
| | June 18, 2014 | 857,100 | 53.64 | 53.10 | June 18, 2015–June 17, 2024 | 585,300 | — | 146,325 | — | — | 585,300 | — |
| | June 23, 2014 | 552,500 | 54.20 | 54.60 | June 23, 2015–June 22, 2024 | 552,500 | — | 138,125 | — | — | 552,500 | — |
| | August 29, 2014 | 1,063,100 | 52.33 | 51.35 | August 29, 2015–August 28, 2024 | 868,000 | — | 217,000 | — | — | 868,000 | — |
| | September 26, 2014 | 195,000 | 43.27 | 41.30 | September 26, 2015–September 25, 2024 | 195,000 | — | 48,750 | — | — | 195,000 | — |

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3. CORPORATE GOVERNANCE REPORT

| Director & other eligible persons | Date granted | Options granted | Exercise price per Share HK$ | Closing price of Shares immediately before the date of grant HK$ | Exercise period | Number of options: outstanding as at January 1, 2016 | granted during the year | vested during the year | lapsed during the year | exercised during the year | outstanding as at December 31, 2016 | Weighted average closing price of Shares immediately before the dates on which options were exercised HK$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | December 29, 2014 | 213,600 | 38.90 | 38.50 | December 29, 2015–December 28, 2024 | 213,600 | – | 53,400 | – | – | 213,600 | – |
| | March 3, 2015 | 648,400 | 35.90 | 35.30 | March 3, 2016–March 2, 2025 | 648,400 | – | 162,100 | 233,000 | – | 415,400 | – |
| | May 5, 2015 | 795,600 | 33.15 | 32.80 | May 5, 2016–May 4, 2025 | 795,600 | – | 198,900 | 352,950 | 117,650 | 325,000 | 35.20 |
| | May 22, 2015 | 1,300,000 | 32.35 | 32.05 | May 22, 2016–May 21, 2025 | 1,300,000 | – | 325,000 | – | – | 1,300,000 | – |
| | February 24, 2016 | 14,819,600 | 26.97 | 27.05 | February 24, 2017–February 23, 2026 | – | 14,819,600 | – | 1,042,800 | – | 13,776,800 | – |
| | March 23, 2016 | 2,609,200 | 31.00 | 30.35 | March 23, 2017–March 22, 2026 | – | 2,609,200 | – | 184,800 | – | 2,424,400 | – |
| | May 20, 2016 | 317,600 | 27.55 | 27.25 | May 20, 2017–May 19, 2026 | – | 317,600 | – | 89,600 | – | 228,000 | – |
| | September 13, 2016 | 433,600 | 34.03 | 34.45 | September 13, 2017–September 12, 2026 | – | 433,600 | – | 31,200 | – | 402,400 | – |
| | September 29, 2016 | 227,200 | 34.20 | 33.55 | September 29, 2017–September 28, 2026 | – | 227,200 | – | – | – | 227,200 | – |
| Consultants | September 1, 2011 | 130,000 | 23.28 | 24.20 | September 1, 2012–September 29, 2017 | 32,500 | – | – | – | – | 32,500 | – |
| | November 24, 2011 | 292,500 | 20.23 | 20.95 | November 24, 2012–November 23, 2021 | 146,250 | – | – | – | – | 146,250 | – |
| | November 22, 2012 | 390,000 | 31.48 | 31.65 | November 22, 2013–February 28, 2017 | 390,000 | – | 97,500 | – | – | 390,000 | – |
| | June 18, 2014 | 214,300 | 53.64 | 53.10 | June 18, 2015–June 29, 2016 | 214,300 | – | – | 214,300 | – | – | – |

*Notes:*

1. The exercise price of the share options is determined upon the offer of grant of the options and should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

2. Save as disclosed in notes 3 and 4 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

| | **Proportion of underlying shares in respect of which the above share options will vest is as follows:** |
|---|---|
| Before the first anniversary of the date of grant of the option (the "Offer Anniversary") | None |
| From the first Offer Anniversary to the date immediately before the second Offer Anniversary | One-quarter |
| From the second Offer Anniversary to the date immediately before the third Offer Anniversary | Two-quarters |
| From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary | Three-quarters |
| From the fourth Offer Anniversary and thereafter | All |

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ANNUAL REPORT 2016

SANDS CHINA LTD. ANNUAL REPORT 2016 103 3. CORPORATE GOVERNANCE REPORT 3. 130,000 share options granted to Mr. David Alec Andrew Fleming on September 1, 2011 were to vest according to the above schedule. An amendment to the option agreement approved on November 6, 2014 changed the vesting date of the last quarter of these share options (the unvested portion) to July 1, 2017, the completion date of the consultant agreement that was effective on July 1, 2015. 4. Among the 4,000,000 share options granted to Dr. Wong Ying Wai on November 2, 2015, 266,666 options vested on November 2, 2016, 533,334 options will vest on November 2, 2017, 800,000 options will vest on November 2, 2018, 800,000 options will vest on November 2, 2019 and 1,600,000 options will vest on September 30, 2020. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings. The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the year ended December 31, 2016, measured as at the date of grant, was approximately US$0.73. Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values of options granted during the year ended December 31, 2016: Weighted average volatility 40.8% Expected term (in years) 4.4 Risk-free rate 1.2% Expected dividends 5.5% Restricted Share Units As at December 31, 2016, 3,090,000 restricted share units had been granted under the Equity Award Plan, of which 350,048 restricted share units had lapsed. During the year ended December 31, 2016, 284,103 restricted share units vested on a prorata basis in accordance with their terms, modified from equity-settled to cash-settled and were cash settled. Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any equity award plan of the Group as at December 31, 2016 and no options, restricted share units or any other share-based awards were cancelled during the year.

SANDS CHINA LTD. ANNUAL REPORT 2016 104 3. CORPORATE GOVERNANCE REPORT Closures of Register of Members The Register of Members of the Company will be closed on the following dates: Book Closure Period/Date Purpose Final Lodging Time/Date May 16, 2017 to May 26, 2017 To determine the identity of Shareholders who are entitled to attend and vote at the 2017 annual general meeting (“AGM”) no later than 4:30 p.m. on May 15, 2017 (Hong Kong time) June 5, 2017 To determine the identity of Shareholders who are entitled to the final dividend no later than 4:30 p.m. on June 2, 2017 (Hong Kong time) During and including the book closure period/date described in the table above, no transfer of shares will be effected. In order to qualify for attending and voting at the AGM or to qualify for the final dividend, all transfer documents accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration not later than 4:30 p.m. (Hong Kong time) on the final lodging dates mentioned in the table above. Pre-emptive Rights There are no provisions for pre-emptive rights under the Company’s articles of association, or the laws of the Cayman Islands, which would oblige the Company to offer new Shares on a pro-rata basis to existing Shareholders. Sufficiency of Public Float Based on information publicly available to the Company and within the knowledge of the Directors at the date of this Annual Report, the Company has maintained the prescribed public float under the Listing Rules. Corporate Governance The Company’s corporate governance principles and practices are set out in the Corporate Governance Report beginning on page 60 of this Annual Report. Auditor The Consolidated Financial Statements for the year have been audited by Deloitte who retire and, being eligible, offer themselves for re-appointment at the forthcoming annual general meeting of the Company. On April 28, 2013, the Company received a letter from PricewaterhouseCoopers stating that it would not be standing for reappointment as the Company’s auditor for the year ended December 31, 2013. Deloitte was appointed as the auditor of the Company at the extraordinary general meeting held on July 26, 2013. On behalf of the Board Sheldon G. Adelson Chairman of the Board and Chief Executive Officer March 17, 2017

SANDS CHINA LTD. ANNUAL REPORT 2016 105 4.1 INDEPENDENT AUDITOR’S REPORT TO THE SHAREHOLDERS OF SANDS CHINA LTD. (incorporated in the Cayman Islands with limited liability) OPINION We have audited the consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 110 to 193, which comprise the consolidated balance sheet as at December 31, 2016, and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies. In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the Group as at December 31, 2016, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (“IFRSs”) and have been properly prepared in compliance with the disclosure requirements of Hong Kong Companies Ordinance. BASIS FOR OPINION We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants (“the Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. KEY AUDIT MATTERS Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

SANDS CHINA LTD.

# 4.1 INDEPENDENT AUDITOR'S REPORT

| Key audit matter | How our audit addressed the key audit matter |
|---|---|
| **Valuation of Casino Receivables** | |
| We identified the valuation of casino receivables as a key audit matter because, as disclosed in notes 4(c) and 18(a) to the consolidated financial statements, the net casino receivables as of December 31, 2016 is US$223 million and it involves significant judgment and the Group has a concentration of credit risk with a small number of Macao based gaming promotors. | Our procedures to assess the reasonableness of the valuation of casino receivables included:<br><br>• Obtaining an understanding and testing the operating effectiveness of the controls over the granting of casino credit, collection processes and management's review controls over the assessment of the collectability of casino receivables and the appropriateness of the allowance policy and estimated allowance; and<br><br>• Testing the Group's specific provision process on a sample basis by examining the evidence supporting payment history, correspondence and management's evaluation of this information in establishing allowance for doubtful casino receivables and examining subsequent settlement to determine the reasonableness of the amount of provision made for the specific doubtful casino receivables. |
| **Additions to Costs to Construct The Parisian Macao** | |
| The Group completed construction of The Parisian Macao during the year and opened the property on September 13, 2016. As disclosed in note 6 to the consolidated financial statements, the Group has incurred capital expenditure of US$896 million related to The Parisian Macao in 2016; while note 2(g) explains that costs include direct costs of purchase, construction and capitalized borrowing costs. The nature and amount of costs being capitalized pertaining to The Parisian Macao is significant to the Group and material to the consolidated financial statements. We therefore identified additions to costs to construct The Parisian Macao property as a key audit matter. | Our procedures in relation to additions to costs to construct The Parisian Macao included:<br><br>• Obtaining an understanding and testing the operating effectiveness of the controls over additions to costs to construct The Parisian Macao;<br><br>• Performing substantive test of additions during the year on a sample basis by examining relevant documents such as invoices, payment certificate, and the quantity surveyors' reports to evaluate whether additions have been properly capitalized; and<br><br>• Comparing the amounts included in the certification reports provided by quantity surveyor on a sample basis to the accumulated costs of construction and the payments made to contractors. |

106

ANNUAL REPORT 2016

SANDS CHINA LTD. ANNUAL REPORT 2016 107 4.1 INDEPENDENT AUDITOR’S REPORT OTHER INFORMATION The directors of the Company are responsible for the other information. The other information comprises the information included in the annual report, but does not include the consolidated financial statements and our auditor’s report thereon. Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon. In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard. RESPONSIBILITIES OF DIRECTORS AND THOSE CHARGED WITH GOVERNANCE FOR THE CONSOLIDATED FINANCIAL STATEMENTS The directors of the Company are responsible for the preparation of the consolidated financial statements that give a true and fair view in accordance with IFRSs and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, the directors are responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so. Those charged with governance are responsible for overseeing the Group’s financial reporting process. AUDITOR’S RESPONSIBILITIES FOR THE AUDIT OF THE CONSOLIDATED FINANCIAL STATEMENTS Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion solely to you, as a body, in accordance with our agreed terms of engagement, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

SANDS CHINA LTD. ANNUAL REPORT 2016 108 4.1 INDEPENDENT AUDITOR’S REPORT As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also: o Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. o Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. o Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors. o Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern. o Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation. o Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion. We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit. We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

SANDS CHINA LTD. ANNUAL REPORT 2016 109 4.1 INDEPENDENT AUDITOR’S REPORT From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication. The engagement partner on the audit resulting in the independent auditor’s report is James Quigley Harrison. Deloitte Touche Tohmatsu Certified Public Accountants Hong Kong March 17, 2017

SANDS CHINA LTD. ANNUAL REPORT 2016 110 4.2 FINANCIAL STATEMENTS CONSOLIDATED INCOME STATEMENT The notes on pages 116 to 193 are an integral part of these consolidated financial statements. Year ended December 31, 2016 2015 Note US$ in millions, except per share data Net revenues 5 6,653 6,820 Gaming tax (2,527) (2,642) Employee benefit expenses 7 (1,121) (1,084) Depreciation and amortization (611) (535) Gaming promoter/agency commissions (122) (154) Inventories consumed (83) (81) Other expenses and losses 8 (837) (805) Operating profit 1,352 1,519 Interest income 5 3 11 Interest expense, net of amounts capitalized 9 (86) (60) Loss on modification or early retirement of debt 25 (1) — Profit before income tax 1,268 1,470 Income tax expense 10 (44) (11) Profit for the year attributable to equity holders of the Company 1,224 1,459 Earnings per share for profit attributable to equity holders of the Company — Basic 11 US15.17 cents US18.09 cents — Diluted 11 US15.17 cents US18.08 cents

SANDS CHINA LTD. ANNUAL REPORT 2016 111 4.2 FINANCIAL STATEMENTS CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME The notes on pages 116 to 193 are an integral part of these consolidated financial statements. Year ended December 31, 2016 2015 US$ in millions Profit for the year attributable to equity holders of the Company 1,224 1,459 Other comprehensive (loss)/income, net of tax Item that will not be reclassified subsequently to profit or loss: Currency translation differences (3) 4 Total comprehensive income for the year attributable to equity holders of the Company 1,221 1,463

SANDS CHINA LTD. ANNUAL REPORT 2016 112 4.2 FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEET December 31, 2016 2015 Note US$ in millions ASSETS Non-current assets Investment properties, net 13 1,322 1,278 Property and equipment, net 14 8,111 7,588 Intangible assets, net 16 35 28 Deferred income tax assets 17 — 24 Other assets, net 36 31 Trade and other receivables and prepayments, net 18 19 22 Total non-current assets 9,523 8,971 Current assets Inventories 20 14 12 Trade and other receivables and prepayments, net 18 352 498 Restricted cash and cash equivalents 19 10 8 Cash and cash equivalents 21 1,284 1,283 Total current assets 1,660 1,801 Total assets 11,183 10,772

SANDS CHINA LTD. ANNUAL REPORT 2016 113 4.2 FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEET The notes on pages 116 to 193 are an integral part of these consolidated financial statements. December 31, 2016 2015 Note US$ in millions EQUITY Capital and reserves attributable to equity holders of the Company Share capital 22 81 81 Reserves 23 4,926 5,758 Total equity 5,007 5,839 LIABILITIES Non-current liabilities Trade and other payables 24 127 81 Borrowings 25 4,348 3,379 Deferred income tax liabilities 17 47 32 Total non-current liabilities 4,522 3,492 Current liabilities Trade and other payables 24 1,622 1,429 Current income tax liabilities 6 6 Borrowings 25 26 6 Total current liabilities 1,654 1,441 Total liabilities 6,176 4,933 Total equity and liabilities 11,183 10,772 Net current assets 6 360 Total assets less current liabilities 9,529 9,331 Approved by the Board of Directors on March 17, 2017 and signed on behalf of the Board by Sheldon Gary Adelson Wong Ying Wai Chairman of the Board and Chief Executive Officer Director President and Chief Operating Officer Director

SANDS CHINA LTD.

# 4.2 FINANCIAL STATEMENTS

## CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

| | Share capital | Capital reserve (Note 23(i)) | Share premium | Statutory reserve (Note 23(ii)) | Share-based compensation reserves | Currency translation reserve | Retained earnings | Total |
|---|---|---|---|---|---|---|---|---|
| | | | | US$ in millions | | | | |
| **Balance at January 1, 2015** | 81 | 87 | 1,397 | 6 | 71 | 5 | 4,782 | 6,429 |
| Profit for the year | — | — | — | — | — | — | 1,459 | 1,459 |
| Other comprehensive income for the year, net of tax | — | — | — | — | — | 4 | — | 4 |
| Total comprehensive income | — | — | — | — | — | 4 | 1,459 | 1,463 |
| Exercise of share options | — | — | 4 | — | — | — | — | 4 |
| Conversion of equity awards to liability awards | — | — | — | — | (6) | — | — | (6) |
| Transfer to share premium upon exercise of share options | — | — | 2 | — | (2) | — | — | — |
| Forfeiture of share options | — | — | — | — | (1) | — | 1 | — |
| Share-based compensation of the Company | — | — | — | — | 19 | — | — | 19 |
| Share-based compensation charged by LVS | — | — | — | — | 1 | — | — | 1 |
| Dividends to equity holders of the Company | — | — | — | — | — | — | (2,071) | (2,071) |
| **Balance at December 31, 2015** | **81** | **87** | **1,403** | **6** | **82** | **9** | **4,171** | **5,839** |
| Profit for the year | — | — | — | — | — | — | 1,224 | 1,224 |
| Other comprehensive loss for the year, net of tax | — | — | — | — | — | (3) | — | (3) |
| Total comprehensive income | — | — | — | — | — | (3) | 1,224 | 1,221 |
| Exercise of share options | — | — | 5 | — | — | — | — | 5 |
| Conversion of equity awards to liability awards | — | — | — | — | (2) | — | — | (2) |
| Transfer to share premium upon exercise of share options | — | — | 3 | — | (3) | — | — | — |
| Forfeiture of share options | — | — | — | — | (3) | — | 3 | — |
| Share-based compensation of the Company | — | — | — | — | 14 | — | — | 14 |
| Share-based compensation charged by LVS | — | — | — | — | 1 | — | — | 1 |
| Dividends to equity holders of the Company (Note 12) | — | — | — | — | — | — | (2,071) | (2,071) |
| **Balance at December 31, 2016** | **81** | **87** | **1,411** | **6** | **89** | **6** | **3,327** | **5,007** |

The notes on pages 116 to 193 are an integral part of these consolidated financial statements.

114

ANNUAL REPORT 2016

SANDS CHINA LTD. ANNUAL REPORT 2016 115 4.2 FINANCIAL STATEMENTS CONSOLIDATED STATEMENT OF CASH FLOWS The notes on pages 116 to 193 are an integral part of these consolidated financial statements. Year ended December 31, 2016 2015 Note US$ in millions Cash flows from operating activities Cash generated from operations 27 2,352 1,973 Income tax paid (6) (6) Net cash generated from operating activities 2,346 1,967 Cash flows from investing activities Increase in restricted cash and cash equivalents (2) (2) Purchases of property and equipment (1,033) (1,109) Addition to investment properties (100) (142) Purchases of intangible assets (18) (14) Proceeds from disposal of property and equipment, investment properties and intangible assets 1 1 Interest received 3 14 Net cash used in investing activities (1,149) (1,252) Cash flows from financing activities Proceeds from exercise of share options 5 4 Proceeds from bank loans 2,000 999 Repayments of bank loans (1,000) (820) Dividends paid (2,070) (2,071) Repayments of finance lease liabilities (4) (5) Payments for deferred financing costs (32) (12) Interest paid (94) (63) Net cash used in financing activities (1,195) (1,968) Net increase/(decrease) in cash and cash equivalents 2 (1,253) Cash and cash equivalents at beginning of year 1,283 2,535 Effect of exchange rate on cash and cash equivalents (1) 1 Cash and cash equivalents at end of year 21 1,284 1,283 Non-cash investing and financing activities Capitalized share-based compensation 1 — Property and equipment acquired under finance lease 6 1 Conversion of equity awards to liability awards 2 6

SANDS CHINA LTD. ANNUAL REPORT 2016 116 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 1. GENERAL INFORMATION Principal activities The Group is principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in Macao. The Group’s immediate holding company is Venetian Venture Development Intermediate II. Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A., is the Group’s ultimate holding company. The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features four hotel towers, consisting of hotel rooms and suites under the Conrad, Holiday Inn, Sheraton and St. Regis brands. In September 2016, the Group opened The Parisian Macao, an integrated resort connected to The Venetian Macao and The Plaza Macao. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations. The Company’s shares were listed on the Main Board of the Stock Exchange on November 30, 2009. The consolidated financial statements are presented in millions of US$ (“US$ in millions”), unless otherwise stated. In prior year, the consolidated financial statements were presented in thousands of US$. The comparative information has been changed to be presented in millions of US$ accordingly. The consolidated financial statements were approved for issue by the Board of Directors on March 17, 2017.

SANDS CHINA LTD. ANNUAL REPORT 2016 117 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated. (a) Basis of preparation The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) on the historical cost basis except for financial liabilities for cash-settled share-based payment transactions that are measured at fair value. In addition, the consolidated financial statements include applicable disclosures required by the Listing Rules and the Hong Kong Companies Ordinance. The preparation of the consolidated financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4. (b) Changes in accounting policies and disclosures During the year, there have been a number of new amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new amendments to standards had no material impact on the results of operations and financial position of the Group. The Group has not early adopted the new standards and amendments that have been issued but are not effective for the year ended December 31, 2016. The Group has already commenced the assessment of the impact of the new standards and amendments to the Group, but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group. (c) Subsidiaries Consolidation The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company: • has power over the investee; • is exposed, or has rights, to variable returns from its involvement with the investee; and • has the ability to use its power to affect its returns. The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above. Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date that control ceases.

SANDS CHINA LTD. ANNUAL REPORT 2016 118 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (c) Subsidiaries (continued) Consolidation (continued) The purchase method of accounting is used to account for the acquisition of subsidiaries of the Group, except for those acquisitions that qualify as business combinations under common control, which are accounted for using merger accounting. Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Profit and losses resulting from inter-company transactions that are recognized in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group. The particulars of the Group’s principal subsidiaries as at December 31, 2016 are set out in Note 32. (d) Segment reporting Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions. (e) Foreign currency translation (i) Functional and presentation currency Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is Macao patacas (“MOP”). The consolidated financial statements are presented in US$, which is the presentation currency of LVS. (ii) Transactions and balances Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

SANDS CHINA LTD. ANNUAL REPORT 2016 119 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (e) Foreign currency translation (continued) (iii) Group companies The results of operations and financial position of all the group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows: • Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet; • Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rates on the dates of the transactions); and • All resulting exchange differences are recognized in other comprehensive income/(loss) (currency translation differences) and will not be reclassified subsequently to profit or loss. On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings, are recognized in other comprehensive income/(loss). When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale. On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation), all of the exchange differences accumulated in equity in respect of that operation attributable to the equity holders of the Company are reclassified to profit or loss. In the case of a partial disposal that does not result in the Group losing control over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are reattributed to noncontrolling interests and are not recognized in profit or loss.

SANDS CHINA LTD. ANNUAL REPORT 2016 120 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (f) Investment properties Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both, and are not occupied by the Group. Investment properties that are currently being constructed or developed are classified as investment properties and stated at cost, less accumulated impairment losses, if any. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses, if any. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 3 to 40 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise. (g) Property and equipment Leasehold interests in land classified as finance leases and all other property and equipment, except constructionin- progress, are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as finance leases commence amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as finance leases are amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives. Property and equipment are depreciated as follows: Leasehold interests in land classified as finance leases Shorter of lease term or useful life Leasehold improvements Shorter of lease term or 3 years Land improvements, buildings and building improvements 15–40 years Ferries 20 years Furniture, fittings and equipment 3–20 years Vehicles 5–6 years Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

SANDS CHINA LTD. ANNUAL REPORT 2016 121 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (g) Property and equipment (continued) Construction-in-progress represents property and equipment under construction and is stated at cost, less accumulated impairment losses, if any. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for their intended use, at which time they are transferred to the relevant asset category. The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses and losses” in the consolidated income statement. (h) Leased assets Assets acquired pursuant to finance leases and hire purchase contracts that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased. (i) Intangible assets Computer software Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years. (j) Impairment of non-financial assets Assets that have an indefinite useful life are not subject to amortization and are tested at least annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (i.e. cash generating units or “CGU”). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

SANDS CHINA LTD. ANNUAL REPORT 2016 122 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets Classification The Group’s financial assets consist of loans and receivables, which are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for the amounts that are settled or expected to be settled more than twelve months after the end of the reporting period, which are classified as non-current. Recognition and measurement Purchases and sales of financial assets are recognized on the trade-date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets are derecognized in full when the rights to receive cash flows from the investments have expired or have been transferred, and the Group has transferred substantially all risks and rewards of ownership. Loans and receivables are subsequently carried at amortized cost using the effective interest method. Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously. Impairment of financial assets The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. The criteria that the Group uses to determine that there is objective evidence of an impairment loss include: • Significant financial difficulty of the issuer or obligor; • A breach of contract, such as a default or delinquency in interest or principal payments; • The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider; • It becomes probable that the borrower will enter bankruptcy or other financial reorganization;

SANDS CHINA LTD. ANNUAL REPORT 2016 123 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets (continued) Impairment of financial assets (continued) • Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including: (i) adverse changes in the payment status of borrowers in the portfolio; or (ii) national or local economic conditions that correlate with defaults on the assets in the portfolio. The Group first assesses whether objective evidence of an impairment exists. For the loans and receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate, when required. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement. (l) Cash and cash equivalents Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from cash and cash equivalents in the consolidated statement of cash flows. (m) Inventories Inventories consist primarily of food, beverage, retail products, ferry parts and general operating supplies, and are stated at the lower of cost and net realizable value. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable selling expenses. (n) Share capital Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of equity instruments are shown in equity as a deduction, net of tax, from the proceeds.

SANDS CHINA LTD. ANNUAL REPORT 2016 124 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (o) Financial liabilities The Group’s financial liabilities, including borrowings and trade and other payables, are initially measured at fair value and subsequently measured at amortized cost, using the effective interest method. The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss. (p) Trade payables Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities. Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method. (q) Borrowings and financing costs Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date. A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

SANDS CHINA LTD. ANNUAL REPORT 2016 125 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (r) Current and deferred income tax and gaming tax Income tax Income tax expense is comprised of current and deferred tax. (i) Current income tax Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which the applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. (ii) Deferred income tax Deferred income tax is recognized, using the liability method, for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled. Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. (iii) Offsetting Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. Gaming tax According to the gaming subconcession granted by the Macao Government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming revenues, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao Government based on the number of slot machines and table games in its possession. These expenses are reported as “Gaming tax” in the consolidated income statement.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s) Employee benefits

(i) Pension obligations

The Group operates a provident fund scheme, which is funded through payments to an insurance company.

The provident fund scheme is a defined contribution plan that is available to all permanent employees after a three-month probation period. The Group contributes 5% of each employee’s basic salary to the fund and the employee is eligible to receive, upon resignation, 30% of these contributions after working for three consecutive years, gradually increasing to 100% after working for ten years. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

(ii) Share-based compensation

Equity-settled share-based payment transactions

(1) Share options of the Company

The Company adopted an equity award plan (the “Equity Award Plan”) for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs. At the time when the options are exercised, the amount previously recognized in share-based compensation reserve will be transferred to share premium. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

(2) Share options of LVS

The Group participates in the equity-settled share-based compensation plan of LVS and is a party to its nonqualified share option plan, Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”).

The plan provides for the granting of share options pursuant to the applicable provisions of the Internal

Revenue Code and regulations in the United States of America.

Share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s) Employee benefits (continued)

(ii) Share-based compensation (continued)

Equity-settled share-based payment transactions (continued)

The fair value of the employee services received in exchange for the grant of the options under the Equity

Award Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions and service conditions.

The Group recognizes the impact of revisions to the original estimates, if any, in the consolidated income statement, with a corresponding adjustment to equity. When the options of the Equity Award Plan are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital and share premium.

Cash-settled share-based payment transactions of the Company

For cash-settled share-based payments, a financial liability is recognized for the employee services acquired,

measured initially at the fair value of the liability. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

(iii) Social security fund

Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao

Government. Contributions are generally made by both employees and employers by paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao Government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

(iv) Annual leave and other paid leave

Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s) Employee benefits (continued)

(v) Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits at the earlier of when the Group can no longer withdraw the offer of the termination benefits and when it recognizes any related restructuring costs. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to their present value.

(vi) Bonus plans

The Group recognizes a liability and an expense for bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.

(t) Provisions

Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Provisions are measured at the present value of management’s best estimate of the expenditure to be required to settle the present obligation at the reporting date. The pre-tax discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

(u) Contingent liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the

Group. It can also be a present obligation arising from past events that is not recognized because it is not probable that an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so that the outflow is probable, it will then be recognized as a provision.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(v) Gaming promoter commissions

Commissions to gaming promoters are calculated based on certain percentages of net gaming wins or rolling amounts and are recognized when the relevant services have been rendered by the gaming promoters. Gaming promoters are entities that bring in high-roller customers to casinos and loan them rolling chips.

(w) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities.

The Group recognizes revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the

Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i) Casino revenue

Casino revenue is the aggregate of gaming wins and losses. Commissions rebated directly or indirectly through gaming promoters to customers, cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction of gross casino revenue.

(ii) Lease/right of use income

The Group’s accounting policy for recognition of revenue from lease/right of use is described in the accounting policy for leases/right of use below.

(iii) Mall management fee

Mall management fee is recognized when services are rendered.

(iv) Hotel revenue

Hotel revenue is recognized at the time of occupancy.

(v) Food and beverage revenue

Food and beverage revenue is recognized when services are rendered.

(vi) Convention revenue

Convention revenue is recognized when the event is held or the related services are rendered.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w) Revenue recognition (continued)

(vii) Retail sales

Sales of goods are recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the products are delivered to customers and title has passed.

The Group has a goods return policy. Sales are recorded net of returns and discounts.

(viii) Entertainment revenue

Entertainment revenue derived from theater shows, concerts and sporting events is recognized at the time of performance.

(ix) Ferry ticket sales

Ferry ticket sales are recognized when the services are rendered.

(x) Commission revenues

Commission revenues from the selling of tickets and travel packages and providing destination marketing services are recognized when services are rendered.

(xi) Management fee income

Income from management services provided by the Group to LVS group companies is recognized when services are rendered.

(xii) Interest income

Interest income is recognized on a time-proportion basis using the effective interest method.

(x) Frequent players program

The Group has established promotional clubs to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points primarily based on gaming activity and such points can be redeemed for free play and other free goods and services. The award points are recognized as a separately identifiable component of the initial sale transaction by allocating the fair value of the consideration received between the award points and the other components of the sale such that the award points are initially recognized as deferred income at their fair value. Revenue from the award points is recognized when the points are redeemed.

The amount of revenue is based on the number of points redeemed relative to the total number expected to be redeemed. All points earned will have a 12-month lifecycle and will then be purged on a monthly basis.

(y) Pre-opening expenses

Pre-opening expenses represent personnel and other costs incurred prior to the opening of new properties and are expensed as incurred.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(z) Leases/right of use

(i) As the lessor/grantor for operating leases/right of use

When assets are leased/granted out under an agreement for the right of use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right of use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right of use on a straight—

line basis. Turnover fees arising under operating leases/right of use are recognized as income in the period in which they are earned.

(ii) As the lessee for operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii) As the lessee for finance leases

The Group leases land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are recognized at the leases’ commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease are depreciated over the shorter of the useful life of the asset and the lease term.

(aa) Dividend distributions

Dividend distributions to the Company’s Shareholders are recognized as a liability in the Group’s and the

Company’s financial statements in the period in which the dividends are approved by the Company’s Shareholders or directors, where appropriate.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT

(a) Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s overall financial risk management program, mainly carried out by a central treasury department and approved by the Board of Directors, focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

(i) Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Interest rate risk

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings,

which are all issued at variable rates. The Group currently does not have a policy on hedging of interest rate risks. However, management monitors interest rate exposures and will consider hedging significant interest rate risk should the need arise. During the year ended December 31, 2016, the Group’s borrowings at variable rates were denominated in US$, Hong Kong dollars (“HK$”) and MOP.

As at December 31, 2016, if interest rates on US$-denominated borrowings had been 50 basis-points higher/

lower with all other variables held constant, pre-tax profit for the year would have been US$9 million (2015:

US$7 million) lower/higher. As at December 31, 2016, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been US$10 million (2015: US$8 million) lower/higher. As at December 31, 2016, if interest rates on

MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant,

pre-tax profit would have been US$3 million (2015: US$2 million) lower/higher. This analysis does not include the effect of interest capitalized.

The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(i) Market risk (continued)

Foreign exchange risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than

MOP, which is the functional currency of the major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

For companies with MOP as their functional currency, as at December 31, 2016, if the US$ had weakened/

strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been higher/lower by approximately US$17 million (2015: US$13 million), mainly as a result of the translation of US$-denominated cash and cash equivalents, deposits and borrowings (2015: same). If the HK$

had weakened/strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been lower/higher by approximately US$9 million (2015: US$2 million), mainly as a result of the translation of HK$-denominated cash and cash equivalents, deposits, trade receivables and borrowings

(2015: same).

(ii) Credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.

The Group maintains cash and cash equivalents and restricted cash and cash equivalents with various creditworthy financial institutions. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31,

2016 and 2015.

Trade receivables are principally comprised of casino, mall and hotel receivables. The Group extends credit to approved customers, tenants and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(ii) Credit risk (continued)

The Group maintains an allowance for doubtful casino, mall and hotel receivables and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances. Table games play is primarily cash play, as credit play represented approximately 16.4% (2015: 23.1%) of total table games play for the year ended December 31,

2016. In view of the reduced liquidity of gaming promoters and a decrease in Rolling Chip play in 2016, the

Group has aligned the credit lines granted to gaming promoters accordingly. The credit extended to gaming promoters can be offset by the commissions payable to and front money made by these gaming promoters,

which is considered in the establishment of the allowance for doubtful accounts. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process,

credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at December 31, 2016 and 2015 (see Note 18 for further details).

(iii) Liquidity risk

Liquidity risk is the financial risk arising from the difficulty in meeting obligations associated with financial liabilities that are settled by cash or other financial assets.

The credit agreement entered into by VML US Finance LLC (“VMLF”), a wholly owned subsidiary (the

“Borrower”), and Venetian Macau Limited (“VML”), a wholly owned subsidiary, and certain other subsidiaries within the Group (collectively, the “Guarantors”) dated September 22, 2011 (the “2011

VML Credit Facility”), which was amended in March 2014, as well as a joinder agreement (the “Joinder

Agreement”) to the 2011 VML Credit facility that was entered in April 2015, and further amended in August

2016, requires VML and its restricted subsidiaries (collectively, the “Restricted Group”) to comply with certain financial covenants, including maintaining a maximum leverage ratio of debt to trailing twelve-month adjusted earnings before interest, income taxes, depreciation and amortization, as defined in the 2016 VML

Credit Facility (the “Credit Facility Adjusted EBITDA”). The maximum leverage ratio, as amended, is 4.0:1.0 for the quarterly periods ended December 31, 2016 through June 30, 2017, and then decreases to, and remains at, 3.5:1.0 for all quarterly periods thereafter through maturity. If the Restricted Group is unable to maintain compliance with the financial covenants under this credit facility, the Restricted Group would be in default. Any defaults under the agreement would allow the lenders to exercise their rights and remedies as defined under the agreement. If the lenders were to exercise their rights to accelerate the due dates of the indebtedness outstanding, there can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under such agreement, which could force the Group to restructure or alter its operations or debt obligations. As at December 31, 2016, the Group was in compliance with all debt covenants.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(iii) Liquidity risk (continued)

The Group’s financial liabilities, based on the contractual undiscounted cash flows are as follows:

Within the

first year

In the

second year

In the third

to fifth year

Over the

fifth year Total

US$ in millions

At December 31, 2016

Bank borrowings 136 162 2,362 2,287 4,947

Finance lease liabilities on

leasehold interests in land 5 5 16 211 237

Other finance lease liabilities 3 2 3 — 8

Trade and other payables 1,326 21 51 39 1,437

At December 31, 2015

Bank borrowings 62 240 2,980 341 3,623

Finance lease liabilities on

leasehold interests in land 5 5 16 216 242

Other finance lease liabilities 3 1 — — 4

Trade and other payables 1,143 21 38 4 1,206

(b) Capital risk management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves as disclosed in Notes 22 and 23, respectively.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(b) Capital risk management (continued)

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio

(gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

December 31,

2016 2015

US$ in millions

Interest bearing borrowings, net of deferred financing costs 4,294 3,305

Less: cash and cash equivalents (1,284) (1,283)

restricted cash and cash equivalents (10) (8)

Net debt 3,000 2,014

Total equity 5,007 5,839

Total capital 8,007 7,853

Gearing ratio 37.5% 25.7%

The increase in the gearing ratio during the year ended December 31, 2016 was primarily due to an increase in borrowings for our development projects, primarily The Parisian Macao.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of potentially causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a) Useful lives of investment properties and property and equipment

The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have an impact on the estimated useful lives of such assets.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(b) Impairment of assets

The Group follows the guidance of International Accounting Standard (“IAS”) 36 “Impairment of Assets” to

determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. When required, the recoverable amount of the CGU would be determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, future economic conditions on growth rates, future returns and discount rate.

Changes in the key assumptions on which the recoverable amount of the assets is based could significantly affect the Group’s financial condition and results of operations.

(c) Allowance for doubtful trade receivables

The allowance for doubtful trade receivables represents the Group’s best estimate of the amount of probable credit losses in the Group’s existing trade receivables balance. The Group determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. A provision for doubtful trade receivables is recorded when the Group believes it is probable the recoverable amount of the receivables will be less than their carrying amounts. Account balances are written off against the allowance when the Group considers the receivables to be uncollectible. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to trade receivables could change.

(d) Litigation provisions

The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. Based on

consultations with legal counsel, management estimated that no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. NET REVENUES AND INTEREST INCOME

Year ended December 31,

2016 2015

US$ in millions

Net revenues

Casino 5,573 5,736

Mall

— Income from right of use 360 344

— Management fee and other 60 53

Rooms 265 300

Food and beverage 160 151

Convention, ferry, retail and other 235 236

6,653 6,820

Interest income

Bank deposits 3 11

Total net revenues and interest income 6,656 6,831

6. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management which is the chief operating decision-maker of the Group that makes strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Parisian Macao (which opened in September

2016), The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are the remainder of Sands Cotai Central and the Four Seasons apart-hotel tower.

Revenue is comprised of revenue from the sale of goods and services in the ordinary course of the Group’s activities.

The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

The Group’s segment information is as follows:

Year ended December 31,

2016 2015

US$ in millions

Net revenues

The Venetian Macao 2,890 2,979

Sands Cotai Central 1,944 2,162

The Parisian Macao 409 —

The Plaza Macao 595 689

Sands Macao 679 869

Ferry and other operations 165 149

Inter-segment revenues(i) (29) (28)

6,653 6,820

(i) Inter-segment revenues are charged at prevailing market rates.

Year ended December 31,

2016 2015

US$ in millions

Adjusted EBITDA (Unaudited) (Note)

The Venetian Macao 1,092 1,082

Sands Cotai Central 615 651

The Parisian Macao 114 —

The Plaza Macao 221 243

Sands Macao 171 225

Ferry and other operations 31 22

2,244 2,223

Note: Adjusted EBITDA, which is a non-IFRS financial measure, is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, interest, gain/(loss) on modification or early retirement of debt and income tax benefit/(expense). Management utilizes Adjusted EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported Adjusted EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including the Group, have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense and corporate expense, from their Adjusted EBITDA calculations. Adjusted EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Group has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Not all companies calculate Adjusted EBITDA in the same manner. As a result, Adjusted EBITDA as presented by the Group may not be directly comparable to similarly titled measures presented by other companies.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

Year ended December 31,

2016 2015

US$ in millions

Depreciation and amortization

The Venetian Macao 165 160

Sands Cotai Central 294 284

The Parisian Macao 58 —

The Plaza Macao 40 40

Sands Macao 39 37

Ferry and other operations 15 14

611 535

The following is a reconciliation of adjusted EBITDA to profit for the year attributable to equity holders of the Company:

Year ended December 31,

2016 2015

Note US$ in millions

Adjusted EBITDA (Unaudited) 2,244 2,223

Share-based compensation, net of amount capitalized(i) (15) (19)

Corporate expense (a) (128) (86)

Pre-opening expense (b) (127) (45)

Depreciation and amortization (611) (535)

Net foreign exchange gains 1 1

Loss on disposal of property and equipment,

investment properties and intangible assets (12) (20)

Operating profit 1,352 1,519

Interest income 3 11

Interest expense, net of amounts capitalized (86) (60)

Loss on modification or early retirement of debt (1) —

Profit before income tax 1,268 1,470

Income tax expense (44) (11)

Profit for the year attributable to equity holders

of the Company 1,224 1,459

(i) Amount includes share-based compensation of US$3 million and US$1 million (2015: US$3 million and US$1 million) related to corporate expense and pre-opening expense, respectively.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

(a) Corporate expense

Year ended December 31,

2016 2015

Note US$ in millions

Royalty fees 29(a)(v) 73 55

Management fees 29(a)(ii) 6 13

Employee benefit expenses 6 5

Other support services 7 11

Other expenses 36 2

128 86

(b) Pre-opening expense

Year ended December 31,

2016 2015

Note US$ in millions

Employee benefit expenses 80 24

Advertising and promotions 15 5

Contract labor and services 14 5

Utilities and operating supplies 4 2

Management fees 29(a)(ii) 4 4

Other support services 3 2

Other expenses 7 3

127 45

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

Year ended December 31,

2016 2015

US$ in millions

Capital expenditures

The Venetian Macao 94 82

Sands Cotai Central 123 397

The Parisian Macao 896 746

The Plaza Macao 16 15

Sands Macao 18 21

Ferry and other operations 4 4

1,151 1,265

December 31,

2016 2015

US$ in millions

Total assets

The Venetian Macao 2,659 2,961

Sands Cotai Central 4,229 4,471

The Parisian Macao 2,745 1,681

The Plaza Macao 992 1,063

Sands Macao 317 375

Ferry and other operations 241 221

11,183 10,772

Almost all of the non-current assets of the Group are located in Macao.

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS)

Year ended December 31,

2016 2015

US$ in millions

Wages, salaries, bonus and termination costs 984 950

Staff meals 54 51

Pension costs — defined contribution plan 35 33

Share-based compensation, net of amount capitalized(i) 15 19

Other employee benefit expenses 33 31

1,121 1,084

(i) Share-based compensation of US$1 million (2015: nil) was capitalized during the year ended December 31, 2016. For further information related to the Company’s Equity Award Plan and LVS’ 2004 Plan, see Note 30 to the Consolidated Financial Statements.

(a) Pension costs — defined contribution plan

Contributions totaling US$6 million (2015: US$5 million) remained payable to the provident fund as at December

31, 2016. Forfeited contributions totaling US$4 million (2015: US$5 million) were utilized during the year leaving

US$1 million (2015: US$2 million) available at year end to reduce future contributions.

SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

### (b) Directors' emoluments

The remuneration of the Company's Directors is as follows:

| | Fees | Salaries | Discretionary bonuses[1] | Pension costs | Estimated money value of other benefits[2] | Total |
|---|---|---|---|---|---|---|
| | | | US$'000 | | | |
| **Year ended December 31, 2016** | | | | | | |
| Executive Directors | | | | | | |
| Sheldon Gary Adelson[3] | — | — | — | — | — | — |
| Wong Ying Wai[4] | — | 2,313 | 1,508 | 106 | 639 | 4,566 |
| Toh Hup Hock[5] | — | 356 | — | 13 | 657 | 1,026 |
| Non-Executive Directors | | | | | | |
| Robert Glen Goldstein[6] | — | — | — | — | — | — |
| Charles Daniel Forman | 112 | — | — | — | — | 112 |
| Michael Alan Leven[7] | 34 | — | — | — | — | 34 |
| Independent Non-Executive Directors | | | | | | |
| Chiang Yun | 112 | — | — | — | — | 112 |
| Victor Patrick Hoog Antink | 143 | — | — | — | — | 143 |
| Steven Zygmunt Strasser | 134 | — | — | — | — | 134 |
| Kenneth Patrick Chung[8] | 59 | — | — | — | — | 59 |
| Iain Ferguson Bruce[9] | 19 | — | — | — | — | 19 |
| David Muir Turnbull[10] | 24 | — | — | — | — | 24 |
| | 637 | 2,669 | 1,508 | 119 | 1,296 | 6,229 |

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SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

### (b) Directors' emoluments (continued)

| | Fees | Salaries | Discretionary bonuses[1] | Pension costs/ amounts paid upon retirement | Estimated money value of other benefits[2] | Total |
|---|---|---|---|---|---|---|
| | | | US$'000 | | | |
| **Year ended December 31, 2015** | | | | | | |
| Executive Directors | | | | | | |
| Sheldon Gary Adelson[3] | — | — | — | — | — | — |
| Toh Hup Hock[5] | — | 906 | 696 | 45 | 996 | 2,643 |
| Edward Matthew Tracy[11] | — | 422 | — | 1,524 | 478 | 2,424 |
| Non-Executive Directors | | | | | | |
| Robert Glen Goldstein[6] | — | — | — | — | — | — |
| Michael Alan Leven[7] | 130 | — | — | — | — | 130 |
| Charles Daniel Forman | 100 | — | — | — | — | 100 |
| Independent Non-Executive Directors | | | | | | |
| Iain Ferguson Bruce[9] | 100 | — | — | — | — | 100 |
| Chiang Yun | 100 | — | — | — | — | 100 |
| David Muir Turnbull[10] | 130 | — | — | — | — | 130 |
| Victor Patrick Hoog Antink | 130 | — | — | — | — | 130 |
| Steven Zygmunt Strasser | 100 | — | — | — | — | 100 |
| | 790 | 1,328 | 696 | 1,569 | 1,474 | 5,857 |

(1) The discretionary bonuses are determined by reference to the individual performance of the Directors and the Chief Executive and the Group's performance, and approved by the Remuneration Committee.
(2) Other benefits mainly include share-based compensation, accommodation, meals, home leave tickets and medical insurance.
(3) Sheldon Gary Adelson, the Chairman and a Non-Executive Director, was appointed as the Chief Executive Officer and re-designated as an Executive Director, in each case, with effect from March 6, 2015.
(4) Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director with effect from January 22, 2016.
(5) Toh Hup Hock resigned as the Chief Financial Officer and Executive Vice President and an Executive Director with effect from April 15, 2016.
(6) Robert Glen Goldstein was appointed as the Interim President and re-designated as an Executive Director, in each case, with effect from March 6, 2015. He was re-designated as a Non-Executive Director and ceased to be the Interim President, in each case, with effect from November 1, 2015.
(7) Michael Alan Leven retired as a Non-Executive Director with effect from April 12, 2016
(8) Kenneth Patrick Chung was appointed as an Independent Non-Executive Director with effect from July 15, 2016.
(9) Iain Ferguson Bruce resigned as an Independent Non-Executive Director with effect from March 11, 2016.
(10) David Muir Turnbull resigned as an Independent Non-Executive Director with effect from March 7, 2016.
(11) Edward Matthew Tracy was an Executive Director who was also the Chief Executive. He retired as the President and Chief Executive Officer and an Executive Director with effect from March 6, 2015.

The Executive Directors' emoluments were for their services in connection with the management of the affairs of the Group. The Non-Executive Directors' and Independent Non-Executive Directors' emoluments were for their services as directors of the Company.

In addition to the Directors' emoluments disclosed above, Sheldon Gary Adelson and Robert Glen Goldstein received emoluments (inclusive of share-based compensation) from LVS of US$2 million and US$3 million, respectively, in respect of their services to the Group for the year ended December 31, 2016 (2015: US$1 million and US$10 million, respectively). The amount of US$3 million (2015: US$10 million) was charged to the Group in respect of the management and administrative services provided by LVS to the Group for the year ended December 31, 2016.

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SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

### (b) Directors' emoluments (continued)

No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2015: nil).

With the exception of the continuing connected transactions disclosed in the 2016 Annual Report of the Company, none of the Directors have any material interests in transactions, arrangements or contracts entered into by the Company or the LVS Group.

None of the Directors waived or has agreed to waive any emoluments during the year (2015: nil).

### (c) Five highest paid individuals

The five individuals whose emoluments were the highest in the Group include one (2015: three) Director whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining four (2015: two) individuals during the year are as follows:

| | Year ended December 31, | |
|---|---|---|
| | **2016** | 2015 |
| | US$'000 | |
| Basic salaries, allowances and benefits in kind | **6,206** | 2,806 |
| Bonus | **2,743** | 1,584 |
| Pension costs | **179** | 94 |
| | **9,128** | 4,484 |

The emoluments of the above mentioned individuals fall within the following bands:

| | Year ended December 31, | |
|---|---|---|
| | **2016** | 2015 |
| | Number of individuals | |
| HK$17,000,001 (approximately US$2,194,000)– HK$17,500,000 (approximately US$2,258,000) | **2** | 2 |
| HK$18,000,001 (approximately US$2,323,000)– HK$18,500,000 (approximately US$2,387,000) | **2** | — |
| | **4** | 2 |

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office during the year ended December 31, 2016 (2015: nil).

146

ANNUAL REPORT 2016

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES AND LOSSES

(a) An analysis of the operating expenses is as follows:

Year ended December 31,

2016 2015

Note US$ in millions

Gaming tax 2,527 2,642

Employee benefit expenses 1,121 1,084

Depreciation and amortization 611 535

Gaming promoter/agency commissions 122 154

Inventories consumed 83 81

Other expenses and losses (i) 837 805

Operating expenses 5,301 5,301

(i) Analysis of other expenses and losses is as follows:

Year ended December 31,

2016 2015

Note US$ in millions

Utilities and operating supplies 175 174

Contract labor and services 127 113

Advertising and promotions 105 119

Royalty fees 78 60

Repairs and maintenance 64 62

Management fees 29(a)(ii) 46 54

Operating lease expense 28 27

Provision for doubtful accounts, net 18 17

Loss on disposal of property and equipment,

investment properties and intangible assets 12 20

Auditor’s remuneration 2 2

Net foreign exchange gains (1) (1)

Other support services 101 122

Other operating expenses 82 36

837 805

SANDS CHINA LTD.

ANNUAL REPORT 2016

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES AND LOSSES (CONTINUED)

(b) The operating expenses can also be analyzed as follows:

Year ended December 31,

2016 2015

US$ in millions

Casino 3,436 3,618

Mall 41 36

Rooms 70 70

Food and beverage 132 126

Convention, ferry, retail and other 171 186

Provision for doubtful accounts, net 18 17

General and administrative expense 552 559

Corporate expense 131 89

Pre-opening expense 128 46

Depreciation and amortization 611 535

Net foreign exchange gains (1) (1)

Loss on disposal of property and equipment,

investment properties and intangible assets 12 20

Operating expenses 5,301 5,301

9. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Year ended December 31,

2016 2015

US$ in millions

Bank borrowings 84 52

Amortization of deferred financing costs 21 20

Finance lease liabilities 6 6

Standby fee and other financing costs 9 10

120 88

Less: interest capitalized (34) (28)

Interest expense, net of amounts capitalized 86 60

A capitalization rate of 2.3% to 2.8% (2015: 1.9% to 2.2%) was used, representing the effective finance costs of the loans to finance the assets under construction.

SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 10. INCOME TAX EXPENSE

| | Year ended December 31, 2016 | 2015 |
|---|---|---|
| | US$ in millions | |
| Current income tax | | |
| Lump sum in lieu of Macao complementary tax on dividends | **5** | 5 |
| Deferred income tax | **39** | 6 |
| Income tax expense | **44** | 11 |

Deferred income tax expense was US$39 million for the year ended December 31, 2016, compared to US$6 million for the year ended December 31, 2015. The increase was primarily due to write-off of deferred income tax assets on net operating tax losses that had expired unused and expected to be expiring unused due to unpredictable future profit stream.

### (a) Macao complementary tax

Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the year ended December 31, 2016, a special complementary tax incentive was provided to the effect that the tax free income threshold was increased from MOP32,000 to MOP600,000 (equivalent to US$4,000 to US$75,000) with the profit above MOP600,000 (equivalent to US$75,000) being taxed at a fixed rate of 12% (2015: same).

Pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macao on October 3, 2013, VML was granted an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the year ended December 31, 2016, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (2015: same).

### (b) Lump sum in lieu of Macao complementary tax on dividends

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML's shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In May 2014, VML entered into another Shareholder Dividend Tax Agreement with the Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities (see also Note 10(a)).

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 10. INCOME TAX EXPENSE (CONTINUED)

### (c) Hong Kong profits tax

The Company's subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% for the year ended December 31, 2016 (2015: same).

The tax on the Group's profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

| | Year ended December 31, | |
|---|---|---|
| | **2016** | 2015 |
| | US$ in millions | |
| Profit before income tax | **1,268** | 1,470 |
| Tax calculated at domestic rates applicable to profits in the respective jurisdictions | **161** | 182 |
| Tax effects of: | | |
| Income not subject to tax[(i)] | **(720)** | (737) |
| Expenses not deductible for tax purposes[(i), (ii)] | **483** | 495 |
| Amortization of pre-opening expenses previously not recognized | **(8)** | (7) |
| Pre-opening expenses for which no deferred income tax assets were recognized | **9** | — |
| Origination and reversal of temporary difference, net | **32** | 23 |
| Tax losses for which no deferred income tax assets were recognized | **83** | 50 |
| Lump sum in lieu of Macao complementary tax of dividends | **5** | 5 |
| Other | **(1)** | — |
| Income tax expense | **44** | 11 |

(i) During the year ended December 31, 2016, VML was exempt from Macao complementary tax on its gaming activities (see also Note10 (a)). In addition, lease/right of use income recorded in VML, Venetian Cotai Limited ("VCL") and Venetian Orient Limited ("VOL") were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right of use income and their corresponding expenses incurred were presented as "Income not subject to tax" and "Expenses not deductible for tax purposes", respectively, in the calculations above (2015: same).

Additionally, during the year ended December 31, 2016, the Company received dividend income from a subsidiary. The dividend income is not subject to Hong Kong profits tax (2015: same).

(ii) Lease/right of use income recorded in VML, VCL and VOL are exempt from property tax for the first four and six years for the newly constructed buildings in Macao and on Cotai, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. If the buildings in Macao and on Cotai also qualify for Tourism Utility Status, the property tax exemption can be extended by another four and six years, respectively, pursuant to Article 15(a) of Lei no. 81/89/M. The exemption for the Sands Macao expired in August 2012 and that for The Venetian Macao and The Plaza Macao will be expiring in August 2019 and August 2020 respectively. Regarding Sands Cotai Central and The Parisian Macao, the procedures for registration at the tax department are in progress and the exact date of expiration of the exemption cannot be determined at this stage.

150

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 11. EARNINGS PER SHARE Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the year ended December 31, 2016, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares. The calculation of basic and diluted earnings per share is based on the following: Year ended December 31, 2016 2015 Profit attributable to equity holders of the Company (US$ in millions) 1,224 1,459 Weighted average number of shares for basic earnings per share    (thousand shares) 8,070,042 8,068,742 Adjustments for share options and restricted share units (thousand shares) 1,609 1,830 Weighted average number of shares for diluted earnings per share (thousand shares) 8,071,651 8,070,572 Earnings per share, basic US15.17 cents US18.09 cents Earnings per share, basic(i) HK117.65 cents HK140.21 cents Earnings per share, diluted US15.17 cents US18.08 cents Earnings per share, diluted(i) HK117.65 cents HK140.13 cents (i) The translation of US$ amounts into HK$ amounts has been made at the exchange rate on December 31, 2016 of US$1.00 to HK$7.7555 (2015: US$1.00 to HK$7.7508). 151 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 12. DIVIDENDS Year ended December 31, 2016 2015 US$ in millions 2016 interim dividend of HK$0.99 (equivalent to US$0.128) per ordinary share declared on January 20, 2017 and paid 1,030 —2016 final dividend of HK$1.00 (equivalent to US$0.129) per ordinary share proposed on March 17, 2017 1,040 —2015 interim dividend of HK$0.99 (equivalent to US$0.128) per ordinary share declared on January 22, 2016 and paid — 1,031 2015 final dividend of HK$1.00 (equivalent to US$0.129) per ordinary share declared on May 27, 2016 and paid — 1,040 2,070 2,071 On January 20, 2017, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share, payable to Shareholders whose names appeared on the register of members of the Company on February 8, 2017. The interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 24, 2017. On March 17, 2017, the Board proposed the payment of a final dividend of HK$1.00 (equivalent to US$0.129) per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 28, 2017, the total amount of the final dividend to be distributed is estimated to be approximately HK$8.07 billion (equivalent to US$1.04 billion). Both the interim and final dividends referred to above have not been recognized as a liability as at December 31, 2016. They will be reflected as appropriations of reserves during 2017. 152 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 13. INVESTMENT PROPERTIES, NET Under Completed development Total US$ in millions At January 1, 2015 Cost 1,128 210 1,338 Accumulated depreciation (195) — (195) At January 1, 2015 933 210 1,143 Year ended December 31, 2015 Opening net book amount 933 210 1,143 Additions 25 127 152 Transfer from property and equipment — 21 21 Depreciation (39) — (39) Exchange difference 1 — 1 Closing net book amount 920 358 1,278 At January 1, 2016 Cost 1,153 358 1,511 Accumulated depreciation (233) — (233) At January 1, 2016 920 358 1,278 Year ended December 31, 2016 Opening net book amount 920 358 1,278 Additions 19 74 93 Adjustments to project costs (1) (1) (2) Disposals (4) — (4) Transfers 188 (188) —Depreciation (42) — (42) Exchange difference (1) — (1) Closing net book amount 1,079 243 1,322 At December 31, 2016 Cost 1,353 243 1,596 Accumulated depreciation (274) — (274) At December 31, 2016 1,079 243 1,322 153 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 13. INVESTMENT PROPERTIES, NET (CONTINUED) The Group engaged an independent professional valuer, Knight Frank Petty Limited, to perform the valuation of the Group’s investment properties, which are located in Macao, on an annual basis. Knight Frank Petty Limited is a professionally qualified independent external valuer, and had appropriate recent experience in the relevant location and category of the properties being valued. In determining the fair value of the investment properties, the valuer uses assumptions and estimates that reflect, amongst other factors, comparable market transactions in an active market, lease/right of use income from current leases/rights of use and assumptions about lease/right of use income from future leases/rights of use in light of current market conditions, capitalization rates, terminal yield and reversionary income potential. Valuations were based on income and an open market value approach for all completed properties as follows: December 31, 2016 2015 US$ in millions Fair value of the investment properties 8,581 7,581 In estimating the fair value of the properties, the highest and best use of the properties is their current use. The fair value estimate of the Group’s investment properties is a Level 3 fair value measurement. For the fair value of certain investment properties under development, which is St. Regis apart-hotel wing (2015: St. Regis apart-hotel wing and the mall at The Parisian Macao), the valuation is determined by taking into account the market value of the proposed development assuming completion as at the date of valuation and then deducting from that amount the estimated costs to complete the development. The fair value of these properties as at December 31, 2016 is US$794 million (2015: US$1.30 billion). The following amounts have been recognized in the consolidated income statement: Year ended December 31, 2016 2015 US$ in millions Mall income 420 397 Direct operating expenses arising from investment properties that generate right of use income 43 35 Direct operating expenses that did not generate right of use income 1 1 154 ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 14. PROPERTY AND EQUIPMENT, NET

The movements of property and equipment for the year are as follows:

| | Leasehold interests in land | Land improvements | Buildings and building improvements | Leasehold improvements | Vehicles | Ferries | Furniture, fittings & equipment | Construction-in-progress | Total |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | US$ in millions | | | | |
| **At January 1, 2015** | | | | | | | | | |
| Cost | 583 | 259 | 6,059 | 7 | 39 | 250 | 1,174 | 931 | 9,302 |
| Accumulated depreciation | (68) | (87) | (1,286) | (7) | (23) | (79) | (839) | — | (2,389) |
| **At January 1, 2015** | 515 | 172 | 4,773 | — | 16 | 171 | 335 | 931 | 6,913 |
| **Year ended December 31, 2015** | | | | | | | | | |
| Opening net book amount | 515 | 172 | 4,773 | — | 16 | 171 | 335 | 931 | 6,913 |
| Additions | 2 | — | 3 | — | 1 | 1 | 68 | 1,127 | 1,202 |
| Adjustments to project costs | (1) | — | (1) | — | — | — | — | 1 | (1) |
| Disposals | — | — | (15) | — | (1) | — | (1) | (4) | (21) |
| Transfers | — | 10 | 387 | — | — | — | 88 | (506) | (21) |
| Depreciation | (14) | (17) | (294) | — | (4) | (12) | (148) | — | (489) |
| Exchange difference | — | — | 4 | — | — | — | — | 1 | 5 |
| **Closing net book amount** | 502 | 165 | 4,857 | — | 12 | 160 | 342 | 1,550 | 7,588 |
| **At January 1, 2016** | | | | | | | | | |
| Cost | 584 | 269 | 6,438 | 7 | 38 | 251 | 1,306 | 1,550 | 10,443 |
| Accumulated depreciation | (82) | (104) | (1,581) | (7) | (26) | (91) | (964) | — | (2,855) |
| **At January 1, 2016** | 502 | 165 | 4,857 | — | 12 | 160 | 342 | 1,550 | 7,588 |
| **Year ended December 31, 2016** | | | | | | | | | |
| Opening net book amount | **502** | **165** | **4,857** | **—** | **12** | **160** | **342** | **1,550** | **7,588** |
| Additions | **—** | **1** | **10** | **1** | **5** | **—** | **172** | **911** | **1,100** |
| Adjustments to project costs | **—** | **—** | **—** | **—** | **—** | **—** | **(1)** | **(6)** | **(7)** |
| Disposals | **—** | **—** | **(1)** | **—** | **—** | **—** | **(1)** | **(5)** | **(7)** |
| Transfers | **—** | **68** | **2,043** | **—** | **—** | **—** | **207** | **(2,318)** | **—** |
| Depreciation | **(15)** | **(19)** | **(345)** | **—** | **(5)** | **(13)** | **(163)** | **—** | **(560)** |
| Exchange difference | **—** | **—** | **(3)** | **—** | **—** | **—** | **—** | **—** | **(3)** |
| **Closing net book amount** | **487** | **215** | **6,561** | **1** | **12** | **147** | **556** | **132** | **8,111** |
| **At December 31, 2016** | | | | | | | | | |
| Cost | **584** | **338** | **8,485** | **8** | **40** | **251** | **1,644** | **132** | **11,482** |
| Accumulated depreciation | **(97)** | **(123)** | **(1,924)** | **(7)** | **(28)** | **(104)** | **(1,088)** | **—** | **(3,371)** |
| **At December 31, 2016** | **487** | **215** | **6,561** | **1** | **12** | **147** | **556** | **132** | **8,111** |

Interest expense of US$34 million (Note 9) (2015: US$28 million) and other direct costs of US$21 million (2015: US$25 million) have been capitalized for the year ended December 31, 2016.

155

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 14. PROPERTY AND EQUIPMENT, NET (CONTINUED) Equipment includes the following amounts where the Group is the lessee under finance leases: December 31, 2016 2015 US$ in millions Cost 16 11 Accumulated depreciation (8) (6) Net book amount 8 5 The Group leases various equipment under non-cancelable finance lease agreements. The lease terms are between three and five years (2015: same) and ownership of the assets resides with the Group. The Group received land concessions from the Macao Government to build on the sites on which Sands Macao, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao are located. The Group does not own these land sites; however, the land concessions, which have an initial term of 25 years and are renewable at the Group’s option, in accordance with Macao law, grant the Group exclusive use of the land. As specified in the land concessions, the Group is required to pay premiums for each parcel as well as annual rent for the term of the land concessions, which may be revised every five years by the Macao Government. The land lease premiums for all parcels have been fully paid. The finance lease obligations for land are disclosed in Note 26(a). Other than the land concession for Parcel 3, the Group’s rights arising from its land concessions are collateralized by a first-priority security for the Group’s indebtedness under the 2016 VML Credit Facility (see Note 25). In addition, the Group’s rights over the parcels of land are charged as security to a financial institution for issuing a bank guarantee to the Macao Government to guarantee the annual rent payments. 156 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 15. FINANCIAL INSTRUMENTS BY CATEGORY Loans and receivables December 31, 2016 2015 Note US$ in millions Assets Trade and other receivables, net 18 302 455 Restricted cash and cash equivalents 19 10 8 Cash and cash equivalents 21 1,284 1,283 Deposits 2 2 Total 1,598 1,748 Financial liabilities at amortized cost December 31, 2016 2015 Note US$ in millions Liabilities Trade and other payables 24 1,437 1,206 Borrowings 25 4,374 3,385 Total 5,811 4,591 157 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 16. INTANGIBLE ASSETS, NET Computer software US$ in millions At January 1, 2015 Cost 48 Accumulated amortization (27) At January 1, 2015 21 Year ended December 31, 2015 Opening net book amount 21 Additions 14 Amortization (7) Closing net book amount 28 At December 31, 2015 Cost 63 Accumulated amortization (35) At December 31, 2015 28 Year ended December 31, 2016 Opening net book amount 28 Additions 18 Disposals (2) Amortization (9) Closing net book amount 35 At December 31, 2016 Cost 79 Accumulated amortization (44) At December 31, 2016 35 158 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 17. DEFERRED INCOME TAX ASSETS AND LIABILITIES Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. The following is the analysis of deferred tax assets/(liabilities) presented in the consolidated balance sheet: December 31, 2016 2015 US$ in millions Deferred tax assets — 24 Deferred tax liabilities (47) (32) (47) (8) Accelerated depreciation allowance Tax losses Total US$ in millions At January 1, 2015 (57) 55 (2) (Charge)/credit for the year (9) 3 (6) At December 31, 2015 (66) 58 (8) Charge for the year (2) (37) (39) At December 31, 2016 (68) 21 (47) Deferred tax assets are recognized for tax loss carryforwards to the extent that realization of the related tax benefit through future taxable profits is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows: December 31, 2016 2015 US$ in millions Arising from unused tax losses 227 186 Arising from pre-opening expenses 19 17 246 203 As at December 31, 2016, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$1,839 million (2015: US$1,489 million), approximately US$149 million (2015: US$155 million) can be carried forward indefinitely. The remaining amount of approximately US$1,690 million (2015: US$1,334 million) will expire in one to three years (2015: same). 159 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 18. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET December 31, 2016 2015 Note US$ in millions Trade receivables 466 637 Less: provision for doubtful trade receivables (169) (186) Trade receivables, net (a) 297 451 Other receivables 5 4 Prepayments 43 40 Deferred rent 61 54 Less: amortization of deferred rent (32) (29) provision for doubtful deferred rent (3) — Prepayments, net 69 65 Trade and other receivables and prepayments, net 371 520 Less: non-current portion:    prepayments (2) (4)    deferred rent (17) (18) (19) (22) Current portion 352 498 160 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 18. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) The trade and other receivables, net of provision for doubtful accounts, are denominated in the following currencies: December 31, 2016 2015 US$ in millions HK$ 275 423 MOP 26 32 US$ 1 — 302 455 (a) Trade receivables, net The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows: December 31, 2016 2015 US$ in millions 0–30 days 195 310 31–60 days 32 57 61–90 days 19 35 Over 90 days 51 49 297 451 The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date. Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter’s guarantor. The receivables from gaming promoters can be offset against the commissions payable and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security. 161 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 18. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) (a) Trade receivables, net (continued) The Group currently has a legally enforceable right to offset the commissions payable and front money deposits against the casino receivables and intends to settle on a net basis. As at December 31, 2016, a gross amount of casino receivables of US$328 million (2015: US$446 million) was offset by commissions payable and front money deposits in an aggregate amount of US$105 million (2015: US$82 million), resulting in net amounts of casino receivables after provision for doubtful accounts of US$223 million (2015: US$364 million). There is a concentration of credit risk related to net casino receivables as 44.2% (2015: 50.9%) of the casino receivables as at December 31, 2016 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group has policies to mitigate concentration of credit risk (see Note 3(a)(ii)) and believes its provision is adequate. As at December 31, 2016, net trade receivables of approximately US$111 million (2015: US$163 million) were past due but not impaired. These relate to a number of independent customers that have a good track record with the Group. Extension of the credit period, with terms and conditions subject to special approvals, has been granted to these customers. The aging analysis of these trade receivables that were past due but not impaired based on the original terms is as follows: December 31, 2016 2015 US$ in millions Past due 1–30 days 32 60 Past due 31–60 days 19 29 Past due 61–90 days 10 46 Past due over 90 days 50 28 111 163 162 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 18. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) (a) Trade receivables, net (continued) As at December 31, 2016, trade receivables of US$192 million (2015: US$245 million) were past due and impaired and the amount of the provision was US$169 million (2015: US$166 million). The receivables mainly relate to casino customers, which are in unexpected dificult economic situations. It was assessed that a portion of the receivables is expected to be recovered and thus not impaired. The aging of these past due receivables is as follows: December 31, 2016 2015 US$ in millions Past due 1–30 days — 3 Past due 31–60 days 3 19 Past due 61–90 days 10 39 Past due over 90 days 179 184 192 245 The Group maintains an allowance for doubtful accounts and regularly evaluates the balances. The factors the Group considered in determining whether an allowance for doubtful accounts was to be made are disclosed in Note 3(a)(ii). Movements of provision of doubtful trade receivables are as follows: December 31, 2016 2015 US$ in millions At beginning of year 186 180 Provision for doubtful accounts, net 14 17 Amounts written-off (31) (11) At end of year 169 186 (b) Other receivables and deferred rent The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group’s maximum exposure to credit risk as at December 31, 2016. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$4 million (2015: nil) related to deferred rent were recorded for the year ended December 31, 2016 and included in “Other expenses and losses” in the consolidated income statement. Amounts are charged to the provision account and generally written off when the recoverability is remote. 163 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 19. RESTRICTED CASH AND CASH EQUIVALENTS December 31, 2016 2015 US$ in millions Cash at bank 1 2 Short-term bank deposit 9 6 10 8 Restricted cash and cash equivalents represent sinking funds set aside to cover the cost of capital expenses, including repairs, renovations, replacements and maintenance of a substantial but infrequent or irregular nature of the Group’s shopping malls. The restricted cash and cash equivalents are denominated in MOP (2015: same). As at December 31, 2016, the effective interest rate on the short-term bank deposit is 0.9% (2015: 0.9%). The deposit has a maturity of 87 days (2015: 87 days). The maximum exposure to credit risk is the carrying amount of restricted cash and cash equivalents at each balance sheet date. 20. INVENTORIES December 31, 2016 2015 US$ in millions Food and beverage 7 6 Retail products 2 2 Ferry parts 2 2 General operating supplies and other 3 2 14 12 As at December 31, 2016, all inventories were carried at cost (2015: same). 164 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 21. CASH AND CASH EQUIVALENTS December 31, 2016 2015 US$ in millions Cash at bank and on hand 506 607 Short-term bank deposits 778 676 1,284 1,283 The cash and cash equivalents are denominated in the following currencies: December 31, 2016 2015 US$ in millions HK$ 1,155 1,101 MOP 82 76 Japanese Yen 18 14 US$ 14 62 Singapore dollar 10 25 RMB 5 5 1,284 1,283 As at December 31, 2016, the effective interest rates on short-term bank deposits ranged from 0.55% to 1.3% (2015: 0.4% to 1.15%) per annum. These deposits have maturities ranging from 24 to 89 days (2015: 7 to 34 days). The carrying values of cash equivalents are their fair values as at December 31, 2016 (2015: same). The maximum credit exposure of cash and cash equivalents of the Group as at December 31, 2016 amounted to US$1,101 million (2015: US$1,149 million). 165 ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 22. SHARE CAPITAL

| | Ordinary shares of US$0.01 each | US$ in millions |
|---|---|---|
| **Authorized** | | |
| At January 1, 2015, December 31, 2015 and December 31, 2016 | 16,000,000,000 | 160 |
| **Issued and fully paid:** | | |
| At January 1, 2015 | 8,067,701,545 | 81 |
| Shares issued upon exercise of share options | 1,599,300 | — |
| At December 31, 2015 | 8,069,300,845 | 81 |
| Shares issued upon exercise of share options | 1,829,400 | — |
| At December 31, 2016 | **8,071,130,245** | **81** |

## 23. RESERVES

The amount of the Group's reserves and the movements therein for the current and prior years are set out in the consolidated statement of changes in equity.

### (i) Capital reserve

The capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited ("VVDIL") and Cotai Services (HK) Limited.

### (ii) Statutory reserve

The statutory reserve represents amounts set aside from the income statement that are not distributable to Shareholders/quotaholders of the group companies incorporated.

The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company's capital.

For companies incorporated in Macao that are limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company's capital.

166

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 24. TRADE AND OTHER PAYABLES December 31, 2016 2015 Note US$ in millions Trade payables 35 29 Outstanding chips and other casino liabilities 560 407 Deposits 312 271 Construction payables and accruals 268 271 Other tax payables 246 231 Accrued employee benefit expenses 129 119 Interest payables 47 42 Payables to related companies — non-trade 29(b) 6 12 Other payables and accruals 146 128 1,749 1,510 Less: non-current portion (127) (81) Current portion 1,622 1,429 The monetary trade and other payables are denominated in the following currencies: December 31, 2016 2015 US$ in millions HK$ 802 619 MOP 583 537 US$ 48 47 Other currencies 4 3 1,437 1,206 167 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 24. TRADE AND OTHER PAYABLES (CONTINUED) The aging analysis of trade payables is as follows: December 31, 2016 2015 US$ in millions 0–30 days 25 20 31–60 days 5 6 61–90 days 3 2 Over 90 days 2 1 35 29 25. BORROWINGS December 31, 2016 2015 Note US$ in millions Non-current portion Bank loans, secured 4,368 3,389 Finance lease liabilities on leasehold interests in land, secured 26 69 72 Other finance lease liabilities, secured 26 5 2 4,442 3,463 Less: deferred financing costs (94) (84) 4,348 3,379 Current portion Bank loans, secured 20 —Finance lease liabilities on leasehold interests in land, secured 26 3 3 Other finance lease liabilities, secured 26 3 3 26 6 Total borrowings 4,374 3,385 168 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 25. BORROWINGS (CONTINUED) The Group’s borrowings are denominated in the following currencies: December 31, 2016 2015 US$ in millions HK$ 1,957 1,536 US$ 1,701 1,292 MOP 716 557 4,374 3,385 The maturities of bank loans are as follows: December 31, 2016 2015 US$ in millions Repayable within 1 year 20 —Repayable between 1 and 2 years 47 179 Repayable between 2 and 5 years 2,056 2,870 Repayable after 5 years 2,265 340 4,388 3,389 The amounts due are based on the scheduled repayment dates set out in the loan agreement. The estimated fair value of the Group’s bank loans as at December 31, 2016 was approximately US$4.32 billion (2015: US$3.26 billion). 2016 VML Credit Facility On September 22, 2011, two subsidiaries of the Group, VMLF, the Borrower, and VML, as guarantor, entered into the 2011 VML Credit Facility, which provided for up to US$3.7 billion (or the equivalent in HK$ or MOP) and consisted of a US$3.2 billion term loan (the “2011 VML Term Facility”) that was fully drawn on November 15, 2011, and a US$500 million revolving facility (the “2011 VML Revolving Facility”), that was available until October 15, 2016. Borrowings under the facility were used to repay outstanding indebtedness under previous credit facilities and would be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central. 169 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 25. BORROWINGS (CONTINUED) 2016 VML Credit Facility (continued) During March 2014, the Group amended its 2011 VML Credit Facility to, among other things, modify certain financial covenants, as discussed further below. In addition to the amendment, certain lenders extended the maturity of US$2.39 billion in aggregate principal amount of the 2011 VML Term Facility to March 31, 2020 (the “Extended 2011 VML Term Facility”), and, together with new lenders, provided US$2.0 billion in aggregate principal amount of revolving loan commitments (the “Extended 2011 VML Revolving Facility”). A portion of the revolving proceeds was used to pay down the US$820 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. The Group recorded an US$18 million loss on modification or early retirement of debt during the year ended December 31, 2014, in connection with the pay down and extension. Borrowings under the Extended 2011 VML Revolving Facility were used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes. In April 2015, the Group entered into a Joinder Agreement to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders agreed to provide term loan commitments of US$1.0 billion (the “2011 VML Accordion Term”), which was funded on April 30, 2015 (the “Joinder Funding Date”). During June 2016, the Group entered into an agreement (the “VML Amendment Agreement”) to amend its 2011 VML Credit Facility to, among other things, extend the maturity of a portion of the then existing term loans, modify the scheduled amortization payment dates of such term loans and obtain new term loan commitments (as so amended and restated, the “Restated VML Credit Agreement”). The Restated VML Credit Agreement became effective on August 31, 2016, upon satisfaction of all closing conditions (the “Restatement Date”). Pursuant to the Restated VML Credit Agreement and as at the Restatement Date, certain lenders extended the maturity of existing term loans (the “Extended Initial VML Term Loans”) to May 31, 2022, the balance of which is US$3.12 billion in aggregate principal amount consisting of US$2.12 billion related to the Extended 2011 VML Term Facility and US$1.0 billion related to the 2011 VML Accordion Term. In addition, certain lenders provided US$1.0 billion in aggregate principal amount of new term loan commitments with a maturity date of May 31, 2022 (the “New VML Term Loans”, and together with the Extended Initial VML Term Loans, the “2016 VML Term Loans,” an aggregate principal amount of US$4.12 billion). The terms and the maturity dates of the balance of the term loans under the 2011 VML Credit Facility that are not 2016 VML Term Loans (the “2016 Non-Extended VML Term Loans”), in the amount of US$269 million and the US$2.0 billion Extended 2011 VML Revolving Facility remain unchanged (the “2016 VML Revolving Facility,” and together with the 2016 VML Term Loans and the 2016 Non-Extended VML Term Loans, the “2016 VML Credit Facility”). Borrowings under the 2016 VML Term Loans will be used for working capital requirements and general corporate purposes, including to make any investment or payment not specifically prohibited by the terms of the loan documents. The Group recorded a US$1 million loss on modification of debt during the year ended December 31, 2016, in connection with the VML Amendment Agreement. As at December 31, 2016, the Group had US$2.0 billion of available borrowing capacity under the 2016 VML Revolving Facility (as at December 31, 2015: US$2.0 billion). Subsequent to year ended December 31, 2016, the Group borrowed US$300 million under the 2016 VML Revolving Facility. The indebtedness under the 2016 VML Credit Facility is guaranteed by VML, VCL, VOL and certain of the Group’s other foreign subsidiaries (collectively, the “2016 VML Guarantors”). The obligations under the 2016 VML Credit Facility are collateralized by a first-priority security interest in substantially all of the Borrower’s and the 2016 VML Guarantors’ assets, other than (1) capital stock and similar ownership interests, (2) certain furniture, fixtures, fittings and equipment and (3) certain other excluded assets. The aggregate net book value of the property and equipment, investment properties and intangible assets pledged as at December 31, 2016 was US$6.71 billion (2015: US$7.04 billion). 170 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 25. BORROWINGS (CONTINUED) 2016 VML Credit Facility (continued) Commencing with the quarterly period ending March 31, 2020, and at the end of each subsequent quarter through December 31, 2020, the Restated VML Credit Agreement requires the Borrower to repay the outstanding 2016 VML Term Loans on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on March 31 through June 30, 2021, the Borrower is required to repay the outstanding 2016 VML Term Loans on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on September 30 through December 31, 2021, the Borrower is required to repay the outstanding 2016 VML Term Loans on a pro rata basis in an amount equal to 12.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly period ending on March 31, 2022, the Borrower is required to repay the outstanding 2016 VML Term Loans on a pro rata basis in an amount equal to 20.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the 2016 VML Term Loans is due on the maturity date. Commencing with the quarterly period ending June 30, 2017, and at the end of each subsequent quarter through March 31, 2018, the Restated VML Credit Agreement requires the Borrower to repay the outstanding 2016 Non-Extended VML Term Loans on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on June 30, 2018, through March 31, 2019, the Borrower is required to repay the outstanding 2016 Non-Extended VML Term Loans on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on June 30 through December 31, 2019, the Borrower is required to repay the outstanding 2016 Non-Extended VML Term Loans on a pro rata basis in an amount equal to 12.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the 2016 Non-Extended VML Term Loans is due on the maturity date, March 31, 2020. The 2016 VML Revolving Facility has no interim amortization payments and matures on March 31, 2020. The 2016 VML Term Loans and the 2016 Non-Extended VML Term Loans both bear interest, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Interbank Offered Rate (“HIBOR”), plus a credit spread, or an alternative base rate, plus a credit spread, which credit spread in each case is determined based on the consolidated total leverage ratio as set forth in the Restated VML Credit Agreement. The credit spread ranges from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate (set at 2.6% for loans accruing interest at an adjusted Eurodollar and HIBOR rate as at December 31, 2016). The Borrower will also pay standby fees of 0.5% per annum on the undrawn amounts under the 2016 VML Revolving Facility. The weighted average interest rate on the 2016 VML Credit Facility was 2.1% (2015: 1.6%) for the year ended December 31, 2016. The 2016 VML Credit Facility, as amended, contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions, and use of proceeds from the facility. The 2016 VML Credit Facility also requires the Borrower and VML to comply with financial covenants, including maximum ratios of total indebtedness to the Credit Facility Adjusted EBITDA and minimum ratios of the Credit Facility Adjusted EBITDA to net interest expense. The maximum leverage ratio, as amended, is 4.0:1.0 for the quarterly periods ended December 31, 2016 through June 30, 2017, and then decreases to, and remains at, 3.5:1.0 for all quarterly periods thereafter through maturity. Based on the actual leverage ratio as at December 31, 2016, there were no material net assets of the 2016 VML Guarantors restricted from being distributed under the terms of the 2016 VML Credit Facility. The 2016 VML Credit Facility also contains events of default customary for such financings. 171 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 26. FINANCE LEASE LIABILITIES The Group is a lessee under finance leases for land and equipment. Lease liabilities are effectively secured as the rights of the leased assets will revert to the lessor in the event of default. (a) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for land are as follows: December 31, 2016 2015 US$ in millions Minimum finance lease payments: No later than 1 year 5 5 Later than 1 year and no later than 2 years 5 5 Later than 2 years and no later than 5 years 16 16 Later than 5 years 211 216 237 242 Future finance charges on finance lease obligations (165) (167) Present value of finance lease liabilities 72 75 Present value of minimum finance lease payments: No later than 1 year 3 3 Later than 1 year and no later than 2 years 3 3 Later than 2 years and no later than 5 years 9 9 Later than 5 years 57 60 72 75 (b) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for equipment are as follows: December 31, 2016 2015 US$ in millions Minimum finance lease payments: No later than 1 year 3 3 Later than 1 year and no later than 2 years 2 1 Later than 2 years and no later than 5 years 3 1 Minimum finance lease payments and present value of finance lease liabilities 8 5 Present value of minimum finance lease payments: No later than 1 year 3 3 Later than 1 year and no later than 2 years 2 1 Later than 2 years and no later than 5 years 3 1 8 5 172 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 27. NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS Cash generated from operations is as follows: Year ended December 31, 2016 2015 US$ in millions Profit before income tax 1,268 1,470 Adjustments for: Interest income (3) (11) Interest and other finance costs 65 40 Depreciation and amortization 611 535 Amortization of deferred financing costs 21 20 Amortization of deferred rent 10 8 Amortization of other assets 3 3 Loss on disposal of property and equipment,    investment properties and intangible assets 12 20 Loss on modification or early retirement of debt 1 — Provision for doubtful accounts, net 18 17 Share-based compensation expense, net of amounts capitalized 14 20 Net foreign exchange losses/(gains) 1 (1) Changes in working capital: Other assets (8) (4) Inventories (2) 2 Trade and other receivables and prepayments 120 114 Trade and other payables 221 (260) Cash generated from operations 2,352 1,973 28. OPERATING LEASE ARRANGEMENTS, COMMITMENTS AND CONTINGENCIES (a) Operating lease arrangements (i) The Group as the lessee The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows: December 31, 2016 2015 US$ in millions No later than 1 year 2 3 173 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 28. OPERATING LEASE ARRANGEMENTS, COMMITMENTS AND CONTINGENCIES (CONTINUED) (a) Operating lease arrangements (continued) (ii) The Group as the lessor/grantor of the right of use The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows: December 31, 2016 2015 US$ in millions No later than 1 year 360 312 Later than 1 year and no later than 5 years 815 698 Later than 5 years 146 217 1,321 1,227 Turnover fees earned during the year ended December 31, 2016 were US$18 million (2015: US$38 million). (b) Capital commitments Property and equipment commitments not provided for are as follows: December 31, 2016 2015 US$ in millions Contracted but not provided for 265 869 (c) Litigation The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows. (d) Cotai Strip development projects Under the land concessions for Sands Cotai Central and The Parisian Macao, the Group was required to complete these developments by December 2016 and January 2017 respectively. On December 29, 2016, the Group completed the remaining material works at Sands Cotai Central and made the necessary submissions to the Macao Government. The Group completed works at The Parisian Macao and received an occupation permit from the Macao Government on September 12, 2016. 174 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 28. OPERATING LEASE ARRANGEMENTS, COMMITMENTS AND CONTINGENCIES (CONTINUED) (e) Concession and Subconcession On June 26, 2002, the Macao Government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement that was recognized and approved by the Macao Government and allows VML to develop and operate casino projects, including The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao, separately from Galaxy. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing the Group at least one year’s prior notice. Under the subconcession, the Group is obligated to pay to the Macao Government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30 million (approximately US$4 million at the exchange rate in effect on December 31, 2016). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,555, US$18,778 and US$125, respectively, at the exchange rate in effect on December 31, 2016), subject to a minimum of MOP45 million (approximately US$6 million at the exchange rate in effect on December 31, 2016). The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao Government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2016, the Group was obligated under its subconcession to make minimum future payments of approximately US$41 million in each of the next five years and approximately US$21 million thereafter. 175 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 28. OPERATING LEASE ARRANGEMENTS, COMMITMENTS AND CONTINGENCIES    (CONTINUED) (f) Construction labor The Group has utilized an imported construction labor quota granted to it and its appointed construction manager, Hsin Chong Engineering (Macau) Limited, by the Human Resources Office of the Macao Government (which as of May 28, 2016 was merged with the Labour Affair Bureau) for purposes of completing outstanding areas within Sands Cotai Central (including the St. Regis tower) and The Parisian Macao project and for additions and alterations work in The Venetian Macao, Four Seasons Serviced Apartments and Plaza Casino at The Plaza Macao and within Sands Cotai Central (the “Group Quota”). The Group Quota covers the importation of overseas staff and workers that represents only part of the imported staff and labor required to complete the construction work. The remainder of the imported staff and labor are covered by separate quotas awarded by the Human Resources Office of the Macao Government directly to the various construction companies contracted by the Group for the construction work (the “Contractor Quota”). The Group is primarily liable for all employer costs associated with persons employed under the Group Quota. Such employees are managed and supervised by the Group’s contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs they may incur as a result of the persons employed. In addition, the Group has the right of recovering such costs they may incur against any amounts due to the contractors. The Group, however, may still have a contingency for the payments to the construction labor if the contractors fail to pay the salaries and the Group is unable to fully recover the amounts due to the construction labor from the contractors. As at December 31, 2016, the Group continues to employ imported staff and labor under the Group Quota. The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota. 364612-001                23Mar17 14:43                 Page 178    176 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 29. RELATED PARTY TRANSACTIONS For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS group. Save as disclosed elsewhere in the consolidated financial statements, the Group had the following transactions with related parties during the year: (a) Transactions during the year (i) Management fee income Year ended December 31, 2016 2015 US$ in millions LVS 1 2 Intermediate holding companies 2 —Fellow subsidiaries 3 3 6 5 Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%. (ii) Management fee expense Year ended December 31, 2016 2015 US$ in millions LVS 16 23 Fellow subsidiaries 10 14 26 37 Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%. 177 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 29. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year (continued) (ii) Management fee expense (continued) Management fee expense disclosed below can be reconciled to the management fees as disclosed in Note 6(a), Note 6(b) and Note 8(a)(i) as follows: Year ended December 31, 2016 2015 Note US$ in millions Total management fees disclosed in “Related party transactions” 26 37 Less: amounts capitalized as “Construction-in-progress” (1) (4) Net amounts expensed in the consolidated income statement 25 33 Represented by management fees presented within: Segment information — Corporate expense 6(a) 6 13 Segment information — Pre-opening expense 6(b) 4 4 Other operating and administrative departments 15 16 25 33 Reconciled to management fees presented with “Other expenses and losses” as below: Net management fees charged by related parties and expensed through the consolidated income statement 25 33 Management fees charged by third parties 21 21 Total management fees expensed 8(a)(i) 46 54 (iii) Expenses billed to/paid by other LVS group companies During the year, the Group incurred certain expenses on behalf of other LVS group companies, or vice versa. The Group charged/reimbursed other LVS group companies for these expenses at cost. 178 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 29. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year (continued) (iv) Key management personnel remuneration No transactions have been entered into with the Directors of the Company (being the key management personnel) during the year ended December 31, 2016 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 7 (2015: same). (v) Royalty fees In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVSLLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ended December 31, 2012, the Group was required to pay LVSLLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year was capped at US$20 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. Each subsequent Casino Gaming property that the Group operates which utilizes any of the licensed marks in connection with generating the relevant revenue will pay for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20 million cap per fiscal year. For the fiscal calendar years thereafter until expiration of the initial term, the Group will pay LVSLLC an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. After the commencement of the operation of Sands Cotai Central and The Parisian Macao in April 2012 and September 2016 respectively, the Group is required to pay royalty fees in connection with these properties. During the year ended December 31, 2016, the Group incurred US$73 million (2015: US$55 million) of royalty fees. (vi) Share-based compensation The Group participates in the share-based compensation plan of LVS (Notes 7 and 30). 179 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 29. RELATED PARTY TRANSACTIONS (CONTINUED) (b) Year-end balances between the Group and related companies December 31, 2016 2015 Note US$ in millions Payables to related companies: LVS 4 11 Intermediate holding company 2 —Fellow subsidiaries — 1 24 6 12 The credit period on the payables to related companies is 45 days. The payables are unsecured and interest-free. 30. SHARE-BASED COMPENSATION (a) Share options of the Company The Company adopted the Equity Award Plan for grants of options to purchase ordinary shares of the Company. The purpose of the Equity Award Plan is to give the Company a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide the Company with a share plan providing incentives directly related to increases in its Shareholder value. Subject to certain criteria as defined in the Equity Award Plan, the Company’s subsidiaries’ or affiliates’ employees, directors or officers and many of its consultants are eligible for awards under the Equity Award Plan. The Equity Award Plan provides for an aggregate of 804,786,508 shares of the Company’s ordinary shares to be available for awards, representing 10% of the outstanding shares upon completion of the Global Offering. The Equity Award Plan has a term of ten years and no further awards may be granted after the expiration of the term. The Company’s Remuneration Committee may grant awards of share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2016, there were 742,484,326 shares available for grant under the Equity Award Plan. Share option awards are granted with an exercise price not less than (i) the closing price of the Company’s ordinary shares on the date of grant or (ii) the average closing price of the Company’s ordinary shares for the five business days immediately preceding the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on the Company’s historical volatility for a period equal to the expected life of the share options. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong Government Bond rate in effect at the time of the grant for share options granted subsequent to March 31, 2015 and based on the Hong Kong Exchange Fund Note rate in effect at the time of the grant for share options granted on or before March 31, 2015. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash. 180 ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 30. SHARE-BASED COMPENSATION (CONTINUED)

### (a) Share options of the Company (continued)

A summary of the share option activity for the Company's Equity Award Plan is presented below:

| | Year Ended December 31, | | | |
|---|---|---|---|---|
| | **2016** | | 2015 | |
| | **Number of options '000** | **Weighted average exercise price US$** | Number of options '000 | Weighted average exercise price US$ |
| Outstanding at January 1 | **25,474** | **5.17** | 23,250 | 5.50 |
| Granted | **18,407** | **3.56** | 6,744 | 3.92 |
| Exercised | **(1,829)** | **3.06** | (1,599) | 2.21 |
| Forfeited | **(3,867)** | **5.38** | (2,921) | 6.49 |
| Outstanding at December 31 | **38,185** | **4.48** | 25,474 | 5.17 |
| Exercisable at December 31 | **11,285** | **5.07** | 9,062 | 4.47 |

The weighted average share price at the date of exercise for share options exercised during the year was US$4.18 (2015: US$4.25).

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

| | December 31, | | | |
|---|---|---|---|---|
| | **2016** | | 2015 | |
| Range of exercise prices US$ | **Number of options outstanding '000** | **Weighted average remaining contractual life (years)** | Number of options outstanding '000 | Weighted average remaining contractual life (years) |
| 1.01–2.00 | **893** | **3.30** | 1,352 | 4.36 |
| 2.01–3.00 | **1,085** | **4.67** | 1,459 | 5.63 |
| 3.01–4.00 | **22,624** | **8.75** | 6,838 | 8.46 |
| 4.01–5.00 | **4,715** | **7.62** | 5,195 | 8.33 |
| 5.01–6.00 | **592** | **6.82** | 592 | 7.82 |
| 6.01–7.00 | **2,006** | **7.55** | 2,629 | 8.43 |
| 7.01–8.00 | **3,637** | **7.27** | 4,573 | 8.27 |
| 8.01–9.00 | **2,633** | **7.21** | 2,836 | 8.21 |
| | **38,185** | **8.03** | 25,474 | 7.97 |

181

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30. SHARE-BASED COMPENSATION (CONTINUED) (a) Share options of the Company (continued) The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: Year ended December 31, 2016 2015 Expected volatility 40.8% 40.4% Expected life (years) 4.4 4.0 Risk-free annual interest rate 1.2% 0.7% Expected dividends 5.5% 5.6% Weighted average share price at the date of grant (US$) 3.50 3.86 Weighted average exercise price (US$) 3.56 3.92 Weighted average fair value of each share option granted by the Company (US$) 0.73 0.76 (b) Restricted share units of the Company The grant date fair value of restricted share units is the share price of the ordinary shares of the Company at the respective grant date. The number of unvested equity-settled restricted share units represents the number of ordinary shares of the Company to be given to the employees upon vesting. Summaries of the unvested restricted share units under the Company’s Equity Award Plan are presented below: Year Ended December 31, 2016 2015 Number of Weighted Number of Weighted restricted average grant restricted average grant share units date fair value share units date fair value ’000 US$ ’000 US$ Equity-settled Unvested at January 1 1,402 7.29 2,971 6.66 Granted 119 4.90 Modified to cash-settled (284) 7.13 (1,604) 5.94 Forfeited (266) 6.76 (84) 7.37 Unvested at December 31 852 7.51 1,402 7.29 182 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30. SHARE-BASED COMPENSATION (CONTINUED) (b) Restricted share units of the Company (continued) Year Ended December 31, 2016 2015 Number of Weighted Number of Weighted restricted average grant restricted average grant share units date fair value share units date fair value ’000 US$ ’000 US$ Cash-settled Unvested at January 1 798 5.89 — —Modified from equity-settled 284 7.13 1,604 5.94 Vested (846) 5.96 (806) 5.99 Unvested at December 31 236 7.13 798 5.89 As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 284,103 outstanding restricted share units (2015: 1,603,849) under the Equity Award Plan were modified from equity awards to cash-settled liability awards during the year ended December 31, 2016. The modification affected one employee (2015: four) and resulted in no additional compensation expense (2015: same). The fair value of these awards is remeasured each reporting period until the vesting dates. Upon settlement, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company’s shares on the vesting date, and (ii) the average closing price of the Company’s shares for the five trading days immediately preceding the vesting date. If the vesting date is not a trading day, the trading day immediately preceding the vesting date shall be considered as the vesting date. During the year ended December 31, 2016, the Company paid US$1 million (2015: US$3 million) to settle vested restricted share units that were previously classified as equity awards. The accrued liability associated with these cash-settled restricted share units was US$3 million as at December 31, 2016 (2015: US$2 million). Fair value loss of US$1 million (2015: gain of US$1 million) on remeasurement of the liability was recognized in the consolidated financial statements. (c) Share options of LVS The Group participates in the equity-settled share-based compensation plan of LVS and is a party to a nonqualified share option plan, the 2004 Plan, which is described below. The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America. 183 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30. SHARE-BASED COMPENSATION (CONTINUED) (c) Share options of LVS (continued) LVS adopted the 2004 Plan, to which the Group is a party, for grants of options to purchase its common shares. The purpose of the 2004 Plan is to give LVS and its subsidiaries (collectively the “LVS Group”) a competitive edge in attracting, retaining, and motivating employees, directors and consultants and to provide the LVS Group with a share plan providing incentives directly related to increases in its shareholder value. Any of the LVS Group’s employees, directors or officers and many of its consultants are eligible for awards under the 2004 Plan. The 2004 Plan provides for an aggregate of 26,344,000 shares of LVS’ common shares to be available for awards. The 2004 Plan originally had a term of ten years, but in June 2014, the LVS’ board of directors approved an amendment to the 2004 Plan, extending the term to December 2019. LVS’ compensation committee may grant awards of nonqualified share options, incentive (qualified) share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2016, there were 3,240,403 shares available for grant under the 2004 Plan. Share option awards are granted with an exercise price equal to the fair market value (as defined in the 2004 Plan) of LVS’ share on the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. LVS estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on LVS’ historical volatility for a period equal to the expected life of the share options. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share options is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. LVS has no legal or constructive obligation to repurchase or settle the options in cash. For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group. 184 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30. SHARE-BASED COMPENSATION (CONTINUED) (c) Share options of LVS (continued) A summary of the share option activity for the 2004 Plan operated by LVS is presented below: Year Ended December 31, 2016 2015 Weighted Weighted Number of average Number of average options exercise price options exercise price ’000 US$ ’000 US$ Outstanding at January 1 547 70.33 497 70.39 Granted Transfer-in(i) 77 61.58 Exercised (3) 36.55 (13) 13.83 Transfer-out(i) (47) 59.51 — —Expired (140) 72.51 (14) 78.72 Outstanding at December 31 357 71.20 547 70.33 Exercisable at December 31 335 71.63 505 70.96 (i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa. 185 ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 30. SHARE-BASED COMPENSATION (CONTINUED)

### (c) Share options of LVS (continued)

There were no options granted under the 2004 Plan during the years ended December 31, 2016 and 2015.

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

| | December 31, | | | |
|---|---|---|---|---|
| | **2016** | | 2015 | |
| Range of exercise prices US$ | **Number of options outstanding '000** | **Weighted average remaining contractual life (years)** | Number of options outstanding '000 | Weighted average remaining contractual life (years) |
| 20.01–30.00 | **24** | **3.38** | 31 | 4.40 |
| 30.01–40.00 | **—** | **—** | 10 | 0.92 |
| 40.01–50.00 | **—** | **—** | 10 | 0.12 |
| 50.01–60.00 | **—** | **—** | 24 | 6.28 |
| 60.01–70.00 | **102** | **2.90** | 134 | 3.52 |
| 70.01–80.00 | **103** | **0.37** | 187 | 1.27 |
| 80.01–90.00 | **118** | **1.22** | 136 | 2.23 |
| 90.01–100.00 | **5** | **0.65** | 5 | 1.65 |
| 110.01–120.00 | **5** | **0.86** | 10 | 1.86 |
| | **357** | **1.59** | 547 | 2.44 |

Options exercised during the year ended December 31, 2016 resulted in 3,300 (2015: 13,400) shares of LVS being issued at a weighted average price of US$36.55 (2015: US$13.83). The related weighted average share price at the time of exercise was US$49.96 (2015: US$57.96) during the year.

186

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30. SHARE-BASED COMPENSATION (CONTINUED) (d) Restricted shares and Units of LVS Grant date fair value of the restricted shares and units is the share price of the ordinary shares of LVS at the respective grant date. The number of unvested restricted shares and units represents the number of ordinary shares of LVS to be given to the employees upon vesting. A summary of the unvested restricted shares and units under the 2004 Plan operated by LVS is presented below: Year ended December 31, 2016 2015 Number of Weighted Number of Weighted restricted average restricted average shares grant date shares grant date and units fair value and units fair value ’000 US$ ’000 US$ Unvested at January 1 46 62.73 13 56.30 Granted — — 1 54.99 Transfer-in(i) — — 35 64.78 Vested (11) 56.07 (1) 76.18 Forfeited — — (2) 47.14 Unvested at December 31 35 64.78 46 62.73 (i) Transfer-in and transfer-out represent movement of restricted shares held by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa. 187 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 31. COMPANY BALANCE SHEET December 31, 2016 2015 Note US$ in millions ASSETS Non-current assets    Interests in subsidiaries 1,687 1,601 Total non-current assets 1,687 1,601 Current assets    Other receivables and prepayments 554 168 Cash and cash equivalents 47 20 Total current assets 601 188 Total assets 2,288 1,789 EQUITY Capital and reserves attributable to equity holders of the Company    Share capital 81 81 Reserves (a) 2,198 1,687 Total equity 2,279 1,768 LIABILITY Current liability    Trade and other payables 9 21 Total current liability 9 21 Total equity and liability 2,288 1,789 Net current assets 592 167 Total assets less current liability 2,279 1,768 Approved by the Board of Directors on March 17, 2017 and signed on behalf of the Board by    Sheldon Gary Adelson Wong Ying Wai Chairman of the Board and Chief Executive Officer President and Chief Operating Officer Director Director 188 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 31. COMPANY BALANCE SHEET (CONTINUED) (a) The movement of reserves during the year are as follows (Accumulated Share-based Currency losses)/ Capital Share compensation translation retained reserve premium reserves reserve earnings Total US$ in millions Balance at January 1, 2015 106 1,397 34 (2) (67) 1,468 Profit for the year 2,272 2,272 Other comprehensive income for the year, net of tax 1 1 Total comprehensive income 1 2,272 2,273 Exercise of share options 4 4 Conversion of equity awards to liability awards (6) (6) Transfer to share premium upon exercise of share options 2 (2) Forfeiture of share options (1) 1 Share-based compensation of the Company 19 19 Dividends to equity holders of the Company (2,071) (2,071) Balance at December 31, 2015 106 1,403 44 (1) 135 1,687 Profit for the year 2,567 2,567 Other comprehensive loss for the year, net of tax (2) (2) Total comprehensive income (2) 2,567 2,565 Exercise of share options 5 5 Conversion of equity awards to liability awards (2) (2) Transfer to share premium upon exercise of share options 3 (3) Forfeiture of share options (3) 3 Share-based compensation of the Company 14 14 Dividends to equity holders of the Company (Note 12) (2,071) (2,071) Balance at December 31, 2016 106 1,411 50 (3) 634 2,198 189 ANNUAL REPORT 2016

SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 32. PRINCIPAL SUBSIDIARIES

Details of the Group's principal subsidiaries as at December 31, 2016 are as follows:

| Name | Place and date of incorporation/ establishment | Principal activities | Particulars of issued share/ registered capital | Effective interests held |
|---|---|---|---|---|
| **Directly held:** | | | | |
| Venetian Venture Development Intermediate Limited | Cayman Islands, June 21, 2002 | Investment holding | US$1 | 100% |
| SCL IP Holdings, LLC | United States of America, September 29, 2009 | Holder of trademark licenses | US$100 | 100% |
| **Indirectly held:** | | | | |
| Cotai Ferry Company Limited | Macao, July 19, 2007 | High speed ferry transportation services | MOP10,000,000 | 100% |
| Cotai Strip Lot 2 Apart Hotel (Macau) Limited | Macao, October 27, 2008 | Hotel apartments | MOP4,100,000<br>MOP3,121,000 (preference shares) | 100%<br>100% |
| Cotai Strip Lot 7 & 8 Development Limited | Macao, April 29, 2010 | Hotels, restaurants, shopping mall, and conference and convention (dormant since 2013) | MOP100,000 | 100% |
| Cotai Services (HK) Limited | Hong Kong, July 11, 2007 | Investment holding | HK$1 | 100% |
| CotaiJet 311 Ltd. | Cayman Islands, August 14, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 312 Ltd. | Cayman Islands, August 14, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 313 Ltd. | Cayman Islands, August 14, 2007 | Ferry leasing | US$1 | 100% |

190
ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 32. PRINCIPAL SUBSIDIARIES (CONTINUED)

| Name | Place and date of incorporation/ establishment | Principal activities | Particulars of issued share/ registered capital | Effective interests held |
|---|---|---|---|---|
| CotaiJet 314 Ltd. | Cayman Islands, September 12, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 315 Ltd. | Cayman Islands, September 12, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 316 Ltd. | Cayman Islands, October 8, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 317 Ltd. | Cayman Islands, October 8, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 318 Ltd. | Cayman Islands, October 8, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 319 Ltd. | Cayman Islands, October 8, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 320 Ltd. | Cayman Islands, October 8, 2007 | Ferry leasing | US$1 | 100% |
| CotaiJet 350 Ltd. | Cayman Islands, January 21, 2008 | Ferry leasing | US$1 | 100% |
| CotaiJet 351 Ltd. | Cayman Islands, January 21, 2008 | Ferry leasing | US$1 | 100% |
| CotaiJet 352 Ltd. | Cayman Islands, January 21, 2008 | Ferry leasing | US$1 | 100% |
| CotaiJet 353 Ltd. | Cayman Islands, January 21, 2008 | Ferry leasing | US$1 | 100% |
| Cotaiwaterjet Sea Bridge 1 Ltd. | Cayman Islands, October 27, 2015 | Pontoon leasing | US$1 | 100% |
| Cotaiwaterjet Sea Bridge 2 Ltd. | Cayman Islands, October 27, 2015 | Pontoon leasing | US$1 | 100% |

191

ANNUAL REPORT 2016

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

## 32. PRINCIPAL SUBSIDIARIES (CONTINUED)

| Name | Place and date of incorporation/ establishment | Principal activities | Particulars of issued share/ registered capital | Effective interests held |
|---|---|---|---|---|
| Sands Cotai East Holdings Limited | Cayman Islands, May 25, 2011 | Holder of hotel franchise agreement | US$1 | 100% |
| Sands Cotai West Holdings Limited | Cayman Islands, May 25, 2011 | Holder of hotel franchise agreement | US$1 | 100% |
| Sands Resorts Travel Limited | Hong Kong, February 29, 2016 | Travel and tourism agency services | HK$500,000 | 100% |
| Sands Venetian Security Limited | Macao, June 22, 2011 | Security services | MOP1,000,000 | 100% |
| Venetian Cotai Hotel Management Limited | Macao, March 12, 2008 | Human resources administration | MOP500,000 | 100% |
| Venetian Cotai Limited | Macao, November 11, 2004 | Hotels, restaurants, shopping mall, and conference and convention | MOP200,000,000 | 100% |
| Venetian Macau Finance Company | Cayman Islands, July 25, 2003 | Financing (dormant since May 2005) | US$1 | 100% |
| Venetian Macau Limited (Note (i)) | Macao, June 21, 2002 | Gaming and other related activities | MOP200,000,000 | 100% |
| Venetian Orient Limited | Macao, February 2, 2006 | Hotels, restaurants, shopping mall, and conference and convention | MOP100,000 | 100% |
| Venetian Retail Limited | Macao, June 15, 2007 | Mall management | MOP1,500,000 | 100% |
| Venetian Travel Limited | Macao, October 16, 2006 | Travel and tourism agency services | MOP2,400,000 | 100% |
| V-HK Services Limited | Hong Kong, September 6, 2004 | Marketing and customer development services for VML | HK$1 | 100% |

192

ANNUAL REPORT 2016

SANDS CHINA LTD. 4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 32. PRINCIPAL SUBSIDIARIES (CONTINUED) Place and date Particulars of Effective of incorporation/ issued share/ interests Name establishment Principal activities registered capital held VML US Finance LLC United States of Financing Nil 100% America, January 3, 2006 Zhuhai Cotai Information PRC, Outsourcing services, US$800,000 100% Services Outsourcing September 30, 2010 including information Co., Ltd. technology, accounting, (Note (ii)) hotel reservation and marketing Zhuhai Cotai Logistics PRC, Procurement, US$4,500,000 100% Hotel Services September 27, 2007 marketing and Co., Ltd. (Note (ii)) administrative services Notes: (i) 10% of the company’s issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefit. Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements. (ii) These entities are wholly foreign owned enterprises established in the PRC. 193 ANNUAL REPORT 2016

SANDS CHINA LTD. 4.4 FINANCIAL SUMMARY CONSOLIDATED INCOME STATEMENTS Year ended December 31, 2012 2013 2014 2015 2016 US$ in millions Net revenues 6,511 8,908 9,505 6,820 6,653 Operating profit 1,281 2,290 2,624 1,519 1,352 Profit before income tax 1,238 2,217 2,556 1,470 1,268 Income tax expense (2) (2) (8) (11) (44) Profit for the year attributable to equity holders of the Company 1,236 2,215 2,548 1,459 1,224 CONSOLIDATED BALANCE SHEETS December 31, 2012 2013 2014 2015 2016 US$ in millions Assets Non-current assets 7,634 7,682 8,153 8,971 9,523 Current assets 2,753 3,784 3,195 1,801 1,660 Total assets 10,387 11,466 11,348 10,772 11,183 Equity and liabilities Equity 5,586 6,450 6,429 5,839 5,007 Non-current liabilities 3,247 3,083 3,299 3,492 4,522 Current liabilities 1,554 1,933 1,620 1,441 1,654 Total liabilities 4,801 5,016 4,919 4,933 6,176 Total equity and liabilities 10,387 11,466 11,348 10,772 11,183 194 ANNUAL REPORT 2016

SANDS CHINA LTD.

# 5. CORPORATE INFORMATION

(as at the Latest Practicable Date)

## DIRECTORS

### Executive Directors

Mr. Sheldon Gary Adelson
*(Chairman of the Board and Chief Executive Officer)*
Dr. Wong Ying Wai
*(President and Chief Operating Officer)*

### Non-Executive Directors

Mr. Robert Glen Goldstein
Mr. Charles Daniel Forman

### Independent Non-Executive Directors

Ms. Chiang Yun
Mr. Victor Patrick Hoog Antink
Mr. Steven Zygmunt Strasser
Mr. Kenneth Patrick Chung

## REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands

## PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

## PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre
183 Queen's Road East
Hong Kong

## COMPANY'S WEBSITE

www.sandschina.com

## COMPANY SECRETARY

Mr. Dylan James Williams

## BOARD COMMITTEES

### Audit Committee

Mr. Victor Patrick Hoog Antink *(Chairman)*
Ms. Chiang Yun
Mr. Steven Zygmunt Strasser
Mr. Kenneth Patrick Chung

### Remuneration Committee

Mr. Steven Zygmunt Strasser *(Chairman)*
Mr. Victor Patrick Hoog Antink
Dr. Wong Ying Wai

### Nomination Committee

Mr. Sheldon Gary Adelson *(Chairman)*
Ms. Chiang Yun
Mr. Victor Patrick Hoog Antink

### Sands China Capital Expenditure Committee

Mr. Robert Glen Goldstein *(Chairman)*
Mr. Victor Patrick Hoog Antink
Dr. Wong Ying Wai

## AUTHORIZED REPRESENTATIVES

Dr. Wong Ying Wai
Mr. Dylan James Williams

## CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands

## HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited
Shops 1712-1716, 17th Floor
Hopewell Centre
183 Queen's Road East
Wanchai
Hong Kong

## PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A.
Avenida Almeida Ribeiro, 22
Macao

Bank of China Limited, Macao Branch
Bank of China Building
Avenida Doutor Mario Soares
Macao

## STOCK CODE

1928

195
ANNUAL REPORT 2016

SANDS CHINA LTD. 6. CONTACT US ANNUAL REPORT This 2016 Annual Report is printed in English and Chinese languages and is available on our website at www.sandschina.com and was posted to Shareholders. Those Shareholders who (a) received our 2016 Annual Report electronically and would like to receive a printed copy or vice versa; or (b) received our 2016 Annual Report in either English or Chinese language only and would like to receive a printed copy of the other language version or to receive printed copies of both language versions in the future, may at any time change their means of receipt or choice of the language of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk. Those Shareholders who have chosen to receive this 2016 Annual Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2016 Annual Report, may also request to be sent a copy of this 2016 Annual Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email. REGISTER OF MEMBERS The Register of Members of the Company will be closed on the following dates: Book Closure Period/Date Purpose Final Lodging Time/Date May 16, 2017 to May 26, 2017 To determine the identity of Shareholders no later than 4:30 p.m. who are entitled to attend and vote at the AGM on May 15, 2017 (Hong Kong time) June 5, 2017 To determine the identity of Shareholders no later than 4:30 p.m. who are entitled to the final dividend on June 2, 2017 (Hong Kong time) ANNUAL GENERAL MEETING To be held on May 26, 2017. The notice of the AGM, which constitutes part of the circular to Shareholders, and the proxy form will be sent to the Shareholders together with this 2016 Annual Report. The notice of the AGM and the proxy form will also be available on the Company’s website. HONG KONG SHARE REGISTRAR Computershare Hong Kong Investor Services Limited Address: Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong Telephone: +852 2862 8628 Facsimile: +852 2865 0990 Email: hkinfo@computershare.com.hk CONTACT US Address: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong Telephone: +853 8118 2888 Facsimile: +853 2888 3382 Email: scl-enquiries@sands.com.mo 196 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “adjusted EBITDA” adjusted EBITDA, which is a non-IFRS financial measure, is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Management utilizes adjusted EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported adjusted EBITDA as a supplemental performance measure to IFRS financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including the Group, have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense and corporate expense, from their adjusted EBITDA calculations. Adjusted EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with IFRS. The Group has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in adjusted EBITDA. Not all companies calculate adjusted EBITDA in the same manner. As a result, adjusted EBITDA presented in the report may not be comparable to similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission “ADR” or “average the average daily rate per occupied room in a given time period, calculated as room revenue daily rate” divided by the number of rooms sold “Board” the board of directors of the Company “cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash “CAGR” compound annual growth rate “Capex Committee” Sands China Capital Expenditure Committee of the Company “casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games “Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company 197 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “China” or the “PRC” the People’s Republic of China excluding, for the purpose of this Annual Report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires “chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash “Code” Corporate Governance Code contained in Appendix 14 of the Listing Rules “Company”, “our”, “we”, Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an us”, or “Sands China” exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we”, “us”, or “our” refers exclusively to VML “Company Code” the Company’s own securities trading code for securities transactions by the Directors and relevant employees “Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Resorts Macau “Controlling Shareholder(s)” has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus “Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa “Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao “DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR “Director(s)” member(s) of the board of directors of the Company “DSEC” the Statistics and Census Service of the MSAR “Deloitte” Deloitte Touche Tohmatsu 198 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “EBITDA” earnings before interest, taxes, depreciation and amortization “Equity Award Plan” the Equity Award Plan conditionally adopted by our Company on November 8, 2009 and amended on February 19, 2016 “Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted at the exchange rate on December 31, 2016, for the purposes of illustration only, in this Annual Report at: US$1.00: HK$7.7555 US$1.00: MOP7.9882 HK$1.00: MOP1.03 “First Trademark License the trademark license agreement dated May 25, 2006 entered into between VML and Agreement” Venetian Cotai Limited (as licensees) with LVS, Las Vegas Sands, LLC and Venetian Casino Resort, LLC (as licensors) “Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited “Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires “gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government “gaming promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002 “GDP” gross domestic product “Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus “Group” our Company and its subsidiaries from time to time 199 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “HIBOR” the Hong Kong Interbank Offered Rate “HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong “Hong Kong” or “HKSAR” the Hong Kong Special Administrative Region of the PRC “IFRS” International Financial Reporting Standards “integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas “Latest Practicable Date” March 23, 2017 “LIBOR” London Interbank Offered Rate “Listing” the listing of the Shares on the Main Board on November 30, 2009 “Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board “Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time) “LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange “LVS Group” LVS and its subsidiaries (excluding our Group) “Macao” or “Macau” or the Macao Special Administrative Region of the PRC    “MSAR” “Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date “Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange “mass market player(s)” Non-Rolling Chip and slot players 200 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires “MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires “MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting “Model Code” the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules “MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao “Parcel 1” a land parcel on Cotai totaling 290,562 square meters described under Registration No. 23225 by the Macao Property Registry, on which The Venetian Macao has been constructed “Parcel 2” a land parcel on Cotai totaling 53,303 square meters described under Registration No. 23223 by the Macao Property Registry, on which The Plaza Macao has been constructed “Parcel 3” a land parcel on Cotai totaling 61,681 square meters described under Registration No. 23224 by the Macao Property Registry, on which The Parisian Macao has been constructed “Parcels 5 and 6” land parcels on Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macao Property Registry, on which Sands Cotai Central has been constructed “premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of gaming promoters “Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at www.sandschina.com “RMB” or “Renminbi” Renminbi, the lawful currency of China “Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips 201 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players) “Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower on parcel 5 opened and features 654 rooms and suites under the Conrad hotel brand and 1,224 rooms and suites under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE, retail space and other integrated resort amenities, all of which are operated by the Group. On September 20, 2012, the first hotel tower on parcel 6 opened and features 1,796 Sheraton-branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities, which are operated by the Group. On January 28, 2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton- branded hotel rooms and suites. The Group further expanded Sheraton towers featuring an extra 105 rooms and suites in November 2015. On December 18, 2015, the second hotel tower on parcel 5 opened and features 400 St. Regis-branded hotel rooms and suites, and dining and meeting facilities “Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater “Sands Resorts Cotai Strip the name given to our integrated resorts on Cotai    Macao” “Second Trademark the trademark sub-license agreement dated November 8, 2009 entered into between Las Sub-License Agreement” Vegas Sands, LLC and SCL IP Holdings, LLC “SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time “Shared Services the shared services agreement dated November 8, 2009 and most recently renewed Agreement” on December 12, 2014, entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services “Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each “Shareholder(s)” holder(s) of Share(s) “SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires “Stock Exchange” The Stock Exchange of Hong Kong Limited 202 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “Subconcession” or the tripartite Subconcession Contract for the operation of casino games dated December 26, “Subconcession Contract” 2002 among Galaxy, the Macao Government and VML “Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and MGM Grand Paradise “table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “sic bo”) as well as craps and roulette “The Parisian Macao” an integrated resort that includes a gaming area, hotel, a shopping mall and other integrated resort amenities “The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, the Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise “The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, the Shoppes at Venetian, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues “TTFT” the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government “United States”, “U.S.” or the United States of America, including its territories and possessions and all areas subject to “U.S.A.” its jurisdiction “US$” or “U.S. dollars” United States dollars, the lawful currency of the United States “U.S. GAAP” accounting principles generally accepted in the United States “VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from gaming promoters “VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble 203 ANNUAL REPORT 2016

SANDS CHINA LTD. 7. GLOSSARY “visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties, which use video signal image processor detection and include repeat visitors to our properties on a given day “VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession “VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central “VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability “VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder “Wynn Resorts Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”) incorporated on October 17, 2001 under the laws of Macao and one of the three Concessionaires    204 ANNUAL REPORT 2016

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